 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-251145
FLYING EAGLE ACQUISITION CORP.
15,853,052 Shares of Class A Common Stock
This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to 15,853,052 shares of Class A common stock (the “PIPE Shares”), par value $0.0001 per share, of Flying Eagle Acquisition Corp., a Delaware corporation (“FEAC” or the “Company”), which are expected to be issued in private placements immediately prior to the consummation of the proposed business combination (the “Business Combination”) pursuant to the terms of the Subscription Agreements (as defined below) and in connection with the Business Combination. If the Business Combination is not consummated, the PIPE shares registered pursuant to this prospectus will not be issued.
On September 1, 2020, FEAC entered into an agreement and plan of merger with FEAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of FEAC (“Merger Sub”), Skillz Inc., a Delaware corporation (“Skillz”) and Andrew Paradise, solely in his capacity as representative of the stockholders of Skillz (as may be amended from time to time, the “Merger Agreement”). In connection with the Business Combination, Skillz will merge with and into Merger Sub, with Skillz surviving the merger as a wholly owned subsidiary of FEAC and FEAC will change its name to “Skillz, Inc.”
In connection with the Business Combination, FEAC entered into subscription agreements, each dated as of September 1, 2020 (the “Subscription Agreements”), with the Selling Stockholders, pursuant to which FEAC agreed to issue and sell to the Selling Stockholders, in private placements to close immediately prior to the consummation of the Business Combination, an aggregate of 15,853,052 PIPE Shares at $10.00 per share, for an aggregate purchase price of $158,530,520.
The Selling Stockholders may offer, sell or distribute all or a portion of the PIPE shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will pay certain offering fees and expenses and fees in connection with the registration of the PIPE shares and will not receive proceeds from the sale of the PIPE shares by the Selling Stockholders. Our Class A common stock is currently listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “FEAC.” Upon consummation of the Business Combination, the post-Business Combination company’s Class A common stock is expected trade on the NYSE under the symbol “SKLZ”.
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 13 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 16, 2020.

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You should rely only on the information contained in this prospectus.   No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States:   We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our” and “FEAC” refer to Flying Eagle Acquisition Corp., and the terms “New Skillz,” “combined company” and “post-combination company” refer to Skillz, Inc. and its subsidiaries following the consummation of the Business Combination.
In this document:
“Aggregate Cash Consideration Percentage” means the percentage obtained by dividing (a) Cash Consideration by (b) the Equity Value.
“Aggregate Cash Election Amount” means (a) the sum of the aggregate number of Dissenting Shares and the aggregate number of Cash Electing Shares, multiplied by (b) the Per Share Merger Consideration Value.
“Average Revenue Per Monthly Active User” or “ARPU” means the average revenue in a given month divided by MAUs in that month, averaged over the period.
“Bonus Cash” is a promotional incentive that cannot be withdrawn and can only be used by end-users to enter into paid entry fee contests.
“Business Combination” means the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Skillz, pursuant to which (i) Skillz survives the merger as a wholly owned subsidiary of New Skillz and (ii) the Skillz stockholders and holders of Skillz options and warrants exchange their Skillz capital stock and Skillz options and warrants for equity interests in New Skillz, as further described herein.
“Cash Consideration” means an amount of cash equal to the lesser of (1) (a) the funds remaining in the Trust Account following the redemption (if any) of shares of FEAC Class A common stock and payment of the transaction expenses, plus (b) the funds received following the consummation of the transactions contemplated by the Subscription Agreements, plus (c) the amount of cash and cash equivalents (including bank account balances and marketable securities) of Skillz, determined in accordance with GAAP as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date, minus (d) $250,000,000, and (2) solely to the extent reasonably necessary, based on the written advice of the Company’s nationally recognized tax counsel, to qualify the Business Combination either as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 or a transfer under Section 351(a) of the Internal Revenue Code of 1986, such amount designated by Skillz to FEAC not less than three (3) days prior to the Closing; provided that under no circumstances shall the Cash Consideration be less than $0.
“Cash Consideration Excess” means the Cash Consideration minus the Aggregate Cash Election Amount; provided that under no circumstances shall the Cash Consideration Excess be less than $0.
“Cash Consideration Percentage” means, with respect to a Skillz stockholder (together with its affiliates), a fraction, the numerator is the portion of the Cash Consideration to be received by such Skillz stockholder (together with its affiliates) in accordance with the Business Combination and the denominator is the product of (a) the Per Share Merger Consideration Value and (b) the number of shares of Skillz common stock held by such Skillz stockholder (together with its affiliates) that is issued and outstanding immediately prior to the Effective Time.
“Cash Fraction” means a fraction, the numerator of which shall be the Cash Consideration and the denominator of which shall be the Aggregate Cash Election Amount.
“CCPA” means the California Consumer Privacy Act of 2018.
“Closing” means the closing of the Business Combination.
“Closing Date” means the closing date of the Business Combination.
“Code” means the Internal Revenue Code of 1986, as amended.

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“Contribution Margin” means gross profit less all operating expenses (fixed and variable) except for User Acquisition Costs (as defined below).
“Current Charter” means FEAC’s second amended and restated certificate of incorporation.
“Developer” means a third party mobile game developer who uses Skillz’s platform to enable their game content for multi-player competition.
“Developer Console” means a dashboard that enables developers to rapidly integrate and monitor the performance of their games.
“DGCL” means the General Corporation Law of the State of Delaware.
“Director Nomination Agreement” means the Director Nomination Agreement.
“DTC” means The Depository Trust Company.
“Equity Value” means the sum of (i) $3,500,000,000 plus (ii) the amount by which (x) the outstanding liabilities and obligations of FEAC with respect to the Business Combination (including with respect to indebtedness and transaction expenses of FEAC) at the Closing (but prior to repayment thereof at the Closing) exceeds (y) $32,150,000. For the avoidance of doubt, the amount described in sub-clause (ii) of this definition of Equity Value shall not be less than $0 and the Equity Value shall not be less than $3,500,000,000.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FASB” means the Financial Accounting Standards Board.
“FEAC” means Flying Eagle Acquisition Corporation, a Delaware corporation (which, after the Closing will be known as Skillz, Inc.).
“FEAC Board” means the board of directors of FEAC.
“FEAC Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of FEAC.
“FEAC Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of FEAC.
“FEAC Shares” means, collectively, the FEAC Class A common stock and FEAC Class B common stock.
“GAAP” means United States generally accepted accounting principles.
“Game” means a multi-player user experience on the Skillz platform.
“Gaming for Good” or “G4G” means Skillz’s philanthropic initiative.
“Gamer”, “player”, “user” or “end-user” means a person who enters into a competition or contest hosted on Skillz’s platform.
“GDPR” mean the European Union’s General Data Protection Regulation
“GMV” or “Gross Marketplace Volume” means the total entry fees paid by users for contests hosted on Skillz’s platform. Total entry fees include entry fees paid by end-users using cash deposits, prior cash winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Initial Stockholders” means the Sponsor and FEAC’s independent directors.

“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investors’ Rights Agreement” means the Eighth Amended and Restated Investors’ Rights Agreement, dated as of September 1, 2020 and effective at (but subject to) the Closing, by and among Skillz, FEAC, certain Skillz stockholders and certain FEAC Stockholders.
“IPO” means FEAC’s initial public offering, consummated on March 5, 2020, through the sale of 69,000,000 units at $10.00 per unit.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“LiveOps” means our Live Operations System.
“Merger Agreement” means that Agreement and Plan of Merger, dated as of September 1, 2020, by and among FEAC, Merger Sub, Skillz, and solely in his capacity as the representative of the Skillz stockholders, the Stockholder Representative.
“Merger Sub” means FEAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of FEAC.
“Minimum Proceeds Condition” means the minimum aggregate cash amount that FEAC must have available at Closing from the Trust Account.
“Monthly Active Users” or “MAUs” means the number of end-users who entered into a paid or free contest hosted on Skillz’s platform at least once in a month, averaged over each month in the quarter.
“Morrow” means Morrow Sodali, proxy solicitor to FEAC.
“New Skillz” means Skillz, Inc., a Delaware corporation (which, prior to consummation of the business combination, was known as Flying Eagle Acquisition Corp. (“FEAC” herein)).
“New Skillz Board” means the board of directors of New Skillz.
“New Skillz Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of New Skillz, which shares have the same economic terms as the shares of New Skillz Class B common stock, but are only entitled to one (1) vote per share.
“New Skillz Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of New Skillz, which shares have the same economic terms as the shares of New Skillz Class A common stock, but are entitled to twenty (20) votes per share.
“New Skillz common stock” means, collectively, the New Skillz Class A common stock and the New Skillz Class B common stock.
“New Skillz Management” means the management of New Skillz following the consummation of the Business Combination.
“Non-Redemption Agreements” means certain non-redemption agreements with certain holders of FEAC Class A common stock, pursuant to which such holders agree not to exercise their redemption rights in connection with the Business Combination.
“NYSE” means The New York Stock Exchange.
“Paying Monthly Active Users” or “Paying MAUs” means the number of end-users who entered into a paid contest hosted on Skillz’s platform at least once in a month, averaged over each month in the quarter.
“paying user” means, with respect to a given period, a user that pays a cash entry fee for a contest hosted on Skillz’s platform during such period.
“payback period” means the average amount of time it takes for the cumulative gross profit generated by all of the users in a given install period to exceed the dollar amount spent on UAC during the same install period.

“Per Share Merger Consideration” means (a) with respect to any share of Skillz Class B common stock issued and outstanding immediately prior to the Effective Time, including those issued in connection with the conversion of the Skillz preferred stock into Skillz Class B common stock, a number of shares of New Skillz Class A common stock equal to (i) the Per Share Merger Consideration Value divided by (ii) $10.00 per share and (b) with respect to any share of Skillz Class A common stock issued and outstanding immediately prior to the Effective Time, including those issued in connection with the conversion of the Skillz preferred stock into Skillz Class B common stock, a number of shares of New Skillz Class B common stock equal to (i) the Per Share Merger Consideration Value divided by (ii) $10.00 per share.
“Per Share Merger Consideration Value” means (a) the Equity Value divided by (b) the total number of shares of Skillz common stock issued and outstanding as of immediately prior to the Effective Time (including (i) shares of Skillz common stock issued upon the conversion of Skillz preferred stock into Skillz Class B common stock, (ii) any shares of Skillz common stock issued or issuable upon the exercise of all Skillz options and Skillz warrants, in each case, on a net exercise basis, and (iii) the vesting of Skillz’s restricted shares of Skillz common stock and Skillz Series E preferred stock).
“PIPE Investors” means certain institutional investors who are party to the Subscription Agreements.
“Private Placement” means the issuance of an aggregate of 15,853,052 shares of FEAC Class A common stock pursuant to the Subscription Agreements to the PIPE Investors immediately before the Closing, at a purchase price of $10.00 per share.
“Private placement warrants” means the 10,033,333 warrants issued to our Sponsor concurrently with our IPO, each of which is exercisable for one share of FEAC Class A common stock.
“Proposed Charter” means the proposed third amended and restated certificate of incorporation to be adopted by FEAC pursuant to the Charter Proposal immediately prior to the Closing (and which at and after the Closing will operate as the third amended and restated certificate of incorporation of New Skillz)
“Public shares” means shares of FEAC Class A common stock included in the units issued in the IPO.
“Public stockholders” means holders of public shares.
“Public warrants” means the warrants included in the units issued in the IPO, each of which is exercisable for one share of FEAC Class A common stock, in accordance with its terms.
“Skillz” means Skillz Inc., a Delaware corporation.
“Skillz capital stock” means the Skillz Class A common stock, the Skillz Class B common stock and each other class or series of capital stock of Skillz (including preferred stock).
“Skillz Class A common stock” means the Class A common stock, par value $0.0001 per share, of Skillz.
“Skillz Class B common stock” means the Class B common stock, par value $0.0001 per share, of Skillz.
“Skillz option” means each option to purchase shares of Skillz common stock.
“Skillz platform” means Skillz’s digital assets including the SDK, the Developer Console, the LiveOps system and the data science technologies, which together enable Skillz to provide its monetization services to third-party game developers.
“Skillz stockholder” means each holder of Skillz capital stock.
“Skillz Warrant” means each warrant to purchase shares of Skillz capital stock.
“Software Development Kit” or “SDK” means the set of software development tools that allows for the creation of applications for a certain software framework, hardware platform, or video game console.
“Sponsor” means Eagle Equity Partners II, LLC, a Delaware limited liability company.

“Sponsor Shares” means the aggregate of 17,190,000 shares of FEAC Class B common stock held by the Sponsor.
“Stockholder Representative” means Andrew Paradise solely in his capacity as the stockholder representative pursuant to the Merger Agreement.
“Subscription Agreements” means the subscription agreements, each dated as of September 1, 2020, between FEAC and the PIPE Investors, pursuant to which FEAC has agreed to issue an aggregate of 15,853,052 shares of FEAC Class A common stock to the PIPE Investors immediately before the Closing at a purchase price of $10.00 per share.
“Surviving Company” means the surviving corporation, Skillz, resulting from the merger of the Merger Sub with and into Skillz.
“Take Rate” means a percentage of the entry fees retained by Skillz for paid contests, after deducting end-user prize money (i.e. winnings from the competitions), end-user incentives accounted for as reduction of revenue and the profit share paid to developers.
“Termination Date” means December 31, 2020.
“Three-Year Lifetime Value” means the cumulative gross profit from a paying user over the thirty-six (36) months following user acquisition.
“Ticketz” means in-game tickets on Skillz’s platform that are earned in every match and can be redeemed within the Skillz loyalty program for prizes or credits to be used towards future paid entry fee tournaments.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“Trust Account” means the Trust Account of FEAC that holds the proceeds from FEAC’s IPO and the private placement of the private placement warrants.
“Trust Agreement” mean that certain Investment Management Trust Agreement, dated as of March 5, 2020, between FEAC and the Trustee.
“Trustee” means Continental Stock Transfer & Trust Company.
“Units” means the units of FEAC, each consisting of one share of FEAC Class A common stock and one-fourth (1/4th) of one public warrant of FEAC.
“User Acquisition Cost” or “UAC” means the total cost to acquire a new paying user.
“Z’s” means the free in-game transaction currency on Skillz’s platform.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of FEAC and Skillz. These statements are based on the beliefs and assumptions of the management of FEAC and Skillz. Although FEAC and Skillz believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither FEAC nor Skillz can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, Skillz’s management. Ernst & Young, Skillz’s independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying forward-looking financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The Ernst & Young report included in this prospectus relates to historical financial information of Skillz. It does not extend to the forward-looking information and should not be read as if it does. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of FEAC and Skillz prior to the Business Combination, and New Skillz following the Business Combination, to:
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meet the Closing conditions to the Business Combination, including approval by stockholders of FEAC and the availability of at least $550 million of cash from the proceeds received from the Selling Stockholders and in FEAC’s Trust Account, after giving effect to redemptions of public shares, if any,

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realize the benefits expected from the Business Combination;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

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the ability to maintain the listing of New Skillz’s Class A common stock on NYSE following the Business Combination;

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New Skillz’s ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

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New Skillz’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;

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factors relating to the business, operations and financial performance of Skillz, including:

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New Skillz’s ability to effectively compete in the global entertainment and gaming industries;

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New Skillz’s ability to attract and retain successful relationships with the third party developers that develop and update all of the games hosted on Skillz’s platform;

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New Skillz’s ability to comply with laws and regulations applicable to its business; and

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market conditions and global and economic factors beyond New Skillz’s control;

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intense competition and competitive pressures from other companies worldwide in the industries in which the combined company will operate;

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litigation and the ability to adequately protect New Skillz’s intellectual property rights; and

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other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of FEAC and Skillz prior to the Business Combination, and New Skillz

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following the Business Combination. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can FEAC or Skillz assess the impact of all such risk factors on the business of FEAC and Skillz prior to the Business Combination, and New Skillz following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to FEAC or Skillz or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. FEAC and Skillz prior to the Business Combination, and New Skillz following the Business Combination, undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “FEAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Skillz’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.
Information About the Parties to the Business Combination
Flying Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067
(310)209-7280
Flying Eagle Acquisition Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.
Skillz Inc.
PO Box 445
San Francisco, CA 94104-0445
(415) 762-0511
Skillz Inc. is a technology company that enables game developers to monetize their content through fun and fair multi-player competition.
FEAC Merger Sub Inc.
c/o Flying Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067
(310)209-7280
FEAC Merger Sub Inc. is a Delaware corporation and wholly-owned subsidiary of Flying Eagle Acquisition Corp., which was formed for the purpose of effecting a merger with Skillz.
The Business Combination and the Merger Agreement
The terms and conditions of the Business Combination are contained in the Merger Agreement. If the Merger Agreement is approved and adopted and the Business Combination is consummated, Merger Sub will merge with and into Skillz with Skillz surviving the merger as a wholly-owned subsidiary of Skillz Inc.
Structure of the Business Combination
Pursuant to the Merger Agreement, Merger Sub will merge with and into Skillz, with Skillz surviving the Business Combination. Upon consummation of the foregoing transactions, Skillz will be a wholly-owned subsidiary of New Skillz (formerly FEAC). In addition, immediately prior to the consummation of the Business Combination, New Skillz will amend and restate its charter to be the Proposed Charter and adopt the dual class structure, each as described in the section of this prospectus titled “Description of New Skillz Securities.”

The following diagrams illustrate in simplified terms the current structure of FEAC and Skillz and the expected structure of New Skillz (formerly FEAC) upon the Closing.
Simplified Pre-Combination Structure
Simplified Post-Combination Structure
The Private Placement
FEAC entered into the Subscription Agreements with the Selling Stockholders, pursuant to which, among other things, FEAC agreed to issue and sell in private placements an aggregate of 15,853,052 shares of FEAC Class A common stock to the Selling Stockholders for $10.00 per share.
The Private Placement is expected to close immediately prior to the consummation of the Business Combination. In connection with the Closing, all of the issued and outstanding shares of FEAC Class A common stock, including the shares of FEAC Class A common stock issued to the Selling Stockholders, will be exchanged, on a one-for-one basis, for shares of New Skillz Class A common stock.

Stock Exchange Listing
FEAC’s units, Class A common stock and public warrants are publicly traded on the New York Stock Exchange (the “NYSE”) under the symbols “FEAC” and “FEAC WS”, respectively. New Skillz Class A common stock and public warrants have been approved for listing on the NYSE under the symbols “SKLZ” and “SKLZ WS”.
Summary of Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 13 before making a decision to invest in our Class A common stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. Some of the risks related Skillz’s business and industry are summarized below. References in the summary below to “we”, “us”, “our” and “the Company” generally refer to Skillz in the present tense or New Skillz from and after the Business Combination.
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Our rapid growth may not be sustainable and depends on our ability to attract and retain end-users.

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Our business could be harmed if we fail to manage our growth effectively.

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We have a history of losses and we may be unable to achieve profitability.

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Our projections are subject to risks, assumptions, estimates and uncertainties.

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We rely on our third-party developer partners to continue to offer the competitive experience in existing and new games on our platform.

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A limited number of games account for a substantial portion of our revenue.

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We rely on third-party service providers including cloud computing services, payment processors, and infrastructure service providers, and if we cannot manage our relationships or lose access to such third parties, our business, financial condition, results of operations and prospects could be adversely affected.

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Failure to maintain our brand and reputation could harm our business, financial condition and results of operations.

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The broader entertainment industry is highly competitive and our existing and potential users may be attracted to competing forms of entertainment.

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Our business is subject to a variety of U.S. and foreign laws, which are subject to change and could adversely affect our business.

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Failure to protect or enforce our intellectual property rights could harm our business, results of operations and financial condition.

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Economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations.

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Failure to properly contain Covid-19 or another global pandemic in a timely manner could materially affect how we and our business partners are operating.

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If the Business Combination does not qualify as a tax-free reorganization under Section 368(a) of the Code and/or a transaction governed by Section 351 of the Code, Skillz stockholders may incur a substantially greater U.S. income tax liability as a result of the Business Combination.

Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Skillz’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing of FEAC’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

THE OFFERING
Issuer
Flying Eagle Acquisition Corp.
In connection with the closing of the Business Combination, FEAC will change its name to Skillz, Inc. If the Business Combination is not consummated, the shares of common stock registered pursuant to this prospectus will not be issued.
Class A common stock offered by the Selling Stockholders
Up to 15,853,052 shares of Class A common stock, which are expected to be issued immediately prior to the consummation of the Business Combination pursuant to the terms of the Subscription Agreements, as part of the consideration for the Business Combination.
Class A common stock outstanding prior to the consummation of the Business Combination
69,000,000
Class A common stock outstanding after the consummation of the Business Combination (assuming no redemptions)(1)
274,672,427
Class A common stock outstanding after the consummation of the Business Combination (assuming maximum redemptions)(2)
274,717,136
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of Class A common stock by the Selling Stockholders.
Market for our shares of Class A common stock
Our Class A common stock is currently listed on the NYSE under the symbol “FEAC.” Upon the Closing, our Class A common stock has been approved for listing on the NYSE under the symbol “SKLZ.”
Risk factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

(1)
Assumes that no shares of Class A common stock are redeemed.

(2)
Assumes that 29,855,291 shares of Class A common stock are redeemed.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF FEAC
FEAC’s statement of operations data for the period from January 15, 2020 (date of inception) to September 30, 2020 and balance sheet data as of September 30, 2020 is derived from FEAC’s unaudited condensed financial statements included elsewhere in this prospectus.
This information is only a summary and should be read in conjunction with FEAC’s financial statements and related notes and “FEAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this prospectus. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of FEAC.
Statement of Operations Data	For the Period from January 15, 2020 (inception) to September 30, 2020
(in dollars, except for share and per share numbers)
Revenue	$—
General and administrative expenses	1,108,508
Loss from operations	(1,108,508)
Other income – interest earned on Trust Account	691,470
Provision for income taxes	(65,470)
Net loss	$(482,508)
Basic and diluted weighted average shares outstanding of Class A common stock	69,000,000
Basic and diluted net income per share, Class A	$—
Basic and diluted weighted average shares outstanding of Class B common stock	17,250,000
Basic and diluted net loss per share, Class B	$(0.03)
Balance Sheet Data	September 30, 2020
(in dollars, except for share numbers)
Total assets	$690,681,526
Total liabilities	24,777,726
Total stockholders’ equity and Class A common stock subject to possible redemptions	665,903,800

SUMMARY HISTORICAL FINANCIAL INFORMATION OF SKILLZ
Skillz’s balance sheet data as of September 30, 2020 and statement of operations data for the nine months ended September 30, 2020 and 2019 are derived from Skillz’s unaudited financial statements included elsewhere in this prospectus. Skillz’s balance sheet data and statement of operations data as of and for the year ended December 31, 2019 and 2018, are derived from Skillz’s audited financial statements included elsewhere in this prospectus.
The information is only a summary and should be read in conjunction with Skillz’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Skillz” contained elsewhere in this prospectus. Skillz’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.
	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Year Ended December 31, 2019	Year Ended December 31, 2018
	(in thousands, except for number of shares and per share amounts)
Statement of Operations Data:
Revenue	$162,392	$85,126	$119,872	$50,778
Costs and expenses
Cost of revenue	8,806	3,835	5,713	2,112
Research and development	13,253	7,803	11,241	7,547
Sales and marketing	172,381	77,942	111,370	51,689
General and administrative	24,336	11,991	16,376	14,975
Total costs and expenses	218,776	101,571	144,700	76,323
Loss from operations	(56,384)	(16,445)	(24,828)	(25,545)
Interest expense, net	(1,297)	(2,127)	(2,497)	(2,190)
Other income (expense), net	(20,749)	3,653	3,720	(45)
Loss before income taxes	(78,430)	(14,919)	(23,605)	(27,780)
Provision for income taxes	100	—	—	—
Net loss	$(78,530)	$(14,919)	$(23,605)	$(27,780)
Remeasurement of redeemable convertible preferred stock	(865,952)	(62,519)	(62,519)	(18,798)
Deemed dividend related to repurchase of preferred stock	(1,153)	—	—	—
Net loss attributable to common stockholders	$(945,635)	$(77,438)	$(86,124)	$(46,578)
Net loss per common share
Net loss per share attributable to common stockholders – basic and diluted	$(6.64)	$(0.58)	$(0.64)	$(0.36)
Weighted average shares outstanding
Weighted-average common shares outstanding – basic and diluted	142,475,767	134,316,073	135,124,756	129,930,282

	September 30, 2020	December 31, 2019	December 31, 2018
	(in thousands)
Balance Sheet Data:
Total assets	$86,881	$38,856	$26,029
Total current liabilities	40,597	10,481	10,212
Total liabilities	40,653	20,191	24,953
Working capital	26,216	24,611	14,565
Redeemable convertible preferred stock	1,120,724	156,335	54,056
Total stockholders’ deficit	(1,074,496)	(137,670)	(52,980)
	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Year Ended December 31, 2019	Year Ended December 31, 2018
	(in thousands)
Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$(29,744)	$(11,321)	$(21,937)	$(16,948)
Investing activities	(3,009)	(2,134)	(3,223)	(867)
Financing activities	63,986	24,963	31,168	33,330

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) gives effect to the Business Combination and related transactions described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”. The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, FEAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Skillz issuing stock for the net assets of FEAC, accompanied by a recapitalization. The net assets of FEAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2020 gives pro forma effect to the Business Combination and related transactions as if they had occurred on September 30, 2020. The summary unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2020 and year ended December 31, 2019 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2019.
The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the combined company appearing elsewhere in this prospectus and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of FEAC and related notes and the historical financial statements of Skillz and related notes included in this prospectus. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the combined company.
The following table presents summary pro forma data after giving effect to the Business Combination and related transactions, assuming two redemption scenarios as follows:
•
Assuming No Redemption — this scenario assumes that no shares of FEAC Common Stock are redeemed; and

•
Assuming Maximum Redemption — this scenario assumes that 29,855,291 shares of FEAC Class A Common Stock are redeemed for an aggregate payment of approximately $298.6 million (based on the estimated per share redemption price of approximately $10.00 per share) from the Trust Account. The Merger Agreement includes a condition to closing the Business Combination that, at the Closing, FEAC will have a minimum of $550.0 million in cash comprising (i) the cash held in the trust account after giving effect to the FEAC share redemptions and (ii) proceeds from the Private Placement.

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data for the Nine Months Ended September 30, 2020
Revenue	$162,392	$162,392
Net loss per share attributable to common stockholders – basic and diluted	$(0.23)	$(0.23)
Weighted average common shares outstanding – basic and diluted	342,119,201	339,398,036
Statement of Operations Data for the Year Ended December 31, 2019
Revenue	$119,872	$119,872
Net loss per share attributable to common stockholders – basic and diluted	$(0.07)	$(0.07)
Weighted average common shares outstanding – basic and diluted	342,119,201	339,398,036
Selected Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of September 30, 2020
Total assets	$294,717	$267,488
Total liabilities	$28,107	$28,107
Total stockholders’ equity	$266,610	$239,381

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA COMBINED PER SHARE FINANCIAL INFORMATION
The following table sets forth selected historical comparative share information for FEAC and Skillz and unaudited pro forma condensed combined per share information of the combined company after giving effect to the Business Combination and related transactions, assuming two redemption scenarios as follows:
•
Assuming No Redemption — this scenario assumes that no shares of FEAC Common Stock are redeemed; and

•
Assuming Maximum Redemption — this scenario assumes that 29,855,291 shares of FEAC Class A Common Stock are redeemed for an aggregate payment of approximately $298.6 million (based on the estimated per share redemption price of approximately $10.00 per share) from the Trust Account. The Merger Agreement includes a condition to closing the Business Combination that, at the Closing, FEAC will have a minimum of $550.0 million in cash comprising (i) the cash held in the trust account after giving effect to the FEAC share redemptions and (ii) proceeds from the Private Placement.

The pro forma book value information reflects the Business Combination and related transactions as if they had occurred on September 30, 2020. The weighted average shares outstanding and net loss per share information give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2019.
This information is only a summary and should be read together with the selected historical financial information included elsewhere in this prospectus, and the historical financial statements of FEAC and Skillz and related notes that are included elsewhere in this prospectus. The unaudited pro forma combined per share information of FEAC and Skillz is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this prospectus.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of FEAC and Skillz would have been had the companies been combined during the periods presented.
				Combined Pro Forma		Skillz equivalent pro forma per share data(2)
	FEAC (Historical)		Skillz (Historical)	(Assuming No Redemption)	(Assuming Maximum Redemption)	(Assuming No Redemption)	(Assuming Maximum Redemption)
As of and for the Nine Months Ended September 30, 2020(3)
Book value per share(1)		$0.06	(7.55)	0.78	0.71	0.58	0.53
Weighted average common shares outstanding – basic and diluted		86,250,000	142,475,767	342,119,201	339,398,036	250,915,949	278,050,075
Net loss per share attributable to common stockholders – basic and diluted		$0.00	(6.64)	(0.23)	(0.23)	(0.17)	(0.17)
As of and for the Year Ended December 31, 2019(3)
Book value per share(1)	$	N/A(4)	(1.02)	N/A(5)	N/A(5)	N/A(5)	N/A(5)
Weighted average common shares outstanding – basic and diluted		N/A(4)	135,124,756	342,119,201	339,398,036	250,915,949	278,050,075
Net loss per share attributable to common stockholders – basic and diluted	$	N/A(4)	(0.64)	(0.07)	(0.07)	(0.05)	(0.05)

(1)
Book value per share is equal to total equity excluding redeemable convertible preferred shares/shares of common stock outstanding.

(2)
The equivalent pro forma basic and diluted per share data for Skillz is based on the exchange ratio set forth in the Business Combination Agreement. The weighted average shares outstanding includes Skillz preferred stock, which will be converted into shares of Skillz common stock immediately prior to the effective time of the Business Combination.

(3)
There were no cash dividends declared in the period presented.

(4)
Not applicable as FEAC was incorporated on January 15, 2020.

(5)
Pro forma balance sheet for year ended December 31, 2019 not required and as such, no such calculation included in this table.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Risks Related to Skillz’s Business and Industry
Unless the context otherwise requires, references in this subsection “— Risks Related to Skillz’s Business and Industry” to “we”, “us”, “our”, and “the Company” generally refer to Skillz in the present tense or New Skillz from and after the Business Combination.
The COVID-19 pandemic and containment efforts across the globe have materially altered how individuals interact with each other and have materially affected how we and our business partners are operating. The extent to which this situation will impact our future results of operations and overall financial performance remains uncertain.
In December 2019, a novel coronavirus disease (“COVID-19”) was reported, and in January 2020, the World Health Organization (“WHO”) declared it a Public Health Emergency of International Concern. On February 28, 2020, the WHO raised its assessment of the COVID-19 threat from high to very high at a global level due to the continued increase in the number of cases and affected countries, and on March 11, 2020, the WHO characterized COVID-19 as a pandemic. This pandemic and resulting shelter-in-place, quarantine and similar governmental orders put in place around the world have caused widespread disruption in global economies, productivity and financial markets and have materially altered the way in which we conduct our day-to-day business.
As a result of the COVID-19 pandemic, we have implemented travel restrictions for our employees. The full extent to which the COVID-19 pandemic and the various responses to it impact our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of the pandemic, including any potential future waves of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the effect on players and their willingness and ability to pay entry fees for the games on our platform; the effect on our third party developers and their willingness and ability to engage with our services and our platform; disruptions or restrictions on our employees’ ability to work and travel; and interruptions related to our cloud networking and platform infrastructure and partners, and developer and user service and support providers. During the COVID-19 crisis, we may not be able to provide the same level of services and support that our developers and players expect from us, which could negatively impact our business and operations. While substantially all of our business operations can be performed remotely, many of our employees are juggling additional work-related and personal challenges, including adjusting communication and work practices to collaborate remotely with work colleagues and business partners, managing technical and communication challenges of working from home on a daily basis, looking after children as a result of remote-learning and school closures, making plans for childcare during the summer and caring for themselves, family members or other dependents who are or may become ill. We will continue to actively monitor the issues raised by the COVID-19 pandemic and may take further actions that alter our business operations, including as may be required by federal, state, local or foreign authorities or that we determine are in the best interests of our employees, players, partners, game developers and stockholders.
The COVID-19 pandemic and resulting shelter-in-place and similar restrictions have also led to increased player engagement with the games on our platform relative to historic trends. These increases in player activity may not be indicative of our financial and operating results in future periods. The long-term effects of the COVID-19 pandemic on society and player behavior are highly uncertain, and there is no assurance that player engagement will not decrease, as the full impacts of the pandemic on society and the global economy become more clear.

In addition to the potential direct impacts to our business, the U.S. economy has been, and is likely to continue to be, significantly weakened as a result of the actions taken in response to COVID-19. A weakened U.S. economy may impact our third-party developers and players and their engagement with our platform, and the ability of our business partners to navigate this complex social health and economic environment, any of which could result in disruption to our business and results of our operations.
The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the existence of any additional waves of the pandemic, the extent and effectiveness of containment actions and the impact of these and other factors on our employees, third-party developers, players and other business partners. If we are not able to respond to and manage the impact of such events effectively, our business may be harmed.
Competition within the broader entertainment industry is intense and our existing and potential users may be attracted to competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and gaming options on the Internet. If our platform and games available through our platform do not continue to be popular, our business, financial condition, results of operations and prospects would be materially adversely affected.
We operate in the global entertainment and gaming industries within the broader entertainment industry. Our end-users face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and casinos, are more well established and may be perceived by the users to offer greater variety, affordability, interactivity and enjoyment. We compete with these other forms of entertainment for the discretionary time and income of the users. If we are unable to sustain sufficient interest in our gaming platform in comparison to other forms of entertainment, including new forms of entertainment, our business model may not continue to be viable.
The specific industries in which we operate are characterized by dynamic customer demand and technological advances, and there is intense competition among online gaming and entertainment providers. A number of established, well-financed companies producing online gaming, and/or interactive entertainment products and services compete with our platform, and other well-capitalized companies may introduce competitive services. Such competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies, including with third-party developers, or otherwise develop more commercially successful products or services than ours, which could negatively impact our business. Our competitors may also develop products, features or services that are similar to ours or that achieve greater market acceptance. Such competitors may also undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Furthermore, new competitors may enter the gaming industry. There has also been considerable consolidation among competitors in the entertainment and gaming industries and such consolidation and future consolidation could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive products, gain a larger market share, expand offerings and broaden their geographic scope of operations. If we are not able to maintain or improve our market share, or if the offerings on our platform do not continue to be popular, our business could suffer.
We rely on our third-party developer partners to develop and update all of the games featured on our platform. The decision of developers to remove the Skillz Software Development Kit, or “SDKs” from their games or changes in the terms of our commercial relationships with third-party developers could adversely impact our financial condition and results of operations and prospects. In addition, the failure of developers to provide timely and reliable updates could adversely impact our financial condition and results of operations and prospects.
We rely on third-party game developers to develop the games that we host on our platform. Accordingly, our business depends on our ability to promote, enter into and maintain successful commercial relationships with such developers. In general, we rely on standard terms of service for third party developers which govern the distribution, operations and fee sharing arrangements for hosting a game on our platform. In some cases, we rely on negotiated agreements with third party developers that modify our standard terms of service. Quality third-party game developers of games are continually in high demand and there can be no assurance that the developers that have developed games for our platform will continue to maintain games on our platform or be willing to provide new games for our platform in the future. If we are unable to attract and maintain these third party developer relationships, if the terms and conditions of such commercial relationships become less favorable to Skillz or if a developer decides to remove their games from our platform, our results of operations and prospects would suffer.
In addition, we rely on our developer partners to manage and maintain their games, including updating their games to include the latest version of the Skillz SDK. The failure of our developer partners to provide timely and reliable updates could adversely impact our financial condition and results of operations and prospects.
Our focus on our third-party developers and willingness to focus on the long term benefits of our relationships with such developers may conflict with the short-term interests of our business. We believe our third-party developer partners are essential to our success and establishing mutually successful relationships with such developers serves the best long-term interests of Skillz and our stockholders. Therefore, we have made in the past, and we may make in the future, significant investments or changes to the terms of our relationships with our developer partners that we believe will benefit us in the long term, even if our decision has the potential to negatively impact our operating results in the short term. In addition, our decisions may not result in the long-term benefits that we expect, in which case the success of our platform, business, financial condition or results of operations could be harmed.
A limited number of games historically have accounted for a substantial portion of our revenue. If these games were to become less popular or be removed from our platform and we are unable to identify and market suitable replacements, our business and prospects could suffer.
Historically, a small number of games and related developers have accounted for a substantial portion of our revenue. For the year ended December 31, 2019, Solitaire Cube and 21 Blitz (each developed by Tether Studios, Inc. (“Tether”)) together with Blackout Bingo (developed by Big Run Studios Inc. (“Big Run”)) accounted for 72% of our revenue. During the nine months ended September 30, 2020, Solitaire Cube, 21 Blitz and Blackout Bingo together accounted for 79% of our revenue. Games developed by Tether and Big Run accounted for 83% and 0.1%, respectively, of our revenue for the year ended December 31, 2019 and 63% and 25%, respectively, of our revenue for the nine months ended September 30, 2020. These games, and the related developers, are subject to our standard terms of service, which include, among other things, developer exclusivity, as modified by negotiated agreements. The negotiated agreements provide Skillz with the discretion, but not the obligation, to provide marketing support for specified games and for revenue sharing with the developers that is more favorable to Skillz than our standard terms. These negotiated agreements restrict the removal of the applicable games from our platform for at least 12 months following termination. During the post-termination period, Skillz has the option, but not the obligation, to host paid competitions for such games on the platform. Consistent with our standard terms of service, our agreement with Tether may be terminated by either party on 30 days’ notice. Our agreement with Big Run is subject to termination by either party on an annual basis and by Skillz at any time at its discretion. If these games were to become less popular or be removed from our platform and we are unable to identify and market suitable replacements, our business and prospects could suffer.
Negative events or negative media coverage relating to, or a decline in popularity of, gaming, or other negative coverage may adversely impact our ability to retain or attract third-party developers and users, which could have an adverse effect on our business and prospects.
Public opinion can significantly influence our business. Unfavorable publicity regarding us, the gaming industry, games developed by our third-party partners, the security of our platform and services, litigation, or regulatory activity, or regarding the actions of third parties with whom we have relationships, including third-party developers, or the games (including declining popularity of the games) featured on our platform could seriously harm our reputation. In addition, a negative shift in the perception of skill-based gaming by the public or by politicians, lobbyists or others could affect future legislation of skill-based gaming, which could cause jurisdictions to restrict or ban gaming, thereby limiting the number of jurisdictions in which we can operate without a license. Negative public perception could also lead to new restrictions on or to the prohibition of skill-based gaming in jurisdictions in which we currently operate. Such negative publicity could also adversely affect the size, demographics, engagement, and loyalty of our developer and user base and result in decreased revenue or slower growth rates, which could seriously harm our business.
Maintaining and enhancing our brand and reputation is critical to our business prospects. Failure to grow our brand and reputation could harm our business, financial condition and results of operations.
We believe that our brand, identity and reputation has significantly contributed to the success of our business. We also believe that maintaining and enhancing the “Skillz” brand and reputation is critical to retaining and growing our third-party developer and user base. Maintaining and enhancing our brand and reputation depends largely on our continued ability to provide, through our platform, high-quality, relevant, reliable, trustworthy and games developed by our third-party partners, which may require substantial investment and may not be successful. We may need to introduce new products or services that require developers or users to agree to new terms of service that they do not like, which may negatively affect our brand and reputation.
Our brand and reputation may also be negatively affected by the actions of users acting under false or unauthentic identities and by the use of our platform for illicit, illegal or objectionable ends. We may also fail to respond expeditiously to the illicit efforts of third parties to gain unfair advantage in games through cheating or other fraudulent activity or to otherwise address developer or user concerns, which could erode confidence in our brand and platform and damage our reputation. We expect that our ability to identify and respond to these concerns in a timely manner may decrease as the number of developers and users that engage with our platform grows, as the amount of content on the platform increases or as we expand our product and service offerings. Any governmental or regulatory inquiry, investigation or action, including based on the appearance of illegal, illicit or objectionable activity or content on our platform, our business practices, or failure to comply with laws and regulations, could damage our brand and reputation, regardless of the outcome.
We have experienced, and expect to continue to experience, media, legislative, governmental, regulatory, investor and other third-party scrutiny of our decisions. Any scrutiny, inquiry investigation or action, including regarding the quality and trustworthiness of the games featured on our platform, data privacy, copyright, employment or other practices, workplace culture, product changes, service quality, litigation or regulatory action or regarding the actions of our employees, may harm our brand and reputation.
Our growth will depend on our ability to attract and retain end-users who participate in paid entry-fee contests, and the loss of such end-users, failure to attract new end-users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition, results of operations and prospects.
Our business depends on maintaining a successful platform for third-party developed games that end‑users will download and pay entry fees to compete for cash or other prizes of real world value with other end‑users. As a result, our business relies on our ability to engage with players by consistently and timely making available through our platform games that are engaging, trustworthy and competitive and encouraging our developer partners to create and enhance games with compelling content, features and events.
The success of the games featured on our platform depends, in part, on unpredictable and volatile factors beyond our control including consumer preferences, competing games, new mobile platforms and the availability of other entertainment experiences. Our end-users have accounts in which they make deposits and hold prior cash winnings that have not been withdrawn. Prior cash winnings that have not been withdrawn represented more than 80% of total paid entry fees for the year ended December 31, 2019 and the nine months ended September 30, 2020. If the games offered on our platform do not meet consumer expectations, if they are not marketed in a timely and effective manner, or if end-users decide to withdraw prior cash winnings rather than apply such winnings as entry fees to enter subsequent paid contests on our platform, our revenue and financial performance will be negatively affected. End-user deposits and prior cash winnings that have not been withdrawn as of December 31, 2019 and September 30, 2020 amounted to $1.4 million and $2.9 million, respectively, and are reflected on our balance sheet within other current liabilities. We may be required to return these funds to end-users if they choose to withdraw them from their accounts.

In addition to the market factors noted above, our ability to successfully attract games for our platform and the ability of such games to achieve commercial success will depend on our ability to:
•
effectively market such games to existing and new players;

•
achieve benefits from our player acquisition costs;

•
achieve viral organic growth and gain user interest in our featured games through free or paid channels;

•
adapt to changing player preferences;

•
adapt to new technologies and feature sets for mobile and other devices;

•
attract, retain and motivate talented and experienced third-party game developers to our platform;

•
partner with mobile platforms and obtain featuring opportunities;

•
continue to adapt to an increasingly diverse set of mobile devices, including various operating systems and specifications, limited bandwidth, and varying processing power and screen sizes;

•
achieve and maintain successful end-user engagement;

•
maintain a quality, trustworthy and entertaining game experience for players;

•
host games that can build upon or become franchise games;

•
compete successfully against a large and growing number of existing market participants;

•
accurately forecast the timing and expense of our operations, including costs to secure and retain game developers and end-user adoption;

•
minimize and quickly resolve bugs or outages negatively impacting our platform or games on our platform; and

•
acquire and successfully integrate high quality mobile game assets, personnel or companies.

These and other uncertainties make it difficult to know whether our platform will succeed in continuing to host successful games and new games and features in accordance with our operating plan. If we do not succeed in doing so, our business, financial condition, results of operations and reputation will suffer.
If users engage in criminal, inappropriate or fraudulent activity that seek to exploit our platform and users, our ability to attract and retain developers and users may be harmed, which could have an adverse impact on our reputation, business, financial condition and operating results.
Unrelated third parties have developed, and may continue to develop, “cheating” programs that enable players to exploit vulnerabilities in the games featured on our platform, play them in an automated way, collude to alter the outcome or obtain unfair advantages. These programs and practices undermine the integrity of our platform and harm the experiences of players who play fairly, and may lead players or third-party developers to stop engaging with our platform. We devote significant resources to discover and disable these cheating programs and activities. If we are unable to do so in a timely and effective manner, our operations may be disrupted and our reputation may be damaged. These cheating programs could result in lost revenue from paying players, disrupt our in-game economies, divert time from our personnel, increase costs of developing technological measures to combat these programs and activities, increase our customer service costs needed to respond to dissatisfied players, and lead to legal claims. This type of activity may subject us to liability and negative publicity, which would increase our operating costs and adversely affect our business, financial condition, operating results, reputation and future prospects.
We primarily rely, and we will rely, on Amazon Web Services (“AWS”) to deliver our offerings to users on our platform and any disruption of or interference with our use of Amazon Web Services could adversely affect our business, financial condition, results of operations and prospects.
Our technology infrastructure is critical to the performance of our platform and to the satisfaction of developers and players, as well as our corporate functions. Our platform and company systems run on a complex distributed system, or what is commonly known as cloud computing. We own, operate and maintain elements of this system, but significant elements of this system are operated by third parties that we do not control and which would require significant time and expense to replace. We expect this dependence on third parties to continue. We have suffered interruptions in service in the past, including when releasing new software versions or bug fixes, and if any such interruption were significant and/or prolonged it could adversely affect our business, financial condition, future prospects, results of operations or reputation.
In particular, a significant portion of our game traffic, data storage, data processing and other computing services and systems is hosted by AWS. AWS provides us with computing and storage capacity pursuant to an agreement that continues until terminated by either party. The agreement requires AWS to provide us their standard computing and storage capacity and related support in exchange for timely payment by us. We have experienced, and may in the future experience, disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. If a particular game is unavailable when players attempt to access it or navigation through a game is slower than they expect, players may stop playing the game and may be less likely to return to the game as often, if at all.
Any failure, disruption or interference with our use of hosted cloud computing services and systems provided by third-parties, like AWS, could adversely impact our business, financial condition or results of operations. In response to the ongoing COVID-19 pandemic, we have engaged with our partners at AWS to understand their operations and have evaluated our business disruption plans. In addition, since many of the technical specialists responsible for managing disruptions to our technology infrastructure are working from home in accordance with shelter-in-place orders issued due to the COVID-19 pandemic, the time required to remedy any interruption may increase. To the extent we do not effectively respond to any such interruptions, upgrade our systems as needed and continually develop our technology and network architecture to accommodate traffic, our business, reputation, financial condition or results of operations could be adversely affected. In addition, we do not maintain insurance policies covering losses relating to our systems and we do not have business interruption insurance. Furthermore, our disaster recovery systems and those of third parties with which we do business may not function as intended or may fail to adequately protect our critical business information in the event of a significant business interruption, which may cause interruption in service of our games, security breaches or the loss of data or functionality, leading to a negative effect on our business, financial condition or results of operations.
Our use of third-party open source software could negatively affect our ability to offer our products and services through our platform and subject us to possible litigation.
We have incorporated, and may in the future incorporate, third-party open source software in our technologies. Open source software is generally licensed by its authors or other third parties under open source licenses. From time to time, companies that use third-party open source software have faced claims challenging the use of such open source software and requesting compliance with the open source software license terms. Accordingly, we may be subject to suits by parties claiming ownership of what we believe to be open source software or claiming non-compliance with the applicable open source licensing terms. Some open source software licenses require end-users who use, distribute or make available across a network software and services that include open source software to offer aspects of the technology that incorporates the open source software for no cost. We may also be required to make publicly available source code (which in some circumstances could include valuable proprietary code) for modifications or derivative works we create based upon incorporating or using the open source software and/or to license such modifications or derivative works under the terms of the particular open source license. Additionally, if a third-party software provider has incorporated open source software into software that we license from such provider, we could be required to disclose any of our source code that incorporates or is a modification of our licensed software. While we use tools designed to help us monitor and comply with the licenses of third-party open source software and protect our valuable proprietary source code, we may inadvertently use third-party open source software in a manner that exposes us to claims of non-compliance with the terms of their licenses, including claims of intellectual property rights infringement or for breach of contract. Furthermore, there exists today an increasing number of types of open source software licenses, almost none of which have been tested in courts of law to provide guidance of their proper legal interpretations. If we were to receive a claim of non-compliance with the terms of any of these open source licenses, we may be required to publicly release certain portions of our proprietary source code. We could also be required to expend substantial time and resources to re-engineer some of our software. Any of the foregoing could disrupt and harm our business.
In addition, the use of third-party open source software typically exposes us to greater risks than the use of third-party commercial software because open source licensors generally do not provide warranties or controls on the functionality or origin of the software. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our platform. Any of the foregoing could harm our business, financial condition, results of operations and prospects and could help our competitors develop products and services that are similar to or better than ours.
Economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition results of operations and prospects.
Our financial performance is subject to U.S. economic conditions and their impact on levels of spending by users and advertisers. Economic recessions have had, and may continue to have, far-reaching adverse consequences across many industries, including the global entertainment and gaming industries, which may adversely affect, financial condition, results of operations and prospects. In the past decade, the U.S. economy has experienced tepid growth following the financial crisis in 2008 – 2009 and a recession began earlier this year due to the impact of the COVID-19 pandemic as well as international trade and monetary policy and other changes. If the U.S. economy experiences a continued recession or any of the relevant regional or local economies suffers a prolonged downturn, we may experience a material adverse effect on our business, financial condition, results of operations or prospects.
In addition, changes in general market, economic and political conditions in domestic and foreign economies or financial markets, including fluctuation in stock markets resulting from, among other things, trends in the economy as a whole may reduce users’ disposable income. Any one of these changes could have a material adverse effect on our business, financial condition, results of operations or prospects.
Our business model depends upon the continued compatibility between the games featured on our platform and major mobile gaming operating systems and upon third-party platforms for the distribution of such games. If such third parties interfere with the distribution of our products or offerings, our business, financial condition, results of operations and prospects would be adversely affected.
The substantial majority of the users access the games featured on our platform through the direct download on their mobile devices of apps developed by our developer partners. Our business model depends upon the continued compatibility between these apps and the major mobile operating systems. Third parties with whom we do not have any formal relationships control the design of mobile devices and operating systems. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. Network carriers may also impact the ability to download apps or access specified content on mobile devices.
In addition, we rely upon third-party platforms, such as the Apple App Store, for distribution of the games featured on our platform. The promotion, distribution and operation of apps are subject to the respective distribution platforms’ standard terms and policies for application developers, which are very broad and subject to frequent changes and interpretation. Furthermore, the distribution platforms may not enforce their standard terms and policies for application developers consistently and uniformly across all applications and with all publishers.
There is no guarantee that popular mobile devices will start or continue to support or feature the games featured on our platform or that mobile device users will continue to engage with such games rather than competing products. We are dependent on the interoperability of our platforms with popular mobile operating systems, technologies, networks and standards that we do not control, such as the Android and iOS operating systems, and any changes, bugs, technical or regulatory issues in such systems, our relationships with mobile manufacturers and carriers, or in their terms of service or policies that degrade our offerings’ functionality, reduce or eliminate our ability to distribute our offerings, give preferential treatment to competitive products, limit our ability to deliver high quality offerings, or impose fees or other charges related to delivering our offerings, could adversely affect our product usage and monetization on mobile devices.
If the growth of high-bandwidth capabilities, particularly for mobile devices, is slower than we expect, end-user growth, retention, and engagement may be seriously harmed. Additionally, to deliver high-quality content over mobile cellular networks, the games offered through our platform must work well with a range of mobile technologies, systems, networks, regulations, and standards that we do not control. In particular, any future changes to the iOS or Android operating systems may impact the accessibility, speed, functionality, and other performance aspects of our platform, which issues are likely to occur in the future from time to time. In addition, the adoption of any laws or regulations that adversely affect the growth, popularity, or use of the Internet, including laws governing Internet neutrality, could decrease the demand for our platform and increase our cost of doing business. Specifically, any laws that would allow mobile providers in the United States to impede access to content, or otherwise discriminate against our content, such as providing for faster or better access to our competitors, over their data networks, could have a material adverse effect on our business, financial condition, results of operations and prospects.
Furthermore, we may not successfully cultivate relationships with key industry participants or develop product offerings that operate effectively with these technologies, systems, networks, regulations, or standards. If it becomes more difficult for end-users to access and use our platform on their mobile devices, if end-users choose not to access or use the games featured on our platform through their mobile devices, or if end-users choose to use mobile products that do not offer access to the games featured on our platform, end-user growth, retention and engagement could be seriously harmed.
We rely on information technology and other systems and platforms, and any failures, errors, defects or disruptions in our systems or platforms could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our business, financial condition, operating results and growth prospects. The games offered through our platform, related software applications and systems, and the third-party platforms upon which they are made available could contain undetected errors.
Our technology infrastructure will be critical to the performance of our platform and offerings and to the satisfaction of our developer partners and users. We devote significant resources to network and data security to protect our systems and data. However, our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. We cannot assure you that the measures we take to prevent or hinder cyber-attacks and protect our systems, data and user information and to prevent outages, data or information loss, fraud and to prevent or detect security breaches, including a disaster recovery strategy for server and equipment failure and back-office systems and the use of third parties for certain cybersecurity services, will provide absolute security. Skillz has experienced, and we may in the future experience, system disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. Such disruptions have not had a material impact, individually or in the aggregate; however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with our computer systems and technological infrastructure, or those of third parties, could result in a wide range of negative outcomes, each of which could materially adversely affect our business, financial condition, results of operations, reputation and prospects.
Additionally, the games offered through our platform may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch. If a particular game is unavailable when users attempt to play it or navigation through our platform is slower than they expect, users may be unable to properly engage in the games we host. Furthermore, programming errors, defects and data corruption could disrupt our operations, adversely affect the experience of end-users, harm our reputation, cause end-users to stop utilizing our platforms, divert our resources and delay market acceptance of our offerings, any of which could result in legal liability to us or harm our business, financial condition, results of operations and prospects.
If our developer and the end-user base and engagement continue to grow, and the amount and types of games offered through our platform continue to grow and evolve, we will need an increasing amount of technical infrastructure, including network capacity and computing power, to continue to satisfy the end-user’s needs. Such infrastructure expansion may be complex, and unanticipated delays in completing these projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our platform. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may only become evident after we have started to fully use the underlying equipment or software, that could further degrade the user experience or increase our costs. As such, we could fail to continue to effectively scale and grow our technical infrastructure to accommodate increased demands. In addition, our business may be subject to interruptions, delays or failures resulting from adverse weather conditions, other natural disasters, power loss, terrorism, cyber-attacks, public health emergencies (such as COVID-19) or other catastrophic events.
We believe that if our third-party developers or users have a negative experience with our platform or services, or if our brand or reputation is negatively affected, developers and users may be less inclined to continue or to engage with ours. As such, a failure or significant interruption in our service would harm our reputation, business and operating results.
Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business, financial condition, results of operations and growth prospects. Any change in existing regulations or their interpretation, or the regulatory climate applicable to our platform and services, or changes in tax rules and regulations or interpretation thereof related to our platform and services, could adversely impact our ability to operate our business as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.
We are subject to a variety of laws in the U.S. and abroad that affect our business, including state and federal laws regarding skill-based gaming, consumer protection, electronic marketing, data protection and privacy, competition, taxation, intellectual property, export and national security, which are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the U.S. There is a risk that existing or future laws may be interpreted in a manner that is not consistent with our current practices, and could have an adverse effect on our business, financial condition, results of operations and growth prospects. It is also likely that as our business grows and evolves, particularly if we expand to other countries, we will become subject to laws and regulations in additional jurisdictions or other jurisdictions may claim that we are required to comply with their laws and regulations.
State and federal laws in the U.S. distinguish between games of skill and games of chance. We only enable games for paid entry-fee contests in states in which skill-based gaming is permitted and not required to be licensed as gambling under applicable state law. As of September 30, 2020, we operated in 41 states and the District of Columbia, covering approximately 90% of the U.S. population. We use proprietary algorithms and data science tools to ensure that the degree of skill involved in affecting the outcome of a contest is sufficient to comply with applicable state laws. The scope and interpretation of the laws that are or may be applicable to the determination as to whether a contest is skill-based, and therefore beyond the scope of a state’s gambling laws and licensing requirements, are subject to interpretation and evolving. There is a risk that existing or future laws in the states in which we operate may be interpreted in a manner that is not consistent with our current practices, and could have an adverse impact on our business and prospects. Additionally, existing and future laws that permit skill-based gaming may be accompanied in the future by restrictions or taxes that make it impractical or less feasible to operate in these jurisdictions.
It is possible that a number of laws and regulations may be adopted or construed to apply to us that could restrict the online and mobile industries, including player privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through the Internet and mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. For example, existing laws or new laws regarding the marketing of in-app purchases, or regulation of currency, banking institutions, unclaimed property or money transmission may be interpreted to cover the games featured on our platform and the entry fees paid in respect of such contests. If that were to occur we may be required to seek licenses, authorizations or approvals from relevant regulators, the granting of which may be dependent on us meeting certain capital and other requirements and we may be subject to additional regulation and oversight, all of which could significantly increase our operating costs. Changes in current laws or regulations or the imposition of new laws and regulations in the U.S. or elsewhere regarding these activities may lessen the growth of social game services and impair our business, financial condition, results of operations and prospects.
Governmental authorities could view us as having violated local laws, despite our efforts to comply. There is also a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against us, Internet service providers, credit card and other payment processors, advertisers and others involved in the skill-based gaming industries. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon us or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as impact our reputation.
There can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate or regulate various aspects of the skill-based gaming industry (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on our business, financial condition results of operations and prospects, either as a result of our determination that a jurisdiction should be blocked, or because a local license or approval may be costly for us or our business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.
Existing and future laws that permit skill-based gaming may be accompanied in the future by regulatory and/or licensing requirements, which could have a material adverse effect on our business, financial condition, results of operations, growth prospects and reputation.
Existing and future laws that permit skill-based gaming may be accompanied in the future by regulatory and/or licensing requirements, which require us to obtain regulatory approvals of our product offerings. This may be a time-consuming process that may be extremely costly. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing jurisdictions or into new jurisdictions may negatively affect our opportunities for growth, including the growth of our customer base, or delay our ability to recognize revenue from our offerings in any such jurisdictions.
Regulatory authorities may have broad powers with respect to the regulation and licensing of skill-based gaming operations and may revoke, suspend, condition or limit such licenses, impose substantial fines on us or take other actions, any one of which could have a material adverse effect on our business. We will strive to comply with all applicable laws and regulations relating to our business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business, financial condition, results of operations, growth prospects and reputation.
We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect our business, financial condition, results of operations, growth prospects and reputation. Our delay or failure to obtain or maintain licenses in any jurisdiction may prevent us from distributing our offerings, increasing our customer base and/or generating revenues.
The success of gaming products depends on a variety of factors and is not completely controlled by us.
Our success also depends in part on our ability to anticipate and satisfy user preferences in a timely manner. As we will operate in a dynamic environment characterized by rapidly changing industry and legal standards, our products will be subject to changing consumer preferences that cannot be predicted with certainty. We will need to continually introduce new offerings and identify future product offerings that complement our existing platform, respond to end-users’ needs and improve and enhance our existing platform to maintain or increase end-user engagement and growth of our business. We may not be able to compete effectively unless our product selection keeps up with trends in the gaming industry in which we compete, or trends in new gaming products.
We rely on other third-party service providers and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.
Our success depends in part on our relationships with other third-party service providers. If those providers do not perform adequately, end-users may experience issues or interruptions with their experiences. Furthermore, if any of our partners terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we would need to find an alternate provider, and may not be able to secure similar terms or replace such providers in an acceptable time frame. We also rely on other software and services supplied by third parties, such as game content, and our business may be adversely affected to the extent such game content does not meet our expectations, contain errors or vulnerabilities, are compromised or experience outages. Any of these risks could increase our costs and adversely affect our business, financial condition, results of operations and prospects. Further, any negative publicity related to any of our third-party partners, including any publicity related to regulatory concerns, could adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure.
We incorporate technology from third parties into our platform. We cannot be certain that our licensors are not infringing the intellectual property rights of others or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which we may operate. Some of our license agreements may be terminated by our licensors for convenience. If we are unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against our suppliers and licensors or against us, or if we are unable to continue to obtain the technology or enter into new agreements on commercially reasonable terms, our ability to develop our platform containing that technology could be severely limited and our business could be harmed. Additionally, if we are unable to obtain necessary technology from third parties, we may be forced to acquire or develop alternate technology, which may require significant time and effort and may be of lower quality or performance standards. This would limit and delay our ability to provide new or competitive offerings and increase our costs. If alternate technology cannot be obtained or developed, we may not be able to offer certain functionality as part of our offerings, which could adversely affect our business, financial condition and results of operations and prospects.
We rely on third-party providers to validate the identity and identify the location of end-users, and if such providers fail to perform adequately, provide accurate information or we do not maintain business relationships with them, our business, financial condition, results of operations and prospects could be adversely affected.
There is no guarantee that the third-party geolocation and identity verification systems that we rely on will perform adequately, or be effective. We rely on our geolocation and identity verification systems to ensure we are in compliance with certain laws and regulations, and any service disruption to those systems would prohibit us from operating our platform, and would adversely affect our business, financial condition, results of operations and prospects. Additionally, incorrect or misleading geolocation and identity verification data with respect to current or potential users received from third-party service providers may result in us inadvertently allowing access to our offerings to individuals who should not be permitted to access them, or otherwise inadvertently deny access to individuals who should be able to access our offerings, in each case based on inaccurate identity or geographic location determination. Our third-party geolocation services provider relies on its ability to obtain information necessary to determine geolocation from mobile devices, operating systems, and other sources. Changes, disruptions or temporary or permanent failure to access such sources by our third-party services providers may result in their inability to accurately determine the location of end-users. Moreover, our inability to maintain our existing contracts with third-party services providers, or to replace them with equivalent third parties, may result in our inability to access geolocation and identity verification data necessary for our day-to-day operations. If any of these risks materializes, we may be subject to disciplinary action, fines, lawsuits, and our business, financial condition, results of operations prospects and reputation could be adversely affected.

We rely on third-party payment processors to process deposits and withdrawals made by end-users into the platform, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition and results of operations could be adversely affected.
We rely on a limited number of third-party payment processors to process deposits and withdrawals made by end-users into our platform. If any of our third-party payment processors terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we would need to find an alternate payment processor, and may not be able to secure similar terms or replace such payment processor in an acceptable time frame. Further, the software and services provided by our third-party payment processors may not meet our expectations, contain errors or vulnerabilities, be compromised or experience outages. Any of these risks could cause us to lose our ability to accept online payments or other payment transactions or make timely payments to users on our platform, any of which could make our platform less trustworthy and convenient and adversely affect our ability to attract and retain end-users.
Nearly all of our payments are made by credit card, debit card or through other third-party payment services, which subjects us to certain regulations and to the risk of fraud. We may in the future offer new payment options to users that may be subject to additional regulations and risks. We are also subject to a number of other laws and regulations relating to the payments we accept from end-users, including with respect to money laundering, money transfers, privacy and information security. If we fail to comply with applicable rules and regulations, we may be subject to civil or criminal penalties, fines and/or higher transaction fees and may lose our ability to accept online payments or other payment card transactions, which could make our offerings less convenient and attractive to end-users. If any of these events were to occur, our business, financial condition results of operations and prospects could be materially adversely affected.
Additionally, our payment processors require us to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or reinterpret existing rules in ways that might prohibit us from providing certain offerings to some users, be costly to implement or difficult to follow. We have agreed to reimburse our payment processors for fines they are assessed by payment card networks if we or the users on our platform violate these rules. Any of the foregoing risks could materially adversely affect our business, financial condition, results of operations and prospects.
Our growth prospects and market potential will depend on our ability to operate in a number of jurisdictions and if we fail to do so our business, financial condition, results of operations and prospects could be impaired.
Our ability to grow our business will depend on our ability to offer our product offerings in a large number of jurisdictions or in heavily populated jurisdictions. If we fail to remain in large jurisdictions or in a greater number of mid-market jurisdictions, this may prevent us from expanding the footprint of our product offerings, increasing the end-user base and/or generating revenues. We cannot be certain that we will be able to conduct our skill-based gaming operations in any particular jurisdiction. Any failure could have a material adverse effect on our business, financial condition, results of operations and prospects.
Negative events or negative media coverage relating to, or a declining popularity of, gaming in particular, or other negative coverage may adversely impact our ability to retain or attract users, which could have an adverse impact on our business, financial condition, results of operations and prospects.
Public opinion can significantly influence our business. Unfavorable publicity regarding us, for example, our product changes, product quality, litigation, or regulatory activity, or regarding the actions of third parties with whom we have relationships could seriously harm our reputation. In addition, a negative shift in the perception of skill-based gaming by the public or by politicians, lobbyists or others could affect future legislation, which could cause jurisdictions to restrict or prohibit gaming, thereby limiting the number of jurisdictions in which we can operate. Such negative publicity could also adversely affect the size, demographics, engagement, and loyalty of the end-user base and result in decreased revenue or slower user growth rates, which could seriously harm our business, financial condition, results of operations and prospects.

We may have difficulty accessing the services of banks, credit card issuers and payment processing services providers, which may make it difficult to sell our products and services.
Although financial institutions and payment processors are permitted to provide services to us and others in our industry, banks, credit card issuers and payment processing service providers may be hesitant to offer banking and payment processing services to gaming businesses. Consequently, those businesses involved in our industry, including Skillz, may encounter difficulties in establishing and maintaining banking and payment processing relationships with a full scope of services and generating market interest rates. If we were unable to maintain Skillz’s bank accounts or end-users were unable to use their credit cards, bank accounts or e-wallets to make deposits and withdrawals from our platforms it would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges which could result in an inability to implement our business plan. A disruption in our ability to process payments could have a material adverse effect on our business, financial condition, results of operations and prospects.
Our results of operations may fluctuate due to seasonality and other factors and, therefore, our periodic operating results will not be guarantees of future performance.
Our financial results and operating metrics have fluctuated in the past and we expect such results to fluctuate in the future. These fluctuations may be due to a variety of factors, some of which are outside of our control and may not fully reflect the underlying performance of our business.
Our financial results and operations in any given period may be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including the impact of seasonality, and the other risks and uncertainties set forth herein. Consumer engagement with our gaming platform may decline or fluctuate as a result of a number of factors, including the popularity of the underlying games, the user’s level of satisfaction with our platform, the ability of our developer partners to improve and innovate games, our ability to adapt our platform, outages and disruptions of online services, the availability of alternative live events or entertainment, the services offered by our competitors, our marketing and advertising efforts or declines in consumer activity generally as a result of economic downturns, among others. Any decline or fluctuation in the recurring portion of our business may have a negative impact on our business, financial condition, results of operations or prospects.
Our projections will be subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenue, market share, expenses and profitability may differ materially from our expectations.
We operate in a rapidly changing and competitive industry and our projections will be subject to significant risks, assumptions, estimates and uncertainties. Operating results are difficult to forecast because they generally depend on our assessment of the timing and likelihood of future events which are uncertain, including levels of player engagement and the continued acceptance of new games from our developer partners. Furthermore, if we invest in development initiatives that do not achieve significant commercial success, whether because of competition or otherwise, we may not recover the often substantial upfront costs of such initiatives, or recover the opportunity cost of diverting management and financial resources away from other initiatives.
In particular, it is difficult to predict if, when, or how quickly our revenue may begin to decline. This difficulty may be exacerbated in the short to intermediate term by recent increased levels of player engagement during the COVID-19 pandemic, as there are temporarily fewer non-digital activities competing for players’ leisure time, attention and discretionary spending. These levels of player activity may not sustain over the short term or longer term, and there is no assurance that player behavior will not decrease, including below historic levels, as the full impacts of the pandemic on society and the global economy become more clear.
We may invest in or acquire other businesses, and our business may suffer if we are unable to successfully integrate acquired businesses into our company or otherwise manage the growth associated with multiple acquisitions.
We intend to evaluate and pursue acquisitions and strategic investments. Each of these acquisitions will require unique approaches to integration due to, among other reasons, the structure of the acquisitions, their locations and cultural differences among their teams and ours, and has required, and will continue to require, attention from our management team. If we are unable to obtain the anticipated benefits from these acquisitions and strategic investments, or we encounter difficulties in integrating their operations with ours, our business, financial condition, results of operations and prospects could be materially harmed.
Challenges and risks from such investments and acquisitions include:
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negative effects on business initiatives and strategies from the changes and potential disruption that may follow the acquisition;

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diversion of our management’s attention;

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declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships, or future prospects;

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the need to integrate the operations, systems, technologies, products and personnel of each acquired company, the inefficiencies and lack of control that may result if such integration is delayed or not implemented, and unforeseen difficulties and expenditures that may arise in connection with integration;

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the difficulty in determining the appropriate purchase price of acquired companies may lead to the overpayment of certain acquisitions and the potential impairment of intangible assets and goodwill acquired in the acquisitions;

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the difficulty in successfully evaluating and utilizing the acquired products, technology or personnel;

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the potential incurrence of debt, contingent liabilities, amortization expenses or restructuring charges in connection with any acquisition;

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the need to implement controls, procedures and policies appropriate for a larger, U.S.-based public company at companies that prior to acquisition may not have as robust controls, procedures and policies, in particular, with respect to the effectiveness of cyber and information security practices and incident response plans, compliance with privacy and other regulations protecting the rights of developers and users, and compliance with U.S.-based economic policies and sanctions which may not have previously been applicable to the acquired company’s operations;

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the difficulty in accurately forecasting and accounting for the financial impact of an acquisition transaction, including accounting charges and integrating and reporting results for acquired companies that have not historically followed U.S. GAAP;

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the fact that we may be required to pay contingent consideration in excess of the initial fair value, and contingent consideration may become payable at a time when we do not have sufficient cash available to pay such consideration;

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under purchase accounting, we may be required to write off deferred revenue which may impair our ability to recognize revenue that would have otherwise been recognizable which may impact our financial performance or that of the acquired company;

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risks associated with our expansion into new international markets and doing business internationally, including those described under the risk factor caption “Our strategy to expand internationally will be subject to increased challenges and risks”;

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in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries;

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the need to transition operations, third-party developers and players onto our existing or new platforms and the potential loss of, or harm to, our relationships with employees, third-party developers, players and other suppliers as a result of integration of new businesses;

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the implications of our management team balancing levels of oversight over acquired businesses which continue their operations under contingent consideration provisions in acquisition agreements;

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our dependence on the accuracy and completeness of statements and disclosures made or actions taken by the companies we acquire or their representatives, when conducting due diligence and evaluating the results of such due diligence; and

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liability for activities of the acquired company before the acquisition, including intellectual property and other litigation claims or disputes, cyber and information security vulnerabilities, violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.

The benefits of an acquisition or investment may also take considerable time to develop, and we cannot be certain that any particular acquisition or investment will produce the intended benefits, which could adversely affect our business, financial condition, results of operations, prospects or reputation. Our ability to grow through future acquisitions will depend on the availability of suitable acquisition and investment candidates at an acceptable cost, our ability to compete effectively to attract these candidates and the availability of financing to complete larger acquisitions. In addition, depending upon the duration and extent of shelter-in-place, travel and other business restrictions adopted by us and imposed by various governments in response to the COVID-19 pandemic, we have and will continue to encounter new challenges in evaluating future acquisitions and integrating personnel, business practices and company cultures. Acquisitions could result in potential dilutive issuances of equity securities, use of significant cash balances or incurrence of debt (and increased interest expense), contingent liabilities or amortization expenses related to intangible assets or write-offs of goodwill and/or intangible assets, which could adversely affect our financial condition and results of operations and dilute the economic and voting rights of our stockholders.
If we fail to detect fraud or theft, including by end-users and employees, our reputation may suffer, which could harm our brand and reputation and negatively impact our business, financial condition and results of operations and can subject us to investigations and litigation.
We have in the past incurred, and may in the future incur, losses from various types of financial fraud, including use of stolen or fraudulent credit card data, claims of unauthorized payments by a user and attempted payments by users with insufficient funds. Bad actors use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, we may be liable for use of funds on our platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction.
Acts of fraud may involve various tactics, including collusion. Successful exploitation of our systems could have negative effects on our product offerings, services and user experience and could harm our reputation. Failure to discover such acts or schemes in a timely manner could result in harm to our operations. In addition, negative publicity related to such schemes could have an adverse effect on our reputation, potentially causing a material adverse effect on our business, financial condition, results of operations and prospects. In the event of the occurrence of any such issues with our existing platform or product offerings, substantial engineering and marketing resources and management attention, may be diverted from other projects to correct these issues, which may delay other projects and the achievement of our strategic objectives. Our failure to adequately detect or prevent fraudulent transactions could harm our reputation or brand, result in litigation or regulatory action and lead to expenses that could adversely affect our business, financial condition, results of operations and prospects.
Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of our operations and the services we provide to users, damage to our reputation, and a loss of confidence in our products and services, which could adversely affect our business, financial condition, results of operations, prospects or reputation.
Cybersecurity attacks, including breaches, computer malware, computer hacking and insider threats have become more prevalent in our industry, and experts have warned that the global disruption related to the COVID-19 pandemic and remote working conditions may result in increased threats and malicious activity. Any cybersecurity breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions, loss or corruption of data, software, hardware or other computer equipment, or the inadvertent transmission of computer viruses could adversely affect our business, financial condition, results of operations or reputation. We have experienced and will continue to experience hacking attacks of varying degrees from time to time. Because of our prominence in the gaming industry, we believe we are a particularly attractive target for hackers. Additionally, rapidly evolving technology and capabilities, evolving changes in the sources, capabilities and targets for cybersecurity attacks, as well as the increasing sophistication of cyber criminals increase the risk of material data compromise or business disruption.
In addition, we store sensitive information, including personal information about our employees, and our games involve the storage and transmission of players’ personal information on equipment, networks and corporate systems run by us or managed by third-parties including Amazon, Apple, Facebook, Google and Microsoft. We are subject to a number of laws, rules and regulations requiring us to provide notification to players, investors, regulators and other affected parties in the event of a security breach of certain personal data, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws, including the European Union’s General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act of 2018 (“CCPA”), have increased and may increase in the future. Our corporate systems, third-party systems and security measures may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to, or compromise the integrity of, our data, our employees’ data, our players’ data or any third-party data we may possess. Any such security breach could require us to comply with various breach notification laws, may affect our ability to operate and may expose us to litigation, remediation and investigation costs, increased costs for security measures, loss of revenue, damage to our reputation and potential liability, each of which could be material.
We are subject to laws and regulations concerning privacy, information security, data protection, consumer protection and protection of minors, and these laws and regulations are continually evolving. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation or prospects.
We receive, store and process personal information and other player data, and we enable our players to share their personal information with each other and with third parties, including on the Internet and mobile platforms. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other player data on the Internet and mobile platforms, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules.
Various government and consumer agencies have called for new regulation and changes in industry practices and are continuing to review the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. For example, the State of California’s passage of the CCPA, which went into effect on January 1, 2020 and created new privacy rights for consumers residing in the state. There is also increased attention being given to the collection of data from minors. For instance, the Children’s Online Privacy Protection Act (“COPPA”) requires companies to obtain parental consent before collecting personal information from children under the age of 13. Compliance with GDPR, CCPA, COPPA and similar legal requirements has required us to devote significant operational resources and incur significant expenses.
We strive to comply with all applicable laws, policies, legal obligations and certain industry codes of conduct relating to privacy and data protection, to the extent reasonably attainable. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. It is also possible that new laws, policies, legal obligations or industry codes of conduct may be passed, or existing laws, policies, legal obligations or industry codes of conduct may be interpreted in such a way that could prevent us from being able to offer services to citizens of a certain jurisdiction or may make it costlier or more difficult for us to do so. Any failure or perceived failure by us to comply with our privacy policy and terms of service, our privacy-related obligations to players or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our players to lose trust in us, which could have an adverse effect on our business, financial condition, results of operations, reputation or prospects. Additionally, if third parties we work with, such as players, vendors or developers violate applicable laws or our policies, such violations may also put our players’ information at risk and could in turn have an adverse effect on our business, financial condition, results of operations, reputation or prospects.
Failure to protect or enforce our intellectual property rights could harm our business, results of operations, financial condition and prospects.
Our success is dependent in part on protecting our intellectual property rights and technology (such as source code, information, data, processes and other forms of information, knowhow and technology). We rely on a combination of copyrights, trademarks, service marks, trade secret laws and contractual restrictions to establish and protect our intellectual property. However, there are steps that we have not yet taken to protect our intellectual property on a global basis. Additionally, the steps that we have already taken to protect our intellectual property may not be sufficient or effective. Even if we do detect violations, we may need to engage in litigation to enforce our rights.
While we take precautions designed to protect our intellectual property, it may still be possible for competitors and other unauthorized third parties to copy our technology and use our proprietary brand, content and information to create or enhance competing solutions and services, which could adversely affect our competitive position in our rapidly evolving and highly competitive industry. Some license provisions that protect against unauthorized use, copying, transfer and disclosure of our technology may be unenforceable under the laws of certain jurisdictions and foreign countries. We enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with our third-party providers and strategic partners. We cannot assure you that these agreements will be effective in controlling access to, and use and distribution of, our platform and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our offerings. Such arrangements may limit our ability to protect, maintain, enforce or commercialize such intellectual property rights, including requiring agreement with or payment to our joint development partners before protecting, maintaining, licensing or initiating enforcement of such intellectual property rights, and may allow such joint development partners to register, maintain, enforce or license such intellectual property rights in a manner that may affect the value of the jointly-owned intellectual property or our ability to compete in the market.
We have filed, and may continue in the future to file, applications to protect certain of our innovations and intellectual property. We do not know whether any of our applications will result in the issuance of a patent, trademark or copyright, as applicable, or whether the examination process will require us to narrow our claims. In addition, we may not receive competitive advantages from the rights granted under our intellectual property. Our existing intellectual property, and any intellectual property granted to us or that we otherwise acquire in the future, may be contested, circumvented or invalidated, and we may not be able to prevent third parties from infringing our rights to our intellectual property. Therefore, the exact effect of the protection of this intellectual property cannot be predicted with certainty. In addition, given the costs, effort, risks and downside of obtaining patent protection, including the requirement to ultimately disclose the invention to the public, we may choose not to seek patent protection for certain innovations. Any failure to adequately obtain such patent protection, or other intellectual property protection, could later prove to adversely impact our business, results of operations, financial condition or prospects.
We currently hold various domain names relating to our brand, including Skillz and Skillz.com. Failure to protect our domain names could adversely affect our reputation and brand and make it more difficult for users to find our website and our online app. We may be unable, without significant cost or at all, to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

We may be required to spend significant resources in order to monitor and protect our intellectual property rights, and some violations may be difficult or impossible to detect. Litigation to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could impair the functionality of our platform, delay introductions of enhancements to our platform, result in our substituting inferior or costlier technologies into our platform or harm our reputation or brand and business, financial condition and results of operations. In addition, we may be required to license additional technology from third parties to develop and market new offerings or platform features, which may not be on commercially reasonable terms or at all and could adversely affect our ability to compete.
Although we take measures to protect our intellectual property, if we are unable to prevent the unauthorized use or exploitation of our intellectual property, the value of our brand, content, and other intangible assets may be diminished, competitors may be able to more effectively mimic our service and methods of operations, the perception of our business and service to our third party developer partners, potential developer partners and end game users may become confused, and our ability to attract new developers and users may be adversely affected. Any inability or failure to protect our intellectual property could adversely impact our business, results of operations, financial condition, reputation and prospects.
We have incurred losses since inception. We may not achieve profitability in the near future, depending on company strategic priorities.
The industry in which we operate is highly competitive and rapidly changing, and relies heavily on continually introducing compelling content, products and services. As such, if we, in combination with our third-party developers, fail to deliver such content, products and services, do not execute our strategy successfully or if our new content launches are delayed, our revenue and user metrics may decline, and our operating results will suffer.
In addition, our operating margin may experience downward pressure as a result of increasing competition and the other risks discussed in this prospectus. We expect to continue to expend substantial financial and other resources on expanding our developer and consumer base, our technology, the expansion of our platform, and marketing. Our operating costs will increase and our operating margins may decline if we do not effectively manage costs, launch new products on schedule that monetize successfully and enhance the games featured on our platform. For example, we rely primarily on digital advertising networks to acquire new users to the platform. Increases in digital advertising costs could have a material adverse effect on our business, financial condition and results of operations. In addition, weak economic conditions or other factors could cause our business to further contract, requiring us to implement significant additional cost cutting measures, including a decrease in research and development and sales and marketing, which could harm our long-term prospects.
If our revenue does not increase to offset any additional expenses, if we fail to manage or experience unexpected increases in operating expenses or if we are required to take additional charges related to impairments or restructurings, our business, financial condition, results of operations and prospects may be materially adversely affected.
We rely on assumptions and estimates to calculate certain of our key metrics, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.
Certain of our key metrics, including Monthly Active Users or “MAUs”, Paying Monthly Active Users or “Paying MAUs”, and Average Revenue Per Monthly Active User or “ARPU”, are calculated using data tracked by our internal analytics systems based on tracking activity of user accounts. The analytics systems and the resulting data have not been independently verified. While these numbers are based on what we believe to be reasonable calculations for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across the end-user base and our recently acquired operations, and factors relating to user activity and systems may impact these numbers. The calculation of our key metrics and examples of how user activity and our systems may impact the calculation of these metrics is described in detail under the heading titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Skillz.”
Our third-party developers and investors rely on our key metrics as a representation of our performance. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If we determine that we can no longer calculate any of our key metrics with a sufficient degree of accuracy, and we cannot find an adequate replacement for the metric, our business, financial condition or results of operations may be harmed. In addition, if advertisers, platform partners or investors do not perceive end-user metrics to be accurate representations of the end-user base or end-user engagement, or if we discover material inaccuracies in end-user metrics, our reputation may be harmed and advertisers and platform partners may be less willing to allocate their budgets or resources to our products and services, which could negatively affect our business, financial condition, results of operations, reputation and prospects.
Our workforce and operations have grown substantially since our inception and we expect that they will continue to do so. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.
Since our inception, we have experienced rapid growth in the United States and internationally. This expansion increases the complexity of our business and has placed, and will continue to place, significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage our growth effectively, which could damage our reputation and negatively affect our operating results.
Properly managing our growth will require us to continue to hire, train, and manage qualified employees and staff, including engineers, operations personnel, financial and accounting staff, and sales and marketing staff, and to improve and maintain our technology. If our new hires perform poorly, if we are unsuccessful in hiring, training, managing, and integrating these new employees and staff, or if we are not successful in retaining our existing employees and staff, our business may be harmed. Moreover, in order to optimize our organizational structure, we have implemented reductions in force, including in response to the COVID-19 pandemic and its impact on our business, and may in the future implement other reductions in force. Any reduction in force may yield unintended consequences and costs, such as attrition beyond the intended reduction in force, the distraction of employees, reduced employee morale and could adversely affect our reputation as an employer, which could make it more difficult for us to hire new employees in the future and increase the risk that we may not achieve the anticipated benefits from the reduction in force. Properly managing our growth will require us to establish consistent policies across regions and functions, and a failure to do so could likewise harm our business.
Our failure to upgrade our technology or network infrastructure effectively to support our growth could result in unanticipated disruptions. To manage the growth of our operations and personnel and improve the technology that supports our business operations, as well as our financial and management systems, disclosure controls and procedures, and internal controls over financial reporting, we will be required to commit substantial financial, operational, and technical resources.
Our current and planned personnel, systems, procedures, and controls may not be adequate to support our future operations. If we are unable to expand our operations and hire additional qualified personnel in an efficient manner, or if our operational technology is insufficient to reliably service our platform, we could potentially face difficulties in retaining users, which would adversely affect our business, financial condition, operating results and prospects.
Our organizational structure is complex and will continue to grow as we add additional employees. We will need to improve our operational, financial, and management controls as well as our reporting systems and procedures to support the growth of our organizational structure. We will require capital and management resources to grow and mature in these areas. If we are unable to effectively manage the growth of our business, the quality of our platform may suffer, and we may be unable to address competitive challenges, which would adversely affect our overall business, operations, financial condition and prospects.

Continued growth and success will depend on the performance of the current and future employees of Skillz, including certain key employees. Recruitment and retention of these individuals is vital to growing our business and meeting our business plans. The loss of any of our key executives or other key employees could harm our business.
Our ability to compete and grow depends in large part on the efforts and talents of our employees and executives. Our success depends in a large part upon the continued service of our senior management team, including Andrew Paradise, our Founder and Chief Executive Officer. Paradise is critical to our vision, strategic direction, culture, products and technology, and the continued retention of our entire senior management team is important to the success of our operating plan. We do not have employment agreements, other than offer letters, with our senior management team, and we do not maintain key-man insurance for members of our senior management team. The loss of any member of our senior management team could cause disruption and harm our business, financial condition, results of operations, reputation and prospects.
In addition, our ability to execute our strategy depends on our continued ability to identify, hire, develop, motivate and retain highly skilled employees, particularly in the competitive fields of game design, product management, engineering and data science. These employees are in high demand, and we devote significant resources to identifying, recruiting, hiring, training, successfully integrating and retaining them. Interviewing, hiring and integrating new employees has and will continue to be particularly challenging during the COVID-19 pandemic. We have continued to experience significant turnover in our headcount, which has placed and will continue to place significant demands on our management and our operational, financial and technological infrastructure. As part of our global remote working plans, throughout the duration of the COVID-19 pandemic, we will devote increased efforts to maintaining the collaborative culture of Skillz, including through the use of videoconferencing and other online communication and sharing tools, and each of our global studios and to monitoring the health, safety, morale and productivity of our employees, including new employees, as we evaluate the impacts of this changing situation on our business and employees.
We believe that two critical components of our success and our ability to retain our best people are our culture and our competitive compensation practices. Any volatility in our operating results and the trading price of our Class A common stock may cause our employee base to be more vulnerable to be targeted for recruitment by competitors. While we believe we compete favorably, competition for highly skilled employees is intense, particularly in the San Francisco Bay Area, where our operations are based. If we are unable to identify, hire and retain our senior management team and our key employees, our business, financial condition or results of operations could be harmed. Moreover, if our team fails to work together effectively to execute our plans and strategies on a timely basis, our business, financial condition, results of operations and prospects could be materially adversely affected.
If the use of mobile devices as game platforms and the proliferation of mobile devices generally do not increase, our business could be adversely affected.
The number of people using mobile Internet-enabled devices has increased dramatically over time and we expect that this trend will continue. However, the mobile market, particularly the market for mobile games, may not grow in the way we anticipate. Our future success is substantially dependent upon the continued growth of the market for mobile games. In addition, we do not currently offer our games on all mobile devices. If the mobile devices on which our games are available decline in popularity or become obsolete faster than anticipated, we could experience a decline in revenue and bookings and may not achieve the anticipated return on our development efforts. Any such declines in the growth of the mobile market or in the use of mobile devices for games could harm our business, financial condition, results of operations and prospects.
We are a party to pending litigation with various plaintiffs and we may be subject to future litigation in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business.
We may be involved in claims, suits, government investigations, and proceedings arising in the ordinary course of our business, including actions with respect to intellectual property claims, privacy, data protection or law enforcement matters, tax matters, labor and employment claims, commercial and acquisition-related claims and other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of their outcomes, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management and other personnel, and other factors. It is possible that a resolution of one or more such proceedings could result in liability, penalties, or sanctions, as well as judgments, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, or requiring a change in our business practices, products or technologies, which could in the future materially and adversely affect our business, financial condition, results of operations, reputation and prospects.
In addition, we use open source software in our game development and expect to continue to use open source software in the future. From time to time, we may face claims from companies that incorporate open source software into their products, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our games, any of which would have a negative effect on our business, financial condition or results of operations.
Our insurance may not provide adequate levels of coverage against claims
We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. We do not maintain “Key man” insurance policies on any of our officers or employees. Moreover, any loss incurred could exceed policy limits and policy payments made to us may not be made on a timely basis. Such losses could adversely affect our business prospects, results of operations and financial condition.
Our strategy to expand internationally will be subject to increased challenges and risks.
One of our growth strategies is to expand our business outside the U.S. An important part of targeting international markets is developing offerings that are localized and customized for the players in those markets. Our ability to expand our business and to attract talented employees and players in international markets will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. Expanding our international focus may subject us to risks that we have not faced before or increase risks that we currently face, including risks associated with:
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inability to host certain games in certain foreign countries;

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recruiting and retaining talented and capable management and employees in foreign countries;

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challenges caused by distance, language and cultural differences;

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developing and customizing games and other offerings that appeal to the tastes and preferences of players in international markets;

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competition from local game makers with intellectual property rights and significant market share in those markets and with a better understanding of player preferences;

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utilizing, protecting, defending and enforcing our intellectual property rights;

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negotiating agreements with local distribution platforms that are sufficiently economically beneficial to us and protective of our rights;

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the inability to extend proprietary rights in our brand, content or technology into new jurisdictions;

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implementing alternative payment methods for virtual items in a manner that complies with local laws and practices and protects us from fraud;

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compliance with applicable foreign laws and regulations, including privacy laws and laws relating to content and consumer protection (for example, the United Kingdom’s Office of Fair Trading’s 2014 principles relating to in-app purchases in free-to-play games that are directed toward children 16 and under);

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compliance with anti-bribery laws, including the Foreign Corrupt Practices Act;

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credit risk and higher levels of payment fraud;

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currency exchange rate fluctuations;

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protectionist laws and business practices that favor local businesses in some countries;

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double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the U.S. or the foreign jurisdictions in which we operate;

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political, economic and social instability;

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public health crises, such as the COVID-19 pandemic, which can result in varying impacts to our employees, players, vendors and commercial partners internationally;

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higher costs associated with doing business internationally;

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export or import regulations; and

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trade and tariff restrictions.

If we are unable to manage the complexity of our global operations successfully, our business, financial condition and operating results could be adversely affected. Additionally, our ability to successfully gain market acceptance in any particular market is uncertain, and the distraction of our senior management team could harm our business, financial condition, results of operations and prospects.
Companies and governmental agencies may restrict access to platforms, our website, mobile applications or the Internet generally, which could lead to the loss or slower growth of our player base.
Our players generally need to access the Internet and in particular platforms or our website to play our games. Companies and governmental agencies could block access to any platform, our website, mobile applications or the Internet generally for a number of reasons such as security or confidentiality concerns or regulatory reasons, or they may adopt policies that prohibit employees from accessing Apple or Google and our website or any social platform. If companies or governmental entities block or limit such or otherwise adopt policies restricting players from playing our games, our business could be negatively impacted and could lead to the loss or slower growth of our player base.
The requirements of being a public company may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses may be greater than we anticipate.
We will be a public company following the Closing of the Business Combination, and as such (and particularly after we are no longer an “emerging growth company”), will incur significant legal, accounting and other expenses that Skillz did not incur as a private company. We will be subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the rules and regulations subsequently implemented by the SEC and the listing standards of The New York Stock Exchange, including changes in corporate governance practices and the establishment and maintenance of effective disclosure and financial controls. Compliance with these rules and regulations can be burdensome. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our historical legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to attract and retain qualified members of our Board as compared to Skillz as a private company. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an “emerging growth company.” We will need to hire additional accounting and financial staff, and engage outside consultants, all with appropriate public company experience and technical accounting knowledge and maintain an internal audit function, which will increase our operating expenses. Moreover, we could incur additional compensation costs in the event that we decide to pay cash compensation closer to that of other publicly-listed companies, which would increase our general and administrative expenses and could materially and adversely affect our business, financial condition, results of operations and prospects. We are evaluating these rules and regulations, and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.
As a private company, Skillz was not required to document and test its internal controls over financial reporting nor was its management required to certify the effectiveness of its internal controls and its auditors were not required to opine on the effectiveness of Skillz’s internal control over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could result in material weaknesses which could lead to errors in our financial reporting, which could adversely affect our business, financial condition, results of operations and prospects once we are a public company.
Skillz was not required to document and test its internal controls over financial reporting nor was its management required to certify the effectiveness of their internal controls and its auditors were not required to opine on the effectiveness of their internal control over financial reporting. Similarly, as an “emerging growth company,” FEAC was exempt from the SEC’s internal control reporting requirements. We may lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements in the year in which we are deemed to be a large accelerated filer, which would occur once we are subject to Exchange Act reporting requirements for 12 months, have filed at least one SEC annual report and the market value of our common equity held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter. We anticipate that we will be subject to the SEC’s internal control reporting and attestation requirements with respect to our annual report on Form 10-K for the year ending December 31, 2021. Additionally, we anticipate that our independent registered public accounting firm will be required to formally attest to the effectiveness of our internal controls over financial reporting commencing with our second annual report on Form 10-K (i.e. for the year ending December 31, 2021). We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In addition, our current controls and any new controls that we develop may become inadequate because of poor design and changes in our business, including increased complexity resulting from any international expansion. Any failure to implement and maintain effective internal controls over financial reporting could adversely affect the results of assessments by our independent registered public accounting firm and their attestation reports.
If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we may not detect errors timely, our financial statements could be misstated, we could be subject to regulatory scrutiny and a loss of confidence by stakeholders, which could harm our business, financial condition and results of operations and adversely affect the market price of our common stock
Changes in tax laws or tax rulings could materially affect our effective tax rates, financial position and results of operations.
The tax regimes we are subject to or operate under are unsettled and may be subject to significant change. Changes in tax laws (including in response to the COVID-19 pandemic) or tax rulings, or changes in interpretations of existing laws, could cause us to be subject to additional income-based taxes and non-income taxes (such as payroll, sales, use, value-added, digital tax, net worth, property, and goods and services taxes), which in turn could materially affect our financial position and results of operations. For example, in December 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act (“2017 Tax Act”). The 2017 Tax Act significantly changed the existing U.S. corporate income tax laws by, among other things, lowering the corporate tax rate, implementing a partially territorial tax system, and imposing a one-time deemed repatriation toll tax on cumulative undistributed foreign earnings.
Another example is the June 7, 2019 opinion issued in Altera Corp v. Commissioner by a three judge panel from the U.S. Court of Appeals for the Ninth Circuit (“Ninth Circuit”), reversing a 2015 U.S. Tax Court decision. The Ninth Circuit ruled in favor of the Commissioner, validating U.S. Treasury regulations that require parties to a qualified cost-sharing arrangement to include stock-based compensation in the cost pool. The taxpayer subsequently petitioned the Ninth Circuit for a rehearing en banc, and, on November 12, 2019, the Ninth Circuit denied such petition. On February 10, 2020, the taxpayer requested the U.S. Supreme Court to review the Ninth Circuit’s decision and, on June 22, 2020, the U.S. Supreme Court denied such request. As a result, our ability to offset 2019 taxable income with net operating losses may be reduced. In addition, many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, have recently proposed or recommended changes to existing tax laws or have enacted new laws that could impact our tax obligations. Any significant changes to our future effective tax rate may result in a material adverse effect on our business, financial condition and results of operations.
If the Business Combination does not qualify as a tax-free reorganization under Section 368(a) of the Code and/or a transaction governed by Section 351 of the Code, Skillz stockholders may incur a substantially greater U.S. income tax liability as a result of the Business Combination.
The parties intend for the merger contemplated by the Merger Agreement to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and/or a transaction governed by Section 351 of the Code. If the merger qualifies for such treatment, Skillz stockholders generally will not recognize gain or loss upon their exchange of Skillz common stock for New Skillz Class A common stock, except to the extent of any gain that must be recognized as a result of their receipt of cash consideration (which gain may be treated as a dividend in certain circumstances). However, the obligations of Skillz, FEAC and the Merger Sub to complete the merger are not conditioned on the receipt of opinions from Winston & Strawn LLP or White & Case LLP to the effect that the merger will qualify for such treatment, and the merger will occur even if it does not so qualify. Neither Skillz nor FEAC has requested, or intends to request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position to the contrary. Accordingly, if the IRS or a court determines that the merger neither qualifies as a reorganization under Section 368(a) of the Code nor as a transaction governed by Section 351 of the Code and is therefore a fully taxable transaction for U.S. federal income tax purposes, Skillz stockholders generally would recognize taxable gain or loss on the total merger consideration (rather than only the cash component) they receive in connection with the merger. For a more complete discussion of U.S. federal income tax consequences of the Business Combination, see the section titled “Material U.S. Federal Income Tax Considerations.”
Our reported financial results may be affected by changes in accounting principles generally accepted in the United States.
Generally accepted accounting principles (“GAAP”) in the United States are subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.
We may require additional capital to support our growth plans, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business, financial condition, results of operations and prospects.
We intend to continue to make significant investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new games and features or enhance our existing games, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A common stock. Any debt financing that we secure in the future could involve offering additional security interests and undertaking restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Additionally, the COVID-19 pandemic has disrupted capital markets, and if we seek to access additional capital or increase our borrowing, there can be no assurance that financing and credit may be available on favorable terms, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business, financial condition or results of operations may be harmed.
Our investment portfolio may become impaired by deterioration of the financial markets.
Our cash equivalent and investment portfolio is invested with a goal of preserving our access to capital, and generally consists of money market funds, corporate debt securities, U.S. government and government agency debt securities, mutual funds, certificates of deposit and time deposits. We follow an established investment policy and set of guidelines to monitor and help mitigate our exposure to interest rate and credit risk. The policy sets forth credit quality standards, permissible allocations of certain sectors and limits our exposure to specific investment types. Volatility in the global financial markets can negatively impact the value of our investments, and recent depressed performance in U.S. and global financial markets due to the COVID-19 pandemic has negatively impacted the carrying value of our investment portfolio. If financial markets experience further volatility, including due to depressed economic production and performance across the U.S. and global economies due to impacts of the COVID-19 pandemic, investments in some financial instruments may pose risks arising from market liquidity and credit concerns. In addition, any disruption of the capital markets could cause our other income and expenses to vary from expectations. Although we believe our current investment portfolio has a low risk of material impairment, we cannot predict future market conditions, market liquidity or credit availability, and can provide no assurance that our investment portfolio will remain materially unimpaired.
The occurrence of an earthquake, other natural disaster or other significant business interruption at or near any of our facilities could cause damage to our facilities and equipment and interfere with our operations.
Our principal business operations are located in the San Francisco Bay Area, an area known for earthquakes, and are thus vulnerable to damage. All of our facilities are also vulnerable to damage from natural or manmade disasters, including power loss, fire, explosions, floods, communications failures, terrorist attacks, contagious disease outbreak (such as the COVID-19 pandemic) and similar events. If any disaster were to occur, our ability to operate our business at our facilities could be impaired and we could incur significant losses, recovery from which may require substantial time and expense.
Business Combination Litigation
On September 30, 2020, a purported shareholder of FEAC (the “Plaintiff”) commenced a putative class action against FEAC and its board of directors in the Supreme Court of the State of New York, New York County. The Plaintiff alleges that the board members, aided and abetted by FEAC, breached their fiduciary duties by entering into the Merger Agreement with Skillz and the other parties thereto. The Plaintiff alleges that the Merger Agreement undervalues FEAC, was the result of an improper process and that FEAC’s disclosure concerning the proposed merger is inadequate. As a result of these alleged breaches of fiduciary duty, the Plaintiff seeks, among other things, to enjoin the merger or, in the event it is consummated, an award of rescissory damages. FEAC believes the claim is without merit and intends to defend itself vigorously. Skillz is not party to this litigation.

USE OF PROCEEDS
All of the shares of Class A common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective amounts. We will not receive any of the proceeds from these sales.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.
The following unaudited pro forma condensed combined financial information present the combination of the financial information of FEAC and Skillz adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of FEAC and the historical balance sheet of Skillz on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical statements of operations of FEAC and historical statements of operations of Skillz for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:
•
the merger of Skillz with and into Merger Sub, a wholly owned subsidiary of FEAC, with Skillz surviving the merger as a wholly-owned subsidiary of FEAC; and

•
the issuance and sale of 15,853,052 shares of FEAC Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $158.5 million in the Private Placement pursuant to the Subscription Agreements.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statements of operations, expected to have a continuing impact on FEAC’s results following the completion of the Business Combination.
The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the historical unaudited financial statements of FEAC as of September 30, 2020 and for period from January 15, 2020 (inception) through September 30, 2020 and the related notes included elsewhere in this prospectus;

•
the historical audited financial statements of Skillz as of and for the year ended December 31, 2019 and the related notes included elsewhere in this prospectus;

•
the historical unaudited financial statements of Skillz as of and for the nine months ended September 30, 2020 and the related notes included elsewhere in this prospectus; and

•
other information relating to FEAC and Skillz contained in this prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to FEAC’s Current Charter, public stockholders are being offered the opportunity to redeem, upon the closing of the Business Combination, shares of FEAC Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of September 30, 2020 of approximately $690.0 million, the estimated per share redemption price would have been approximately $10.00 per share.

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:
•
Assuming No Redemption — this scenario assumes that no shares of FEAC Common Stock are redeemed; and

•
Assuming Maximum Redemption — this scenario assumes that 29,855,291 shares of FEAC Class A Common Stock are redeemed for an aggregate payment of approximately $298.6 million (based on the estimated per share redemption price of approximately $10.00 per share) from the Trust Account. The Merger Agreement includes a condition to closing the Business Combination that, at the Closing, FEAC will have a minimum of $550.0 million in cash comprising (i) the cash held in the trust account after giving effect to the FEAC share redemptions and (ii) proceeds from the Private Placement.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FEAC is treated as the acquired company and Skillz is treated as the acquirer for financial statement reporting purposes. Skillz has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
Skillz’s existing stockholders will have the greatest voting interest in the combined entity under the no and maximum redemption scenarios with over 95% of the voting interest in each scenario;

•
The largest individual minority stockholder of the combined entity is an existing stockholder of Skillz;

•
Skillz’s directors will represent the majority of the new board of directors of the combined company;

•
Skillz’s senior management will be the senior management of the combined company; and

•
Skillz is the larger entity based on historical revenue and has the larger employee base.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of FEAC following the completion of the Business Combination. The unaudited pro forma adjustments represent FEAC’s management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(in thousands)
					As of September 30, 2020	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)		As of September 30, 2020
	As of September 30, 2020		Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)			Pro Forma Combined (Assuming Maximum Redemptions)
	FEAC (Historical)	SKILLZ (Historical)
Assets
Cash and cash equivalents	$256	$56,861	690,039	(a)	$277,818	$271,341	(g)	$250,589
			(24,150)	(b)		(298,570)	(o)
			(25,660)	(c)
			(10,000)	(d)
			158,531	(e)
			(230)	(f)
			(567,739)	(g)
			(90)	(h)
Prepaid expenses and other current assets	386	9,952	—		10,338	—		10,338
Total current assets	642	66,813	220,701		288,156	(27,229)		260,927
Cash and investments held in Trust Account	690,039	—	(690,039)	(a)	—	—		—
Property and equipment, net	—	5,569	—		5,569	—		5,569
Deferred offering Costs	—	13,507	(13,507)	(c)	—	—		—
Other long-term assets	—	992	—		992	—		992
Total assets	690,682	86,881	(482,845)		294,717	(27,229)		267,488
Liabilities
Accounts payable and accrued expenses	398	5,369	(655)	(c)	5,022	—		5,022
			(90)	(h)
Loan payable, Advance from Sponsor	230	—	(230)	(f)	—	—		—
Accrued professional fees related to deferred offering costs	—	12,199	(12,199)	(c)	—			—
Other current liabilities	—	23,029	—		23,029	—		23,029
Total current liabilities	628	40,597	(13,174)		28,051	—		28,051
Deferred underwriting compensation	24,150	—	(24,150)	(b)	—	—		—
Other long-term liabilities	—	56	—		56	—		56
Total liabilities	24,778	40,653	(37,324)		28,107	—		28,107
Commitments and contingencies
Class A common shares subject to possible redemption	660,904	—	(660,903)	(j)	—	—		—
Redeemable convertible preferred stock	—	1,120,724	(1,120,724)	(k)	—	—		—
Stockholders’ equity (deficit)
Preferred Stock	—	25,354	(25,354)	(k)	—	—		—
Class A common Stock	—	—	1	(e)	27	(3)	(o)	27
			6	(j)		3	(m)
			2	(l)
			18	(m)
Class B common Stock	2	—	(2)	(l)	8	—		8
			8	(m)
Common Stock	—	17	(8)	(g)	—	4	(g)	—
			26	(k)		(4)	(m)
			(35)	(m)
Additional paid in capital	5,481	—	(26,313)	(c)	1,950,519	1	(m)	1,651,953
			158,530	(e)		(298,567)	(o)
			660,897	(j)
			1,146,052	(k)
			9	(m)
			(483)	(n)
			6,346	(i)
Retained earnings (accumulated deficit)	(483)	(1,099,867)	(10,000)	(d)	(1,683,944)	271,337	(g)	(1,412,607)
			(567,731)	(g)
			483	(n)
			(6,346)	(i)
Total stockholders’ equity (deficit)	5,000	(1,074,496)	1,336,106		266,610	(27,229)		239,381
Total liabilities and stockholders’ equity	$690,682	$86,881	$(482,845)		$294,717	$(27,229)		$267,488

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except share and per share data)
	For the period from January 15, 2020 (inception) through September 30, 2020	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2020	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)	Nine Months Ended September 30, 2020
			Pro Forma Combined (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)		Pro Forma Adjustments (Assuming Maximum Redemptions)
	FEAC (Historical)	SKILLZ (Historical)
Revenue	$—	$162,392	$—		$162,392	$—	$162,392
Operating expenses:
Cost of revenue	—	8,806	—		8,806	—	8,806
Research and development	—	13,253	—		13,253	—	13,253
Sales and marketing	—	172,381	—		172,381	—	172,381
General and administrative	1,109	24,336	(90)	(aa)	25,355	—	25,355
Total operating expenses	1,109	218,776	(90)		219,795	—	219,795
Loss from operations	(1,109)	(56,384)	90		(57,403)	—	(57,403)
Other income (expense)
Interest expense, net	—	(1,297)	—		(1,297)	—	(1,297)
Other income (expense), net	—	(20,749)	—		(20,749)	—	(20,749)
Other income — interest on Trust Account	691	—	(691)	(bb)	—	—	—
Total other income (expense)	691	(22,046)	(691)		(22,046)	—	(22,046)
Loss before income taxes	(417)	(78,430)	(601)		(79,449)	—	(79,449)
Provision for income taxes	(65)	(100)	126	(cc)	(39)	—	(39)
Net income (loss)	(483)	(78,530)	(475)		(79,488)	—	(79,488)
Remeasurement of redeemable convertible preferred stock	—	(865,952)	865,952	(dd)	—		—
Deemed dividend related to repurchase of preferred stock	—	(1,153)	1,152	(ee)	—	—	—
Net income (loss) attributable to common stockholders	$(483)	$(945,635)	$866,629		$(79,488)	$—	$(79,488)
Basic and diluted weighted average shares outstanding — Class A and Class B					342,119,201		339,398,036
Basic and diluted net loss per share — Class A and Class B					$(0.23)		$(0.23)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)
					Year Ended December 31, 2019	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)	Year Ended December 31, 2019
	Year Ended December 31, 2019		Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
	FEAC (Historical)	SKILLZ (Historical)
Revenue	$—	$119,872	$—		$119,872	$—	$119,872
Costs and expenses:
Cost of revenue	—	5,713	—		5,713	—	5,713
Research and development	—	11,241	—		11,241	—	11,241
Sales and marketing	—	111,370	—		111,370	—	111,370
General and administrative	—	16,376	—		16,376	—	16,376
Total costs and expenses	—	144,700	—		144,700	—	144,700
Loss from operations	—	(24,828)	—		(24,828)	—	(24,828)
Other income (expense)
Interest expense, net	—	(2,497)	—		(2,497)	—	(2,497)
Other income (expense), net	—	3,720	—		3,720	—	3,720
Total other income (expense)	—	1,223	—		1,223	—	1,223
Loss before income taxes	—	(23,605)	—		(23,605)	—	(23,605)
Provision for income taxes	—	—	—		—	—	—
Net income (loss)	—	(23,605)	—		(23,605)	—	(23,605)
Remeasurement of redeemable convertible preferred stock	—	(62,519)	62,519	(dd)	—		—
Net income (loss) attributable to common stockholders	$—	$(86,124)	$62,519		$(23,605)	$—	$(23,605)
Weighted average common shares outstanding – basic and diluted					342,119,201		339,398,036
Net loss per share attributable to common stockholders – basic and diluted					$(0.07)		$(0.07)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, FEAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Skillz issuing stock for the net assets of FEAC, accompanied by a recapitalization.
The net assets of FEAC will be stated at historical cost, with no goodwill or other intangible assets recorded.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2019.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
FEAC’s unaudited balance sheet as of September 30, 2020 and the related notes included elsewhere in this prospectus; and

•
Skillz’s unaudited balance sheet as of September 30, 2020 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
FEAC’s unaudited statement of operations for the period January 15, 2020 (inception) through September 30, 2020 and the related notes included elsewhere in this prospectus; and

•
Skillz’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:
•
Skillz’s audited statement of operations for the year ended December 31, 2019 and the related notes included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that FEAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. FEAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of FEAC and Skillz.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. FEAC and Skillz have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:
(a)
Reflects the reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination, assuming no redemption.

(b)
Reflects the settlement of $24.2 million in deferred underwriting compensation.

(c)
Represents preliminary estimated transaction costs incurred by FEAC and Skillz of approximately $10.5 million and $15.8 million, respectively, for legal, financial advisory and other professional fees incurred and capitalized as part of the Business Combination. Of the Skillz transaction costs, approximately $13.5 million was capitalized as deferred offering costs, $12.2 million was accrued for as accrued professional fees and $0.7 million was accrued for as accounts payable and accrued expenses on the balance sheet as of September 30, 2020.

(d)
Represents approximately $10.0 million of transaction bonus payable to certain Skillz’ executives in connection with the consummation of the Business Combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(e)
Reflects the proceeds of $158.5 million from the issuance and sale of 15,853,052 shares of FEAC Class A Common Stock at $10.00 per shares in the Private Placement pursuant to the terms of the Subscription Agreements.

(f)
Reflects the settlement of $0.2 million of FEAC’s working capital loan at transaction close.

(g)
Reflects 76,246,531 shares of Skillz common stock assuming no redemptions and 39,805,822 shares of Skillz common stock assuming maximum redemptions exchanged for cash consideration to be paid to Skillz stockholders pursuant to the Merger Agreement.

(h)
Reflects the settlement of accrued expenses pursuant to the Administrative Services Agreement with the Sponsor, which will terminate upon consummation of the Business Combination.

(i)
Reflects $3.7 million of compensation cost related to the vesting of existing options to purchase common stock and $2.6 million of compensation cost related to the vesting of restricted shares. The options and restricted shares granted to select Skillz executives vest upon the occurrence of certain defined liquidity events, including the Business Combination. These costs are not included in the unaudited pro forma condensed combined statements of operations as they are nonrecurring.

(j)
Reflects the reclassification of $660.9 million of FEAC Class A common stock subject to possible redemption to permanent equity.

(k)
Reflects the conversion of 25,724,596 shares of Skillz preferred stock into 257,245,960 shares of Skillz common stock on a 1-for-10 basis pursuant to Section 3.01(a) of the Merger Agreement.

(l)
Reflects the conversion of 14,820,695 shares of FEAC Class B common stock held by the Sponsor into 14,820,695 shares of FEAC Class A common stock.

(m)
Represents the recapitalization of 354,987,166 shares of Skillz common stock into 183,469,176 shares of FEAC Class A common stock and 80,857,913 shares of FEAC Class B common stock, assuming no redemptions, and the recapitalization of 391,427,875 shares of Skillz common stock into 210,603,302 shares of FEAC Class A common stock and 80,857,913 shares of FEAC Class B common stock, assuming maximum redemptions.

(n)
Reflects the elimination of FEAC’s historical retained earnings.

(o)
Represents the redemption of the maximum number of shares of 29,855,291 shares of FEAC Class A common stock for $298.6 million allocated to Class A common stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.00 per share (based on the fair value of the cash and investments held in the Trust Account as of September 30, 2020 of $690.0 million).

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are as follows:
(aa)
Represents pro forma adjustment to eliminate historical expenses related to FEAC’s office space, utilities and secretarial and administrative services pursuant to the Administrative Services Agreement, which will terminate upon consummation of the Business Combination.

(bb)
Represents pro forma adjustment to eliminate investment income related to the cash and investments held in Trust Account.

(cc)
Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 21%.

(dd)
Reflects the elimination of the remeasurement of Skillz redeemable convertible preferred stock, which will cease to exist upon the conversion of the redeemable convertible preferred stock into Skillz common stock.

(ee)
Reflects the elimination of the deemed dividend related to repurchase of preferred stock, which will cease to exist upon the conversion of Skillz preferred stock into Skillz common stock.

Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. When assuming maximum redemption, this calculation is adjusted to eliminate such shares for the entire period. Basic and diluted loss per share for New Skillz Class A common stock and New Skillz Class B common stock are the same, as each class of common stock is entitled to the same dividend participation rights and economic terms.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the nine months ended September 30, 2020 and for the year ended December 31, 2019 (in thousands, except share and per share data):
	Nine Months Ended September 30, 2020		Year Ended December 31, 2019
	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(79,488)	$(79,488)	$(23,605)	$(23,605)
Weighted average common shares outstanding, basic and diluted	342,119,201	339,398,036	342,119,201	339,398,036
Net loss per share attributable to common stockholders – basic and diluted(1)	$(0.23)	$(0.23)	$(0.07)	$(0.07)
Weighted average common shares calculation, basic and diluted
FEAC public stockholders	69,000,000	39,144,709	69,000,000	39,144,709
Holders of FEAC sponsor shares(2)	6,350,200	6,350,200	6,350,200	6,350,200
Current Skillz stockholders(2)(3)	250,915,949	278,050,075	250,915,949	278,050,075
Private Placement	15,853,052	15,853,052	15,853,052	15,853,052
	342,119,201	339,398,036	342,119,201	339,398,036

(1)
For the purpose of calculating diluted earnings per share, it was assumed that all 17,250,000 outstanding FEAC Warrants sold in the IPO and the 10,033,333 private placement warrants are exchanged for FEAC Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.

(2)
The pro forma basic and diluted shares of the Holders of FEAC sponsor shares and current Skillz stockholders exclude 5,000,000 Earnout Shares to Holders of FEAC sponsor shares and 5,000,000 Earnout Shares to Skillz to be placed into escrow, as these are not deemed to be participating securities and would reduce the diluted loss per share.

(3)
The pro forma basic and diluted shares of current Skillz stockholders exclude 13,411,140 shares issuable under unvested restricted stock and 49,755,517 shares issuable under unexercised stock options associated with Skillz equity incentive plans and under Skillz unexercised common and preferred warrants as these are contingently issuable shares and would reduce the diluted loss per share.

SELECTED HISTORICAL FINANCIAL INFORMATION OF FEAC
FEAC is providing the following selected historical financial data to assist you in your analysis of the financial aspects of the Business Combination.
FEAC’s consolidated statement of operations data for the period from January 15, 2020 (date of inception) to September 30, 2020 and balance sheet data as of September 30, 2020 is derived from FEAC’s unaudited condensed consolidated financial statements included elsewhere in this prospectus.
This information should be read in conjunction with FEAC’s consolidated financial statements and related notes and “FEAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of FEAC.
Statement of Operations Data	For the Period from January 15, 2020 (inception) to September 30, 2020
(in dollars, except for share and per share numbers)
Revenue	$—
General and administrative expenses	1,108,508
Loss from operations	(1,108,508)
Other income – interest earned on Trust Account	691,470
Provision for income taxes	(65,470)
Net loss	$(482,508)
Basic and diluted weighted average shares outstanding of Class A common stock	69,000,000
Basic and diluted net income per share, Class A	$—
Basic and diluted weighted average shares outstanding of Class B common stock	17,250,000
Basic and diluted net loss per share, Class B	$(0.03)
Balance Sheet Data	September 30, 2020
(in dollars)
Total assets	$690,681,526
Total liabilities	24,777,726
Total stockholders’ equity and Class A common stock subject to possible redemptions	665,903,800

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FEAC
The following discussion and analysis of the financial condition and results of operations of Flying Eagle Acquisition Corp. (for purposes of this section, “FEAC,” “we,” “us” and “our”) should be read in conjunction with the financial statements and related notes of FEAC included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this prospectus.
Overview
We are a blank check company incorporated as a Delaware corporation on January 15, 2020 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Simultaneously with the consummation of our initial public offering, we consummated the private sale of an aggregate of 10,033,333 warrants, each exercisable to purchase one share of Class A common stock, par value $0.0001 per share at $11.50 per share, to Eagle Equity Partners II, LLC and Harry E. Sloan at a price of $1.50 per warrant, generating gross proceeds, before expenses, of approximately $9,500,000. We intend to consummate an initial business combination using cash from the proceeds of our initial public offering that closed on March 10, 2020 and the Private Placement, and from additional issuances of, if any, our equity and our debt, or a combination of cash, equity and debt.
At September 30, 2020, we held cash of $255,827, current liabilities of $627,726 and deferred underwriting compensation of $24,150,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination will be successful.
Agreement for Business Combination
On September 1, 2020, we entered into the Merger Agreement with Merger Sub, Skillz and Paradise. If the Merger Agreement is adopted by FEAC’s stockholders, and the transactions contemplated by the Merger Agreement are consummated, Merger Sub will merge with and into Skillz with Skillz surviving the merger as a wholly owned subsidiary of FEAC. In addition, in connection with and following the consummation of the Business Combination, FEAC will be renamed “Skillz, Inc.” and is referred to herein as “New Skillz” as of the time following such change of name.
Skillz is a leading mobile games platform connecting users around the world through fun, fair and meaningful competition. Skillz enables developers to create compelling, competitive gaming experiences for its growing audience of users.
The aggregate value of the consideration paid in respect of Skillz is approximately $3.5 billion. Skillz stockholders will have the right to elect to receive consideration in the form of cash and/or shares of common stock of New Skillz, subject to proration if the aggregate cash consideration to satisfy all cash elections exceeds or is less than the Cash Consideration. The Cash Consideration is anticipated to be equal to (A) the proceeds available from the Trust Account established in connection with FEAC’s initial public offering (the “Trust Account”), after giving effect to any and all redemptions of public shares and the payment of transaction expenses, plus (B) the funds received by FEAC in the Private Placement, plus (C) the amount of cash and cash equivalents of Skillz determined in accordance with GAAP as of 11:59 p.m. Pacific Time on the day prior to the Closing Date, minus (D) $250,000,000. Cash Consideration is calculated in this manner in order to ensure that, after satisfying FEAC’s redemption obligations and paying transaction expenses, $250,000,000 in cash is first retained on the balance sheet of New Skillz (the “Balance Sheet Threshold”) before any cash is used to fund cash consideration to Skillz stockholders. Although Skillz currently has sufficient liquidity to fund its future operations, the Balance Sheet Threshold was mutually agreed upon between FEAC and Skillz based upon, among other things, considerations such as the amount of cash liquidity reasonably necessary to fund growth initiatives, support marketing efforts and provide additional working capital. If the Balance Sheet Threshold is not satisfied, all consideration to Skillz stockholders will be in the form of shares of common stock of New Skillz. In order to, among other things, avoid more cash being retained on the balance sheet of New Skillz than the parties believed was reasonably necessary, all cash in excess of the Balance Sheet Threshold will be used to fund Cash Consideration to Skillz stockholders. As a result, if the Skillz stockholders elect to receive an aggregate amount of cash that is greater than the Cash Consideration, the amount of cash to be paid to each Skillz stockholder who elected to receive cash will be adjusted downward on a pro rata basis and each such Skillz stockholder will receive additional shares of New Skillz. If the Cash Consideration exceeds the aggregate amount of cash which the Skillz stockholders elect to receive, the number of shares of New Skillz to be received by each Skillz stockholder that has elected to receive shares will be reduced until the cash portion of such stockholder’s total merger consideration represents the same portion that the Cash Consideration represents of the aggregate merger consideration, and each such Skillz stockholder will receive a pro rata portion of the excess cash. For more detailed information on the cash and stock allocations see “Cash Consideration” on page 0 and “Stock Consideration” on page 0. It is estimated that Cash Consideration will be approximately $568 million if there are no redemptions and approximately $269 million if maximum redemptions occur while still permitting FEAC to satisfy its closing conditions. See “Sources and Uses of Funds for the Business Combination” on page 0 for more information. In connection with or shortly following the signing of the Merger Agreement, certain Skillz stockholders made irrevocable cash elections (the “Cash Commitments”) to receive cash consideration in an aggregate amount of approximately $598 million and certain Skillz stockholders have made irrevocable stock elections to receive stock consideration in an aggregate amount of approximately $480 million (or approximately 48 million shares of common stock of New Skillz) (the “Stock Commitments”). These Cash Commitments and Stock Commitments were entered into with Skillz stockholders that were either significant stockholders of Skillz and/or had representatives on the board of directors of Skillz. Among other things, the willingness of these Skillz stockholders to enter into such commitments provided FEAC and Skillz assurances that substantially all of the Cash Consideration will be allocated to Skillz stockholders that have elected to receive cash consideration.
At the effective time of the Business Combination, the stock consideration to be issued to (i) the then current holders of stock in Skillz (other than Paradise and his controlled affiliates) will be in the form of Class A common stock of New Skillz and (ii) Paradise and his controlled affiliates will be in the form of shares of Class B common stock of New Skillz.
At the effective time, each Skillz option that is outstanding and unexercised, whether or not then vested or exercisable, will be assumed by New Skillz and will be converted into an option to acquire Class A common stock of New Skillz (other than in the case of the Founder, who will receive options exercisable for Class B common stock of New Skillz) with the same terms and conditions as applied to the Skillz option immediately prior to the effective time provided that the number of shares underlying such New Skillz option will be determined by multiplying the number of shares of Skillz common stock subject to such option immediately prior to the effective time, by the ratio determined by dividing the merger consideration value by $10.00 (the product being the “option exchange ratio”), which product shall be rounded down to the nearest whole number of shares, and the per share exercise price of such New Skillz option will be determined by dividing the per share exercise price immediately prior to the effective time by the option exchange ratio, which quotient shall be rounded down to the nearest whole cent.
At the effective time, each share of restricted Skillz common stock (other than those held by an individual who has waived the right to accelerate the vesting of such stock) will become immediately vested and the holder will be entitled to receive the applicable per share merger consideration, less applicable tax withholding, if any. Each share of restricted Skillz common stock held by an individual who has waived the right to accelerate the vesting of such stock will be cancelled and converted into a number of restricted shares of New Skillz stock issuable as merger consideration for one share of Skillz common stock, rounded to the nearest whole share of New Skillz common stock, subject to the same terms and conditions as applied to the Skillz restricted stock immediately prior to the effective time.
At the effective time, each warrant to purchase shares of Skillz capital stock that is issued and outstanding prior to the effective time of the Business Combination and has not been terminated pursuant to its terms will be assumed and converted into a warrant exercisable for shares of Class A common stock of New Skillz on the same terms and conditions as applied to the existing warrants to purchase Skillz capital stock.

Class B common stock of New Skillz will have the same economic terms as the Class A common stock of New Skillz, but the Class B common stock will have twenty (20) votes per share. The New Skillz Class B common stock will be subject to a “sunset” provision if Paradise and other permitted holders of New Skillz Class B common stock collectively cease to beneficially own at least twenty percent (20%) of the number of shares of New Skillz Class B common stock collectively held by Paradise and his permitted transferees as of the effective date of the Business Combination. The Class A common stock and Class B common stock of New Skillz that is required to be issued as merger consideration will be valued at $10.00 per share.
The Business Combination also calls for additional agreements, including, among others, the Subscription Agreements, Share Commitments, as described elsewhere in this prospectus.
Results of Operations
For the period from January 15, 2020 (date of inception) through September 30, 2020, we incurred a loss from operations of $1,108,508, including income tax of $65,470, which was offset by interest income from the trust account of $691,470. Through September 30, 2020, our efforts have been limited to organizational activities, activities relating to the Public Offering, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters. We have not generated any revenue, other than interest income earned on the proceeds held in the trust account. As of September 30, 2020, $690,039,470 was held in the trust account (including $24,150,000 of deferred underwriting discounts and commissions and approximately $15,050,000 from the Private Placement) and we had cash outside of trust of $255,827 and $397,726 in accounts payable and accrued expenses.
Except for the withdrawal of interest to fund FEAC’s working capital requirements (subject to an aggregate limit of $1,000,000) and/or to pay taxes, if any, the Current Charter provides that none of the funds held in trust will be released from the trust account until (i) the completion of an initial business combination; (ii) the redemption of any of the shares of Class A common stock included in the units sold in the Public Offering (the “Units”) properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of FEAC’s obligation to redeem 100% of the common stock included in the Units being sold in the Public Offering if FEAC does not complete an initial business combination by March 10, 2022 or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Public Offering if FEAC is unable to complete a Business Combination by March 10, 2022. Through September 30, 2020, we have not withdrawn any funds from interest earned on the trust proceeds. Other than the deferred underwriting discounts and commissions, no amounts are payable to the underwriters of the Public Offering in the event of a business combination.
We have also agreed to reimburse an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of our management team, in an amount not to exceed $15,000 per month in the event that such space and/or services are utilized and we do not pay a third party directly for such services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. For the period from January 15, 2020 (date of inception) through September 30, 2020, FEAC paid $45,000 under this agreement.
Going Concern Considerations and Capital Resources
For the period from January 15, 2020 (date of inception) through September 30, 2020, we incurred an aggregate of $1,108,508, for merger expenses, legal, accounting, and filing fees relating to our SEC reporting obligations and general corporate matters, and miscellaneous operating expenses.
We believe that we do not have sufficient liquidity to meet our current obligations and allow us to operate through March 10, 2022, assuming that an initial business combination is not consummated during that time. Over this time period, we currently anticipate incurring expenses for the following purposes:
•
due diligence and investigation of prospective target businesses;

•
legal and accounting fees relating to our SEC reporting obligations and general corporate matters;

•
structuring and negotiating an initial business combination, including the making of a down payment or the payment of exclusivity or similar fees and expenses; and

•
other miscellaneous expenses.

As indicated in the accompanying financial statements, at September 30, 2020, we had outside of trust cash in the amount of $255,827 and $397,726 in accounts payable and accrued expenses.
Off-Balance Sheet Financing Arrangements
We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.
We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.
Contractual Obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an administrative agreement to reimburse the Sponsor for office space, secretarial and administrative services provided to members of our management team by the Sponsor, members of the Sponsor, and our management team or their affiliates in an amount not to exceed $15,000 per month in the event such space and/or services are utilized and we do not pay a third party directly for such services, from the date of closing of the Public Offering. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees.
Critical Accounting Policies and Estimates
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:
Offering Costs
We comply with the requirements of Accounting Standards Codification (“ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5 A, “Expenses of Offering.” We incurred offering costs in connection with our Public Offering of approximately $38,688,692, consisting principally of underwriter discounts of $37,950,000 (including approximately $24,150,000 of which payment is deferred) and approximately $738,692 of professional, printing, filing, regulatory and other costs were charged to stockholders’ equity upon completion of the Public Offering. Approximately $64,294 of such offering expenses were accrued but unpaid at September 30, 2020.
Redeemable Shares of Class A Common Stock
All of the 69,000,000 shares of Class A common stock included in the Units sold as part of the Public Offering contain a redemption feature as described in the prospectus for the Public Offering. In accordance with FASB ASC 480, “Distinguishing Liabilities from Equity”, redemption provisions not solely within the control of FEAC require the security to be classified outside of permanent equity. The Current Charter provides a minimum net tangible asset threshold of $5,000,001. FEAC recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares will be affected by charges against additional paid-in capital.
Net Income (Loss) per Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the period. We have not considered the effect of the warrants sold in the Public Offering (including the over-allotment) and private placement warrants to purchase approximately 17,250,000 and 10,033,333 shares of our Class A common stock, respectively, in the calculation of diluted income per share, since their inclusion would be anti-dilutive.
Our statement of operations includes a presentation of net income per share for common stock subject to redemption in a manner similar to the two-class method of net income (loss) per share. Net income (loss) per common share for basic and diluted Class A common stock is calculated by dividing the interest income earned on the trust account, net of franchise taxes of $90,548, working capital up to an aggregate limit of $1,000,000, and income taxes of $53,853, by the weighted average number of Class A common stock since issuance. Net loss per common share for basic and diluted for Class B common stock is calculated by dividing the net loss, which excludes income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the period.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

BUSINESS OF NEW SKILLZ
The following discussion reflects the business of New Skillz, as currently embodied by Skillz. In this section, “we,” “us” and “our” generally refer to Skillz in the present tense or New Skillz from and after the Business Combination.
Overview
We were founded on one simple belief: everyone loves to compete. We are building the competition layer of the internet by re-inventing competitive mobile gaming.
We believe in the potential for all people to unleash their inner champions through competition and for developers to bring their art to the world and achieve their dreams of financial success.
Our proprietary platform revolutionizes and democratizes the mobile gaming industry and allows us to deliver gaming experiences that our player community trusts and loves and “levels the playing field” for every developer.
We built a virtual world where people share in the thrill of victory or the agony of defeat, enjoying healthy rivalry, great achievements and valued recognition. These interactive and highly social experiences power our industry leading average user engagement which we estimated at 62 minutes of game play per paying user per day in 2019 and positions us to be the center of users’ mobile gaming life. Skillz tracks the number of games that end users play but does not monitor end user playing time on its platform, and this estimate is based on the time allowed to complete a tournament in the top three games for paying users featured on our platform. Accordingly, the actual time paying users spend per day on the platform may be less than such estimate.
We expand the mobile gaming market by realigning the interests of gamers and developers. In our model, greater user engagement directly leads to more developer revenue. More revenue enables developers to build more content for the platform which, in turn, increases user engagement and retention. This alignment creates a virtuous cycle which delivers powerful network effects.
We benefit from the powerful trend of consumers seeking entertainment experiences that are online and interactive. The market for interactive entertainment has surpassed those for movies, music and books. Today, there are 2.7 billion gamers worldwide and over 10 million developers making content.
We believe the explosive growth of new games makes it hard for developers to rise above the noise. Our competition-based platform offers developers a turn-key go-to-market solution so they can focus on what they do best — make great games.
We believe our monetization approach is superior to traditional methods for free-to-play mobile games which create friction in the gamer experience.
The trust and fairness we foster with our player community is part of the foundation upon which our business is built.
We pioneered the next iteration of the charity walk-a-thon. The next generation’s mass-participatory charity event is the video game tournament. Through our platform, non-profits can reach a dramatically broadened universe of younger, first-time donors. In 2018, we ran 10 events for Susan G. Komen driving 25,000 new first-time donors to their organization. Since then we have been honored to be trusted by many of the world’s top non-profits including the World Wildlife Fund, the NAACP and the American Cancer Society. In the first nine months of 2020, we generated over 200,000 unique donors.
In 2020, we expect to power more than two billion tournaments, including 0.5 billion paid entry tournaments, and facilitate $1.6 billion in GMV generating expected revenue of $225 million. For the quarter ended September 30, 2020, we had 2.7 million MAUs, an increase of 57% from the same period in the prior year.
For the years ended December 31, 2019 and 2018, GMV was $886 million and $365 million, respectively. For the nine months ended September 30, 2020 and 2019, GMV was $1.1 billion and $627 million, respectively.

For the years ended December 31, 2019 and 2018, we hosted 1.51 billion and 0.71 billion tournaments on our platform, respectively, of which 0.28 billion and 0.15 billion, respectively, were paid entry. For the nine months ended September 30, 2020 and 2019, we hosted 1.54 billion and 1.07 billion tournaments on our platform, respectively, of which 0.35 billion and 0.22 billion, respectively, were paid entry.
Our revenue increased 201% in 2018 to $51 million, and our net loss increased 147% to $28 million. Our revenue increased 136% in 2019 to $120 million, and our net loss decreased 15% to $24 million. For the nine months ended September 30, 2020, our revenue increased 91% to $162 million, and our net loss increased 426% to $79 million.
Market Trends in Our Favor
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Mobile Gaming is Rapidly Growing:   The mobile gaming market grew at a 20% CAGR from 2014 to 2019 and is expected to grow from $68 billion in 2019 to $150 billion in 2025.

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Gaming has Gone Mainstream:   Gaming is the new mass market media. 64% of American adults play video games and that is expected to increase as Millennials, Gen-Z and younger generations represent a larger proportion of the population.

•
Democratization of Content Creation:   Easy-to-use and powerful mobile game development tools have transformed the game development process into a “click-to-create” process enabling anyone to build game content.

Developer Challenges
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Overwhelming Volume of New Games:   The explosive growth in new game content available makes it harder than ever for developers to rise above the noise and reach users with their content. Scaling mobile games requires significant investment in user acquisition capabilities, leaving many developers with unprofitable unit economics.

•
Increasing Scale Necessary to Compete:   The operations needed to sustain and improve existing games requires expertise, technologies and resources, which many developers lack and distracts them from their core competency — creating new, engaging content.

Our Platform
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Live Operations:   Our system runs everything from multivariate testing on acquisition of new cohorts, to optimizing on-system engagement and maximizing revenue retention.

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Gamer Competition Engine:   Our easy-to-integrate SDK contains over 200 features in a smaller than 15-megabyte package, which allows for seamless over-the-air updates and a trusted user experience.

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Developer Console:   Our dashboard where developer partners can rapidly integrate and monitor their game performance.

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Payment Infrastructure:   Our robust payment infrastructure processes 70 payment transactions per second with 99.9875% system uptime. In a money-in and money-out system, users expect the reliability of a payment business.

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Data Science:   Our algorithms and machine learning technologies augment all sides of our platform. Key features of our proprietary data science technologies include anti-cheat, anti-fraud, player rating and matching and segmentation engine. Strong anti-cheat and anti-fraud protections are among the most critical elements to foster a healthy competitive ecosystem because they maintain the trust and fairness of the user experience.

Our Core Strengths
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Deep Technology Moat:   We have invested extensively in developing our proprietary platform, resulting in many significant inventions and a broad portfolio of 58 issued and pending patents. We currently analyze 1.5 billion data points per day which we use to enhance our data-driven algorithms, continuously fortifying our position as the world’s leading competitive mobile gaming platform.

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Strong Network Effects:   Compelling competitive content on our platform attracts users, increasing the size of our audience, which, in turn, attracts more developers to create new interactive experiences using our platform, producing a powerful network effect.

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Attractive Unit Economics:   Our average Three-year Lifetime Value to User Acquisition Cost of our 2018, 2019 and nine months ended September 30, 2020 cohorts is expected to be 4.5x (and after taking into account the end-user incentives recorded in sales and marketing expense is expected to be 3.0x) and we pay back end-user acquisition spend in just four months, enabling us to efficiently scale our business.

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Brand Synonymous with Trust and Fairness:   We pioneered the competitive mobile gaming category and believe our brand is synonymous with trust and fairness.

Our Growth Strategies
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Grow the Core:   We reach fewer than 2% percent of mobile gamers in North America markets and are investing in marketing to expand our audience.

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Expand the Content Available on our Platform:   We intend to expand beyond casual content into other genres of interactive entertainment by powering competitive experiences in everything from first-person shooter to racing to real-time strategy games.

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Expand Internationally:   We see a significant opportunity to expand internationally. In 2019, we generated more than 90% of our revenue from users in North America, even though the international market is approximately four times larger than the North American market.

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Increase Brand and Influencer Partnerships:   More than 80% of our GMV is paid out in prizes today. We believe brand advertisers sponsoring those prizes have the potential to broaden our reach and drive increased profitability for our business.

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New Monetization Models:   In 2019, only 10% of our MAUs entered into paid contests. We plan to monetize the remaining 90% through non-intrusive, low friction advertisements, virtual goods or brand-sponsored prizes that will generate new economic opportunities for us and enable more developers to succeed.

•
Acquisitions:   We may consider selective acquisitions to accelerate our growth.

Our Business
Industry Trends in Our Favor
Mobile Gaming is Rapidly Growing
The global games market is substantial and growing rapidly. According to Newzoo, the interactive entertainment market grew from $84 billion in 2014 to $149 billion in 2019, and is larger than each of the markets of film box office, music and books. While the global games market as a whole has grown rapidly, the mobile gaming market has outpaced the broader industry’s growth. According to Newzoo, mobile games was a $68 billion market in 2019 and the largest and fastest-growing segment of the global games market, growing at a 20% CAGR from 2014 to 2019. The proliferation of smartphones has been a key driver of this growth. According to Statista, in 2019 over 40% of the world’s population currently owns a smartphone and that number continues to grow, creating an increasingly large market for game developers to target. According to Statista, in 2019, a quarter of all time on mobile devices was spent in games.

Gaming Has Eclipsed Movies, Music and Books
Source: Newzoo, PWC, Grandview Research.
Note: Movies = Global Film Box Office; OTT = “over-the-top” (i.e. streaming media offered directly to viewers via the internet)
Gaming has Gone Mainstream
Gaming appeals to a diverse population, spanning genders, income levels and age groups. The growth of the casual segment is contributing to the attractiveness of mobile gaming, with simple gameplay that attracts new users and allows large audiences to take part. New content genres combined with broad smartphone adoption have made mobile gaming mainstream and act as catalysts for greater inclusion across the board. According to the Entertainment Software Association, 41% of gamers are women. Additionally, the ubiquity of smartphones means that almost anyone can play games without having to purchase additional hardware like consoles. This makes mobile gaming more accessible to a greater range of income levels. Moreover, gaming is prolific among younger demographics. While 64% of American adults play video games, that is expected to increase as Millennials, Gen-Z and younger generations represent a larger proportion of the population.
Democratization of Content Creation
The introduction of standardized game development and distribution platforms has democratized content creation, leading to a significant increase in content. Traditionally, game development required large studios and customized software development, creating high barriers to entry. Today’s mobile game development tools such as Unity and Unreal are intuitive and low-cost, transforming the game development process into a “click-to-create” process enabling anyone to build game content. In 2019, there were over 10 million game developers making content. Moreover, distribution platforms such as Apple App Store, the Samsung Galaxy Store and the Google Play Store have become ubiquitous, enabling developers to reach a broader audience and fueling a surge in content.
Developer Challenges
Overwhelming Volume of New Games
The explosive growth in new game content available makes it harder than ever for developers to rise above the noise and reach users with their content. Scaling mobile games requires significant investment in user acquisition capabilities, leaving many developers with unprofitable unit economics. We believe that in-app advertisements and purchases, the traditional forms of mobile game monetization, create friction with the user. With in-app advertisements, the gamer’s experience is constantly disrupted by intrusive ads, engagement and retention rates are at risk of being negatively impacted. With in-app purchases, developers offer virtual items to users, such as additional characters, upgrades and extra lives, that can be purchased for real money. Under this model, developers must continuously build new purchasable content for a shrinking group of users — often referred to as the “content treadmill”. Developers often decide to introduce “pay-to-win” mechanics which we believe hurts the user experience because it undermines fairness.

Increasing Scale Necessary to Compete
Live operations and user acquisition are the lifeblood of successful mobile game publishers. Yet most mobile game developers lack the resources and capabilities to perform at the same level as the larger developers. Moreover, many developers may not have the expertise, data, or tools to optimize live operation or user acquisition.
Our Platform
Overview
Our proprietary platform revolutionizes and democratizes the mobile gaming industry and allows us to deliver gaming experiences that our player community trusts and loves and “levels the playing field” for every developer. We believe we are re-inventing competitive mobile gaming and thereby expanding the mobile gaming market. Our technology platform aligns the interests of developers and gamers with respect to user monetization, instead of putting them at odds. Traditional mobile games utilize in-game advertisements or purchases, which create friction in the user experience, hurting engagement and retention. By monetizing user engagement primarily through prizes, we create a compelling alternative for both developers and users for any competitive game. With our system, the more users enjoy playing in contests for prizes and the longer they play, the more revenue we generate for developers. This dynamic generates significantly stronger monetization for developers.
Live Operations
Delivering high-quality live operations in games is critical to user retention and engagement. Our live operations, or LiveOps, system is used to manage and optimize the user experience across the thousands of games on our platform. We have built a highly automated system to power LiveOps for the games on our platform. LiveOps in mobile games on our platform encompasses everything from generation of new events to creating new and exciting tournament formats in which users can compete and brand and influencer-sponsored events. With our highly automated system, we are able to run LiveOps for the games on our system and we believe we are supporting those games with a fraction of the number of people required by a typical game developer.
We use these marketing and system optimization technologies to run multivariate testing on our system settings in order to optimize user engagement and retention for games on our platform. This system manages the presentation of tournament formats, frequency of events and merchandising of the Ticketz store, which is our in-game store that allows users to redeem prizes using Ticketz earned in gameplay on our platform.
With our segment manager tool, we can administer important system settings for users on the platform, including, among other things, the types of tournaments a user sees and is eligible to enter, deposit offers and promotions available to a user, and the incentives and achievements presented to a user at various moments of their gaming journey.
Gamer Competition Engine
Our end-to-end technology platform enables mobile game developers to improve the gameplay experiences and drive improved engagement, retention and revenue from their content. Our easy-to-integrate software development kit, or “SDK” contains over 200 features in a smaller than 15-megabyte package, which allows for seamless over-the-air updates.
User rating and matching is a challenging technical problem, as the fastest match is the next user in line to play, while the fairest match (i.e., a theoretically perfectly matched skill rating) could take a much longer time to find. User retention is sensitive to both fair matching and time to match and, therefore, we have invested significantly in the technology necessary to optimize these competing objectives.
Our SDK includes many social features such as in-game chat, friends tournaments and leagues which allow players to interact and build relationships, strengthening the Skillz player community. Our players enjoy social experiences around our games, by communicating during and after competitions, on topics ranging from sharing gameplay strategies to building healthy rivalries and making personal connections. Our Friends feature allows players to challenge a friend to a match and broadcasts that player’s affinity for Skillz to their social network.
Developer Console
Our intuitive developer console dashboard enables our game developers to rapidly integrate and monitor the performance of their games on our platform. The first step for a game developer integrating our tournament management system is to sign up for a free account on our developer portal. Developer onboarding has been optimized through multiple iterations to enable developers to quickly and easily set up an account, access technical documentation, download the SDK and access customer support. The developer portal has been built such that an average game developer can implement our SDK in about a day with little or no technical support. Once a game goes live on our platform, the developer portal provides the game developers with a single system through which they can access analytics on user behavior and monetization for the games.
Payment Infrastructure
We have developed a robust payment infrastructure that we use to process 70 payment transactions per second with 99.9875% system uptime. We believe our technology capabilities are critical to building and maintaining trusted relationships with our developers and users.
Data Science
Our algorithms and machine learning technologies augment all sides of our platform. Key features of our proprietary data science technologies include anti-cheat, anti-fraud, player rating and matching and segmentation engine. We believe our technology capabilities are industry-leading and have helped to differentiate our product offerings and fueled our growth.
Strong anti-cheat and anti-fraud protections are among the most critical elements required to foster a healthy competitive ecosystem. Our systems need to continuously evolve to stay ahead of sophisticated attempts to defraud or stack the odds against users. As a component of our proprietary security systems, we use the robust data we analyze to build statistical maps to predict users’ probable next outcome. This enables us to statistically detect anomalies, which are escalated for further review and, if appropriate, remediation.
High personalization is an integral element to enhancing the gamer experience on our platform. For example, we invented a technology for creating user segments based on dynamically linking behaviors. Our technology allows us to overlap, concatenate and exclude different behaviors to create new user journeys through game environments. We have identified 65 different behavior sets, which enables us to increase the number of potential unique user journeys exponentially and dynamically adjust for a significantly more personalized experience.
We give gamers the confidence to transact on our platform by delivering on our values of trust and fairness. We enable game developers to focus on what they do best: build great content. We provide developers with a comprehensive technology platform necessary to compete with the largest and most sophisticated mobile game developers in the world.
Our Developer Community
We have a growing community of developers using our platform to bring their art to the world. Content creation has been democratized in recent years with the introduction of standardized game development and distribution platforms and, as of September 30, 2020, we had over 9,000 registered game developers that have launched game integration on our system. Our self-serve platform enables our developer customers to integrate and monitor their game performance through sophisticated dashboards. This allows the developers to do what they do best — building great games, while we help them on all other fronts by delivering services such as payments, analytics, LiveOps, prize fulfillment and customer service. Historically, a small number of games have accounted for a substantial portion of our revenue. For the year ended December 31, 2019, Solitaire Cube and 21 Blitz (each developed by Tether) together with Blackout Bingo (developed by Big Run) accounted for 72% of revenue. During the nine months ended September 30, 2020, Solitaire Cube, 21 Blitz and Blackout Bingo accounted for 79% of our revenue. For the year ended December 31, 2019, Tether and Big Run accounted for 83% and 0.1%, respectively, of our revenue. For the nine months ended September 30, 2020, Tether and Big Run accounted for 63% and 25%, respectively, of our revenue. See section entitled “Risk Factors — Risks Related to Skillz’s Business and Industry” for a discussion of risks relating to a limited number of games (and related developers) that historically have accounted for a substantial portion of our revenue.
Games on our platform go live with free-to-play capabilities first before applying for prized competitions. We determine which games are enabled for prizes based on a number of criteria to ensure the game meets our standards, including: a minimum of 100 Daily Active Users (“DAUs”); whether the game is skill-based, according to our patented algorithm; proper implementation of our patented technology which eliminates randomness from our developer’s games to ensure that outcomes are determined by the user’s decisions; free of bugs, crashes and user-interface errors; and at least a 4-star rating in the relevant app store. We maintain player data and handle all communications with the players on behalf of our developers. This data model allows us to deliver superior monetization for the benefit of all the developers on our platform.
Our Gamer Community
We built a virtual world where our community shares in the thrill of victory or the agony of defeat, enjoying healthy rivalry, great achievements and valued recognition. Our social features such as chat, friend tournaments and leagues allow players to interact and build relationships, strengthening our player community. While we have highly effective means of acquiring users through paid channels, we also benefit from significant organic traffic. As Skillz becomes a household name, we expect to attract continued and valuable organic user traffic to our platform.
As illustrated in the table below, the end-user demographic is the mass market and, we believe, resembles the population at large.
Note: Income and age demographics based on Axciom survey data of paying users as of 2018.
Gender demographics based on Ad Network install data as of 2019.
Our Core Strengths
We are a pioneer in competitive mobile gaming, founded on the simple belief that everyone loves to compete. In 2020, we expect to power more than two billion tournaments, including 0.5 billion paid entry tournaments, and facilitate $1.6 billion in GMV. We believe that we are positioned as the market leader in competitive mobile gaming due to the following strengths:
Deep Technology Moat
We have invested extensively in developing our proprietary platform, resulting in many significant inventions and a broad portfolio of 58 issued and pending patents. We currently analyze over 300 data points from each game play session, representing over 1.5 billion distinct data points each day, which we use to enhance our data driven algorithms, continuously fortifying our position as the world’s leading competitive mobile gaming platform.
Strong Network Effects
We have a vibrant and growing ecosystem of developers and users. Compelling competitive content on our platform attracts users, increasing the size of our audience, which, in turn, attracts more developers to create new interactive experiences using our platform, producing a powerful network effect. We believe this network effect fuels our growth.
Attractive Unit Economics
Our platform has demonstrated highly compelling unit economics. The average Three-Year Lifetime Value of our 2018, 2019 and nine months ended September 30, 2020 cohorts is expected to be 4.5x our total user acquisition costs (and after taking into account the end-user incentives recorded in sales and marketing expense is expected to be 3.0x). User acquisition costs include expenses incurred in the period for all of the costs to acquire that cohort of users, including digital advertising costs, affiliate marketing costs, third-party vendors and software tools used by the user acquisition marketing team. Our payback period has averaged four months over these same periods. These returns on marketing investment support our ability to continue to efficiently scale our business.
Brand Synonymous with Trust and Fairness
We pioneered the competitive mobile gaming category and believe our brand is synonymous with trust and fairness. As we build our brand awareness, we expect it will help us attract new users and developers. Above all else, Skillz stands for trust and fairness and that reputation in our community is of the utmost importance to us.
Our Growth Strategy
According to Newzoo, there are currently 2.7 billion mobile gamers worldwide. We currently serve only 2.7 million MAUs as of September 30, 2020, a small fraction of the addressable market. We believe we are just in the early phases of addressing our significant market opportunity. The key elements of our growth strategy are:
Grow the Core
We believe we reach fewer than two percent of mobile gamers in North America today. Yet we tap into a universal desire for competition. Unlike other digital platforms that provide static entertainment, competition-based mobile gaming like ours provides highly coveted socially interactive experiences. We believe that competition enhances engagement in gaming content because gaming is inherently competitive. By enabling the competitive element of mobile gaming, we can continue to attract new audiences, while also driving higher engagement rates. In 2019, Skillz estimates the average paying user spent 62 minutes per day in game play on Skillz, which exceeds other leading social media and gaming platforms. We intend to leverage our existing platform to continue to increase user engagement. Skillz tracks the number of games that end users play but does not monitor end user playing time on its platform, and this estimate is based on the time allowed to complete a tournament in the top three games for paying users featured on our platform. Accordingly, the actual time paying users spend per day on the platform may be less than such estimate.
Expand the Content Available on our Platform
We see a significant opportunity for our developers to expand beyond casual content into other genres of interactive entertainment by powering competitive experiences in everything from first-person shooter to racing to real-time strategy games. We are investing in the platform to foster diversified content production on our platform and in our developer sales initiatives.
Expand Internationally
We see a significant opportunity to expand internationally. In 2019, we generated more than 90% of our revenue from users in North America. According to Newzoo, in 2020, the international market for mobile gaming is estimated to be approximately 4 times larger than the North American market. We believe we have the potential to reach these users through our existing channels and developer partners who can create localized content. We evaluate new markets for potential expansion based on many factors including market size and growth, propensity to spend on gaming, content extensibility, payments requirements, and regulatory framework.
Increase Brand and Influencer Partnerships
We see a significant opportunity to build partnerships with brands to sponsor tournaments on our platform. Brand advertisers are seeking new ways to engage with existing and potential customers online and are increasingly looking to us for sponsorship opportunities. More than 80% of our GMV is paid out in prizes today and we believe brand advertisers sponsoring prizes represents a material business opportunity for us to both broaden our reach and increase profitability.
Further, we are investing in influencer-sponsored tournaments. Influencers have an outsized impact on the purchasing behaviors of next-generation users. Influencers maintain a social media presence on platforms such as Twitch, Instagram and YouTube, and have thousands or even millions of followers who view, comment, like, share and follow their gameplay. Influencers can have a more powerful impact than traditional advertising methods because they bring their followers into their gameplay and daily lives in an authentic way.
New Monetization Models
In 2019, only 10% of our MAUs enter into paid contests. We plan to monetize the remaining 90% through non-intrusive, low friction advertisements, virtual goods, or brand-sponsored prizes that will generate new economic opportunities for us and enable more developers to succeed. Introducing non-intrusive, low friction advertisements would provide more developers a way of monetizing user engagement on the platform and we believe advertisements will be even more effective for games on our platform given the evergreen nature of competitive contests and user engagement patterns. According to GameAnalytics, mobile gaming industry ARPDAU ranges from $0.03 to $0.15 and we believe we could introduce advertisements and see similar levels of monetization.
Acquisitions
We have a culture of creating new products through iterating and testing new ideas that add value to our platform through increased virality, retention, and engagement. As we continue to build for the future, we may consider selective acquisitions to accelerate our international expansion, gain new strategic partnerships, or expand our platform offerings.
Our People
We were founded in 2012 by Andrew Paradise and Casey Chafkin. Our founders have imprinted a set of values that has set the culture for the company and its employees. Our seven values are: Honor; Mission; Collaboration; Productivity; Willingness; Frugality; and Balance.
Our founders and our business have been recognized for leadership. In 2018, we were recognized as one of Forbes’ “Next Billion Dollar Startups” and our CEO was named an Entrepreneur 360. In 2019, we were recognized as one of Fast Company’s most innovative companies and were named #31 on CNBC’s Disruptor 50. In the first nine months of 2020, we were named by Inc. Magazine to their Private Titans list.
We believe that our people are the reason for our success and we have organized ourselves to maximize productivity and performance. We maintain a high bar for talent and actively work to build diversity within our workforce.
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees. The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

As of September 30, 2020, we had 211 employees. None of our employees are represented by a labor organization or is a party to any collective bargaining agreement.
Gaming for Good
We pioneered the next iteration of the charity walk-a-thon. The next generation’s mass-participatory charity event is the video game tournament. Through our initiative, Gaming for Good, or G4G, our platform enables mass-participatory video game tournaments that harness the power of community through competition. Through our platform, non-profits can reach a dramatically broadened universe of younger, first-time donors. A diverse range of charitable initiatives have benefited from the power of our platform and gamer community. For non-profit organizations, their brand and reputations are among their most valuable assets. We have been honored to be trusted by some of the world’s leading non-profits, such as the World Wildlife Fund, the NAACP, and the American Cancer Society, to engage their audience of supporters and grow their reach. In 2018, we ran 10 events for Susan G. Komen driving 25,000 new first time donors to their organization. In the first nine months of 2020, we generated over 200,000 unique donors.
Games on Our Platform
We offer a wide range of contests for the users. We enable game genres that can be played: (i) asynchronously; (ii) turn-based synchronously; or (iii) synchronously. An example of an asynchronous game would be a match-3 puzzle game or bingo game where users play the exact same game at different times and then the scores are compared when both contestants have played to determine the winner. An example of a turn-based synchronous game would be a dominoes game in which users take turns in real-time and the winner is determined when the game ends. An example of a synchronous game would be a real-time strategy game where users are making multiple moves simultaneously and then the winner is determined when the game ends.
Distribution
Our developers distribute their games through direct app downloads from our websites, as well as third-party platforms, such as the Apple App Store, which traditionally has been the main distribution channels for our developers’ games. In accordance with the Apple App Store policy, Apple does not take any share of the end-user deposits on our system; however, Apple does receive a fee for end-user deposits made through Apple Pay.

Marketing
Our ability to effectively market to potential users is important to our operational success. With a blend of our analytics and data science, we leverage software tools to efficiently acquire, retain and engage users while reinforcing our trusted consumer-facing brand for both the end users and our developer partners. We acquire and engage users primarily through digital ad networks, our game developers and affiliate partners. We use a combination of paid marketing channels, in combination with compelling offers and exciting games, to achieve our objectives. We optimize our marketing investment across all our channels in order to generate strong returns on our marketing spending. The average Three-Year Lifetime Value of our 2018, 2019 and nine months ended September 30, 2020 cohorts is expected to be 4.5x our total user acquisition costs (and after taking into account the end-user incentives recorded in sales and marketing expense is expected to be 3.0x). User acquisition costs include expenses incurred in the period for all of the costs to acquire that cohort of users, including digital advertising costs, affiliate marketing costs, third-party vendors and software tools used by the user acquisition marketing team. Our payback period, or the time it has taken to recoup our investment in user acquisition, has averaged four months over these same periods.
In addition to traditional paid advertising channels, we cross-promote our product offerings to our existing user base across our gaming ecosystem. On average, users that have entered a paid-entry fee tournament download 10 Skillz-hosted games. Through our cross-promotion channels, we use a combination of content, contests and special offers to engage existing users.
We have significant opportunities to extend our marketing channels to offline media and deploy omni-channel marketing strategies to further expand our business. For example, partnerships with celebrities and influencers have the potential to cost-effectively reach new users. Moreover, we intend to opportunistically engage in brand marketing to drive broader consumer and developer awareness of our platform.
We have engagement marketing programs that provide rewards and awards for players engaging on the platform. Players earn loyalty currency, called Ticketz, every time they play a paid entry contest. The frequency and amount of entry fees determine the amount of Ticketz that are earned. Players can earn trophies as awards for performing certain actions or achieving milestones in games. Tickets earned through the loyalty rewards and awards programs can be exchanged in our in-app Ticketz Store for various prizes ranging from Skillz-branded apparel to luxury goods and vehicles.
Customer Advocacy
We provide 24/7 customer support and trust and safety services to our developer’s end-users. The customer support team responds to all user inquiries including support for game crashes, payment issues, and loyalty program inquiries. In the first nine months of 2020, our customer support team achieved a 93% Player CSAT and 46 Player NPS rating. The Trust & Safety team reviews any suspicious payments and chargebacks, and investigates anomalous scoring patterns and user reports of cheating, among other things. We leverage our data science technologies to reduce a population of bad actors by a factor of 500, leaving just a handful of potential cheaters and fraudsters per million active users requiring manual intervention. These suspected bad actors are reviewed on a case-by-case basis with several escalating levels of review, which ultimately may require an in-person play test on a Skillz-provided mobile device administered by a third-party security vendor to confirm the user’s ability.
Intellectual Property
Our business relies substantially on the creation, use and protection of intellectual property. We protect our intellectual property by relying on international, federal, state and common law rights. We control access to our proprietary technology by entering into confidentiality and invention assignment agreements with our employees and contractors. We actively seek patent protection covering our inventions and as of September 30, 2020 we have 58 patents granted or pending.
Property
Our principal business operations are located in San Francisco, California. We lease space in Portland, Oregon and Las Vegas, Nevada for our customer support and engineering operations. We intend to acquire additional space as we add employees and expand geographically.

Legal Proceedings
We are engaged in the defense of certain claims and lawsuits arising out of the ordinary course and conduct of our business and have certain unresolved claims pending, the outcomes of which are not determinable at this time. We have insurance policies covering certain potential losses where such coverage is available and cost effective. In our opinion, any liability that might be incurred by us upon the resolution of any claims or lawsuits will not, in the aggregate, have a material adverse effect on our financial condition or results of operations.
Government Regulation and Compliance
Regulation
We are subject to a variety of laws in the U.S. and abroad that affect our business, including state and federal laws regarding skill-based gaming, consumer protection, electronic marketing, data protection and privacy, competition, taxation, intellectual property, export and national security, which are continuously evolving. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the U.S. It is also likely that as our business grows and evolves, particularly if we expand to other countries, we will become subject to laws and regulations in additional jurisdictions or other jurisdictions may claim that we are required to comply with their laws and regulations.
State and federal laws in the U.S. distinguish between games of skill and games of chance. We only enable games for paid entry-fee contests in states in which skill-based gaming is permitted and not required to be licensed as gambling under applicable state law. As of September 30, 2020, we enable cash prizes in 41 states and the District of Columbia, covering approximately 90% of the U.S. population. Skillz enables cash prizes in all states except for Arizona, Arkansas, Connecticut, Delaware, Louisiana, Montana, South Carolina, South Dakota, and Tennessee. We use proprietary algorithms and data science tools to ensure that the degree of skill involved in affecting the outcome of a contest is sufficient to comply with applicable state laws. The scope and interpretation of the laws that are or may be applicable to the determination as to whether a contest is skill-based, and therefore beyond the scope of a state’s gambling laws and licensing requirements, are subject to interpretation and evolving. We have not received any licenses, authorizations or approvals confirming that the paid entry-fee contests hosted on our platform comply with applicable laws. Our compliance is based on our interpretation of existing state and federal laws regarding skill-based gaming. There is a risk that existing or future laws in the states in which we operate may be interpreted in a manner that is not consistent with our current practices, and could have an adverse impact on our business and prospects. Additionally, existing and future laws that permit skill-based gaming may be accompanied in the future by restrictions or taxes that make it impractical or less feasible to operate in these jurisdictions.
It is possible that a number of laws and regulations may be adopted or construed to apply to us that could restrict the online and mobile industries, including player privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through the Internet and mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. For example, existing laws or new laws regarding the marketing of in-app purchases, or regulation of currency, banking institutions, unclaimed property or money transmission, may be interpreted to cover the games featured on our platform and the entry fees paid in respect of such contests. If that were to occur we may be required to seek licenses, authorizations or approvals from relevant regulators, the granting of which may be dependent on us meeting certain capital and other requirements, and we may be subject to additional regulation and oversight, all of which could significantly increase our operating costs. Changes in current laws or regulations or the imposition of new laws and regulations in the U.S. or elsewhere regarding these activities may impede the growth of social game services and impair our business, financial condition or results of operations.
Compliance
Because we handle, collect, store, receive, transmit and otherwise process certain personal information of the users and employees, we are also subject to federal, state and foreign laws related to the privacy and protection of such data. Regulations such as the General Data Protection Regulation of the European Union and the California Consumer Privacy Act are untested laws that could affect our business and the potential impact is unknown.
We have developed internal compliance programs to ensure we comply with legal and regulatory requirements for skill-based gaming. We use geofencing technology to restrict user access to paid entry fee contests in only those jurisdictions where video games of skill are permitted. While we are firmly committed to full compliance with all applicable laws and have developed appropriate policies and procedures in order to comply with the requirements of the evolving regulatory regimes, we cannot assure that our compliance program will prevent the violation of one or more laws or regulations, or that a violation by us or an employee will not result in the imposition of a monetary fine.
Competition
We primarily compete with alternative monetization services for mobile game content. This includes platforms that facilitate in-app advertisements and purchases. We principally compete on a number of factors, including a robust technology toolset designed with the ability to convert, engage and retain users. Our developers compete for end users with other forms of consumer discretionary entertainment that vie for the users’ time and disposable income. This includes companies that provide video entertainment, music entertainment, social networking and other forms of leisure entertainment. The large companies in our ecosystem may play multiple different roles given the breadth of their business. Examples of these larger companies are Sony, Amazon, Facebook, Apple, Google, and Unity. Most of these companies are also our partners and customers.

SELECTED HISTORICAL FINANCIAL INFORMATION OF SKILLZ
Skillz’s balance sheet data as of September 30, 2020 and statement of operations data for the nine months ended September 30, 2020 and 2019, are derived from Skillz’s unaudited financial statements included elsewhere in this prospectus. Skillz’s balance sheet data and statement of operations data as of and for the years ended December 31, 2019 and 2018, are derived from Skillz’s audited financial statements included in this prospectus.
The information should be read in conjunction with Skillz’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Skillz” contained elsewhere in this prospectus. Skillz’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a fiscal year.
	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Year Ended December 31, 2019	Year Ended December 31, 2018
	(in thousands, except share and per share amounts)
Statement of Operations Data:
Revenue	$162,392	$85,126	$119,872	$50,778
Costs and expenses
Cost of revenue	8,806	3,835	5,713	2,112
Research and development	13,253	7,803	11,241	7,547
Sales and marketing	172,381	77,942	111,370	51,689
General and administrative	24,336	11,991	16,376	14,975
Total costs and expenses	218,776	101,571	144,700	76,323
Loss from operations	(56,384)	(16,445)	(24,828)	(25,545)
Interest expense, net	(1,297)	(2,127)	(2,497)	(2,190)
Other income (expense), net	(20,749)	3,653	3,720	(45)
Loss before income taxes	(78,430)	(14,919)	(23,605)	(27,780)
Provision for income taxes	100	—	—	—
Net loss	$(78,530)	$(14,919)	$(23,605)	$(27,780)
Remeasurement of redeemable convertible preferred stock	(865,952)	(62,519)	(62,519)	(18,798)
Deemed dividend related to repurchase of preferred stock	(1,153)	—	—	—
Net loss attributable to common stockholders	$(945,635)	$(77,438)	$(86,124)	$(46,578)
Net loss per common share
Net loss per share attributable to common stockholders – basic and diluted	$(6.64)	$(0.58)	$(0.64)	$(0.36)
Weighted average shares outstanding
Weighted-average common shares outstanding – basic and diluted	142,475,767	134,316,073	135,124,756	129,930,282

	September 30, 2020	December 31, 2019	December 31, 2018
	(in thousands)
Balance Sheet Data:
Total assets	$86,881	$38,856	$26,029
Total current liabilities	40,597	10,481	10,212
Total liabilities	40,653	20,191	24,953
Working capital	26,216	24,611	14,565
Redeemable convertible preferred stock	1,120,724	156,335	54,056
Total stockholder’s deficit	(1,074,496)	(137,670)	(52,980)
	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Year Ended December 31, 2019	Year Ended December 31, 2018
	(in thousands)
Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$(29,744)	$(11,321)	$(21,937)	$(16,948)
Investing activities	(3,009)	(2,134)	(3,223)	(867)
Financing activities	63,986	24,963	31,168	33,330

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SKILLZ
The following discussion and analysis of the financial condition and results of operations of Skillz Inc. (for purposes of this section, “Skillz,” “we,” “us” and “our”) should be read together with Skillz’s audited financial statements as of and for the years ended December 31, 2019 and 2018, and Skillz’s unaudited interim financial statements as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, in each case together with the related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the section entitled “Selected Historical Financial Information of Skillz” and the pro forma financial information as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019 included in this prospectus. See “Unaudited Pro Forma Condensed Financial Information.” This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors”. Actual results may differ materially from those contained in any forward-looking statements.
Overview
We operate a marketplace that connects the world through competition, serving both developers and users. Our platform enables fair, fun and competitive gaming experiences and the trust we foster with users is the foundation upon which our community is built. We believe our marketplace benefits from a powerful network effect: compelling content attracts users to our platform, while the increasing size of our audience attracts more developers to create new interactive experiences on our platform.
Skillz was founded in 2012 by Andrew Paradise and Casey Chafkin with the vision to make eSports accessible to everyone possible. Today, the platform has over 40 million registered users and hosts an average of over 5 million daily tournaments, including 1.5 million paid entry daily tournaments offering over $100 million in prizes each month. As of September 30, 2020, we had over 9,000 registered game developers on our platform that have launched a game integration. For the year ended December 31, 2019, Solitaire Cube and 21 Blitz (each developed by Tether) together with Blackout Bingo (developed by Big Run) accounted for 72% of revenue. During the nine months ended September 30, 2020, Solitaire Cube, 21 Blitz and Blackout Bingo accounted for 79% of our revenue. For the year ended December 31, 2019, Tether and Big Run accounted for 83% and 0.1%, respectively, of our revenue. For the nine months ended September 30, 2020, Tether and Big Run accounted for 63% and 25%, respectively, of our revenue. In 2020, we expect to power more than two billion tournaments, including 0.5 billion paid entry tournaments, and generate $1.6 billion in GMV and $225 million in revenue.
Our culture is built upon a set of values established by our founders, aligning the company and its employees in a common vision. Our seven values are: Honor; Mission; Collaboration; Productivity; Willingness; Frugality; and Balance. Our approach has focused on trust and fairness for users enabling game developers to focus on what they do best: build great content.
Our technology capabilities are industry-leading and provide the tools necessary for developers to compete with the largest and most sophisticated mobile game developers in the world. Our easy-to-integrate software development kit (“SDK”) and developer console allow our developers to monitor, integrate and update their games seamlessly over the air. We ingest and analyze over 300 data points from each game play session, enhancing our data-driven algorithms and LiveOps systems. Moreover, we have developed a robust platform enabling fun, fair and meaningful competitive gameplay.
We currently serve 2.7 million monthly active users (“MAUs”), a small fraction of the estimated 2.7 billion mobile gamers worldwide according to Newzoo, leaving us with a significant runway for sustained growth. For fiscal year 2019 and 2018 we had 1.6 million and 0.8 million MAUs, respectively, and had a monthly average revenue per user (“ARPU”) of $6.38 and $5.22, respectively. For the nine months ended September 30, 2020 and 2019, we served 2.6 million and 1.5 million MAUs, respectively, and had monthly ARPU of $6.93 and $6.55, respectively. ARPU does not include end-user incentives included in our sales and marketing expense. During 2018, 2019 and the nine months ended September 30, 2020, the average monthly amount of such incentives was $2.12, $2.69 and $2.87, respectively. We monitor the conversion of users to paying users based on the ratio of Paying MAU to MAU. For each of fiscal years 2019 and 2018, our Paying MAU to MAU ratio was 10%. For the nine months ended September 30, 2020 and 2019, our Paying MAU to MAU ratio was 12% and 11%, respectively. We see a substantial opportunity for our developers to expand beyond casual content into other genres of interactive entertainment, from first-person shooters to racing games. In 2019, we generated less than 10% of our revenues from users outside of North America, leaving us with several large unpenetrated international markets. We see a significant opportunity to build partnerships with brands to sponsor tournaments on our platform to both increase our brand awareness and achieve improvements in our unit economics through advertiser sponsored prizes.
Our Financial Model
Skillz’s financial model aligns the interests of gamers and developers, driving value for our stockholders. By monetizing through competition, our system eliminates friction that exists in traditional monetization models between the developer and the gamer. The more gamers enjoy our platform the longer they play, creating more value for Skillz and our developers. By generating higher player to payor conversion, retention and engagement, we are able to monetize users at more than five times higher what our developers would generate through advertisements or in-game purchases.
Our platform allows users to participate in fair competition, while rewarding developers who create games that keep players engaged. We generate revenue by receiving a percentage of player entry fees in paid contests, after deducting end-user prize money (i.e. winnings from the Competitions), end-user incentives accounted for as reduction of revenue and the profit share paid to developers (the “Take Rate”). GMV represents entry fees that may be paid using cash deposits, prior cash winnings that have not been withdrawn, and end-user incentives. Cash deposits represented approximately 11% of total entry fees for the year ended December 31, 2019 and the nine months ended September 30, 2020. Prior cash winnings that have not been withdrawn represented approximately 82% of total entry fees for the year ended December 31, 2019 and the nine months ended September 30, 2020. End-user incentives represented approximately 7% of total entry fees for the year ended December 31, 2019 and the nine months ended September 30, 2020. Our model has allowed us to grow users, developers and revenue steadily while driving meaningful operating leverage.
The following are key elements of our financial model:
•
The scale, growth and engagement of the users — As we continue to acquire users, our ability to match comparable players, on both skill level and tournament template, in a fair and timely manner improves. Better matching leads to stronger engagement and the ability to create larger tournaments with more profitable take rates. This creates a stickier, more engaging, and continuously improving experience for our players, which in turn attracts more players to our platform, creating a positively reinforcing cycle leading to ever-improving gaming experiences. In the nine months ended September 30, 2020 and the years ended December 31, 2019 and 2018, we estimate that paying users spent an average of 60, 62, and 63 minutes per day in game play on our platform, respectively, based on the average number of tournament entries per day multiplied by 4 minutes per tournament.Skillz tracks the number of games that end users play but does not monitor end user playing time on its platform, and this estimate is based on the time allowed to complete a tournament in the top three games for paying users featured on our platform. Accordingly, the actual time paying users spend per day on the platform may be less than such estimate.

•
The scale, growth and partnership of our developers — We have created a platform that drives economic success for our developers. Our end-to-end platform allows developers to focus on creating games by automating and optimizing integral parts of their businesses  —  from user acquisition and monetization to game optimization. Our built-in payments, analytics, customer support, and live operations platform enables our developers to consistently learn, grow, earn and share in our success.

•
Product-first philosophy and data science capabilities — We have built a culture that puts product first, driving our impact with users and developers and then scaling marketing investment. 35% of our current personnel costs are spent on product development. Our easy-to-integrate SDK contains over 200 features in a smaller than 15-MB package which allows for over-the-air upgrades. Our intuitive Developer Console dashboard enables our developers to rapidly integrate and monitor the performance of their games. Our LiveOps system enables us to manage and optimize the user experience across the thousands of games on our platform.

We collect over 300 data points during each gameplay session to feed our big data assets which augment all elements of our platform. Our key data science technologies drive our player rating and matching, anti-cheat and anti-fraud, and user experience personalization engine.
•
Our unit economics — Our proprietary and highly scalable software platform produces revenue at a low direct cost, contributing to our gross margins. Once acquired, each user cohort contributes predictably to revenue over its life. A cohort is all the users acquired in the period presented. A user is considered part of a cohort based on the first time they make a deposit and enter a paid tournament. Once a user is considered part of a cohort, they are always counted in that cohort.

For example, our 2016 cohort contributed $6.0 million in revenue in the first year, $5.5 million in the second year, $5.5 million in the third year and $6.6 million in the fourth year. Our 2017 cohort contributed $9.9 million in revenue in the first year, $10.3 million in the second year and $9.6 million in the third year. Our 2018 cohort contributed $33.2 million in revenue in the first year and $36.1 million in the second year.
We also complement these stable cohort dynamics with disciplined user acquisition spending. The three-year lifetime value of our 2018, 2019 and nine months ended September 30, 2020 cohorts is expected to be 4.5x our total user acquisition costs (and after taking into account the end-user incentives recorded in sales and marketing expense is expected to be 3.0x). Our payback period has averaged four months over these same periods.
Key Components of Results of Operations
Revenue
Skillz provides a service to the game developers aimed at improving the monetization of their game content. The monetization service provided by Skillz allows developers to offer multi-player competition to their end-users which increases end-user retention and engagement.
By utilizing the Skillz monetization services, game developers can enhance the player experience by enabling them to compete in head-to-head matches, live tournaments, leagues, and charity tournaments and increase player retention through referral bonus programs, loyalty perks, on-system achievements and rewarding them with prizes (including Bonus Cash prizes). Skillz provides developers with a SDK that they can download and integrate with their existing games. The SDK serves as a data interface between Skillz and the game developers that enables Skillz to provide monetization services to the developer. Specifically, these monetization services include end-user registration services, player matching, fraud and fair play monitoring, and billing and settlement services. The SDK and Skillz monetization services provide the following key benefits to the developers:
•
Streamlined game and tournament management allowing players to register with the developer to compete in games for prizes while earning Skillz loyalty perks;

•
Fair play in each tournament via the Skillz suite of fairness tools, including skill-based player matching and fraud monitoring;

•
Improved end-user retention by rewarding the most loyal players with prizes and tickets (“Ticketz”) which can be redeemed in the Skillz virtual store. Ticketz are earned in every match and can be redeemed for prizes or credits to be used towards future paid entry fee tournaments;

•
Marketing campaigns through main-stream online advertising networks and social media platforms to drive end-user traffic to developers’ games within the Skillz ecosystem;

•
Systematic calls to end-user action via push notifications to players with game results, promotional offers, and time-sensitive actions; and

•
Process end-user payments, billings and settlements on behalf of the developer to enable players to connect their preferred payment method to deposit and enter into the game developers’ multi-player competitions for cash prizes.

Generally, end-users are required to deposit funds into their Skillz account in order to be eligible to participate in games for prizes. As part of its monetization services, Skillz is responsible for processing all end-user payments, billings and settlements on behalf of the game developer, such that the game developer does not have to collect directly from or make payments directly to the end-users. When the end-users enter into cash games, the end-users pay an entry fee using cash deposits, prior cash winnings in the end-users’ accounts that have not been withdrawn, and end-user incentives (specifically Bonus Cash). Skillz recognizes revenue related to each game regardless of how entry fees are paid. Skillz is responsible for distributing the prize money to the winner on behalf of the game developer. Skillz typically withholds 16% – 20% of the total entry fees when distributing the prize money as a commission. That commission is shared between Skillz and the game developers; however, the game developers’ share is calculated solely based upon entry fees paid by net cash deposits received from end-users, adjusted for certain costs incurred by Skillz to provide monetization services.
Costs and Expenses
Cost of revenue
Our cost of revenue consists of variable costs. These include mainly (i) payment processing fees, (ii) customer support costs, (iii) direct software costs, (iv) amortization of internal use software and (v) server costs.
We incur payment processing costs on user deposits. We also incur costs directly related to servicing end-user support tickets on behalf of the game developer that are logged by users directly within the Skillz SDK. These support costs include an allocation of the facilities expense needed to service these tickets. We use a third party as our cloud computing service; we incur server and software costs as a direct result of running our SDK in our developers’ games.
Research and Development
Research and development expenses consist of software development costs, comprised mainly of product and platform development, and to a lesser extent, allocation of rent, maintenance and utilities costs according to headcount. Personnel related expenses consist of salaries, benefits, and stock-based compensation.
Sales and Marketing
Sales and marketing expenses consist primarily of direct advertising costs and discretionary end-user incentives. Sales and marketing also includes allocations of rent, maintenance and utilities costs according to headcount. Personnel related expenses consist of salaries, benefits, and stock-based compensation.
General and Administrative
General and administrative expenses consist of personnel-related expenses for our corporate, executive, finance, and other administrative functions, expenses for outside professional services, and allocation of rent, maintenance and utilities costs according to headcount. Personnel related expenses consist of salaries, benefits, and stock-based compensation.
We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the Securities Exchange Commission, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.
Results of Operations
Nine Months Ended September 30, 2020 Compared to the Nine Months Ended September 30, 2019
The following table sets forth a summary of our results of operations for the interim periods indicated, and the changes between periods.

	Nine months ended September 30, (Unaudited)
	2020	2019	$ Change	% Change
	(in thousands, except share and per share data)
Revenue	$162,392	$85,126	$77,266	91%
Costs and expenses
Cost of revenue	8,806	3,835	4,971	130
Research and development	13,253	7,803	5,450	70
Sales and marketing	172,381	77,942	94,439	121
General and administrative	24,336	11,991	12,345	103
Total costs and expenses	218,776	101,571	117,205	115
Loss from operations	(56,384)	(16,445)	(39,939)	243
Interest expense, net	(1,297)	(2,127)	830	(39)
Other income (expense), net	(20,749)	3,653	(24,402)	(668)
Loss before income taxes	(78,430)	(14,919)	(63,511)	426
Provision for income taxes	100	—	100	NM
Net loss	(78,530)	(14,919)	(63,611)	426
Remeasurement of redeemable convertible preferred stock	(865,952)	(62,519)	(803,433)	1,285
Deemed dividend related to repurchase of preferred stock dividends	(1,153)	—	(1,153)	NM
Net loss attributable to common stockholders	(945,635)	(77,438)	(868,197)	1,121
Net loss per share attributable to common stockholders – basic and diluted	$(6.64)	$(0.58)	$(6.06)	1,045
Weighted average common shares outstanding – basic and diluted	142,475,767	134,316,073
Revenue
Revenue increased by $77.3 million, or 91%, to $162.4 million in the nine months ended September 30, 2020 from $85.1 million in the nine months ended September 30, 2019. The increase was attributable primarily to an 80% increase in MAU, driven by sales and marketing investment to acquire new paying users. Average revenue per user (ARPU) increased 6% over the same period.
Cost of Revenue
Cost of revenue increased by $5.0 million, or 130%, to $8.8 million in the nine months ended September 30, 2020 from $3.8 million in the nine months ended September 30, 2019, growing directionally in line with revenue. The increase in cost of revenue was primarily driven by payment processing and software costs. Cost of revenue as a percentage of revenue remained consistent at 5% in the nine months ended September 30, 2020 and 2019.
Research and Development
Research and development costs increased by $5.5 million, or 70%, to $13.3 million in the nine months ended September 30, 2020 from $7.8 million in the nine months ended September 30, 2019. The increase was driven by a $6.9 million increase in research and development headcount costs and a $0.2 million increase in the allocation of related overhead costs, partially offset by a $1.6 million increase in capitalized software costs, as certain projects entered the application development stage. Research and development expenses accounted for 8% of revenues in the nine months ended September 30, 2020, compared to 9% in the nine months ended September 30, 2019.

Sales and Marketing
Sales and marketing costs increased by $94.4 million or 121%, to $172.4 million in the nine months ended September 30, 2020 from $77.9 million in the nine months ended September 30, 2019. The increase was attributable primarily to a 125% increase in spend to acquire new paying users and a 89% increase in engagement marketing spend. Engagement marketing as a percentage of revenue decreased to 41% in the nine months ended September 30, 2020 from 42% in the nine months ended September 30, 2019.
General and Administrative Costs
General and administrative costs increased by $12.3 million or 103%, to $24.3 million in the nine months ended September 30, 2020 from $12.0 million in the nine months ended September 30, 2019. The increase was primarily driven by a $5.7 million increase in stock-based compensation expense, a $4.4 million increase in rent expense, and a $2.2 million increase in third-party outsourcing, legal, and professional services fees. General and administrative expenses accounted for 15% of revenues in the nine months ended September 30, 2020, compared to 14% in the nine months ended September 30, 2019.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
The following table sets forth a summary of our results of operations for the periods indicated, and the changes between periods.
	Year Ended December 31,
	2019	2018	$ Change	% Change
	(in thousands, except share and per share data)
Revenue	$119,872	$50,778	$69,094	136%
Costs and expenses
Cost of revenue	5,713	2,112	3,601	171
Research and development	11,241	7,547	3,694	49
Sales and marketing	111,370	51,689	59,681	115
General and administrative	16,376	14,975	1,401	9
Total costs and expenses	144,700	76,323	68,377	90
Loss from operations	(24,828)	(25,545)	717	(3)
Interest expense, net	(2,497)	(2,190)	(307)	14
Other income (expense), net	3,720	(45)	3,765	(8,367)
Loss before income taxes	(23,605)	(27,780)	4,175	(15)
Provision for income taxes	—	—	—	NM
Net loss	(23,605)	(27,780)	4,175	(15)
Remeasurement of redeemable convertible preferred stock	(62,519)	(18,798)	(43,271)	233
Net loss attributable to common stockholders	(86,124)	(46,578)	(39,546)	85
Net loss per share attributable to common stockholders – basic and diluted	$(0.64)	$(0.36)	$(0.28)	78
Weighted average common shares outstanding – basic and diluted	135,124,756	129,930,282
Revenue
Revenue increased by $69.1 million, or 136%, to $119.9 million in 2019 from $50.8 million in 2018. The increase was attributable primarily to a 99% increase in MAUs, driven by sales and marketing investment to acquire new paying users. ARPU increased 19% over the same period.

Cost of Revenue
Cost of revenue increased by $3.6 million, or 171%, to $5.7 million in 2019 from $2.1 million in 2018, growing directionally in line with revenue. The increase in cost of revenue was primarily driven by payment processing and software costs. Cost of revenue as a percentage of revenue increased one percentage point to 5% in 2019 from 4% in 2018.
Research and Development
Research and development expenses increased by $3.7 million, or 49%, to $11.2 million in 2019 from $7.5 million in 2018. The increase was driven by a $3.4 million increase in research and development headcount costs and a $1.6 million increase in the allocation of related overhead costs, partially offset by a $1.3 million increase in capitalized internal-use software development costs, as certain projects entered the application development stage. Research and development expenses accounted for 9% of revenues in 2019 compared to 15% in 2018.
Sales and Marketing
Sales and marketing expenses increased by $59.7 million, or 115%, to $111.4 million in 2019 from $51.7 million in 2018. The increase was attributable primarily to a 113% increase in spend to acquire new paying users and 145% increase in engagement marketing spend. Engagement marketing as a percentage of revenue increased to 42% in 2019 from 41% in 2018.
General and Administrative Costs
General and administrative expenses increased by $1.4 million, or 9%, to $16.4 million in 2019 from $15.0 million in 2018. The increase is attributed to higher personnel expenses driven by growth in headcount and higher general corporate expenses. General and administrative expenses accounted for 14% of revenues in 2019 compared to 29% in 2018, primarily due to stock-based compensation expense from the sale of common stock by employees to certain external investors in 2018.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with GAAP financial information, may be helpful to investors in assessing our operating performance. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as net loss before other non-operating interest expense or income, provision for income taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management, including, but not limited to fair value adjustments for certain financial liabilities (including derivatives) associated with debt and equity transactions, and impairment charges as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.
The following table reconciles net loss to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):
	Nine months ended September 30,
	2020	2019
Net loss	$(78,530)	$(14,919)
Interest expense, net	1,297	2,127
Income tax expense	100	—
Depreciation and amortization	1,092	455
EBITDA	(76,041)	(12,337)
Stock-based compensation	9,565	969
Other non-operating costs (income)(1)	20,749	(3,653)
Impairment charge(2)	3,395	—
Adjusted EBITDA	$(42,332)	$(15,021)

(1)
For the nine months ended September 30, 2020, other non-operating costs (income) include net remeasurement losses of $20.8 million related to fair value adjustments of financial instruments held by the Company, primarily attributable to the redeemable convertible Series E preferred stock forward option contract liability. For the nine months ended September 30, 2019, other non-operating costs (income) include a $3.6 million remeasurement gain for the bifurcated derivative liability related to the Company’s 2018 Convertible Promissory Notes.

(2)
This represents an impairment charge of a lease deposit and prepayment in connection with a lease agreement related to our new corporate facilities in San Francisco.

	Year Ended December 31,
	2019	2018
Net loss	$(23,605)	$(27,780)
Interest expense, net	2,497	2,190
Income tax expense	—	—
Depreciation and amortization	711	404
EBITDA	(20,397)	(25,186)
Stock-based compensation	1,237	6,680
Other non-operating costs (income)(1)	(3,648)	46
Adjusted EBITDA	$(22,808)	$(18,460)

(1)
For the year ended December 31, 2019, other non-operating costs (income) includes a $3.6 million remeasurement gain for the bifurcated derivative liability related to the Company’s 2018 Convertible Promissory Notes. For the year ended December 31, 2018, other non-operating costs (income), include a remeasurement loss for the bifurcated derivative liability related to the Company’s 2018 Convertible Promissory Notes.

Liquidity and Capital Resources
Since inception, we have financed our operations primarily from the sales of convertible preferred stock. As of September 30, 2020, our principal sources of liquidity were our cash and cash equivalents in the amount of $56.9 million, which are primarily invested in money market funds.

In December 2019, the Company entered into a mezzanine term loan for up to $40.0 million; $30.0 million of which is immediately available and an additional $10.0 million available upon the achievement of certain performance milestones (“2019 Mezzanine Term Loan”). The Company drew $10.0 million of the $30 million immediately available from the 2019 Mezzanine Term Loan. In June 2020, the Company paid the $10.0 million outstanding principal amount related to the 2019 Mezzanine Loan, plus all accrued and unpaid interest.
As of the date of this prospectus, our existing cash resources and additional financing from the issuance of our redeemable convertible Series E preferred stock in the second fiscal quarter of 2020, are sufficient to continue operating activities for at least one year past the issuance date of the financial statements.
The following table provides a summary of cash flow data (in thousands):
	Nine Months Ended September 30,
	2020	2019
Net cash used in operating activities	$(29,744)	$(11,321)
Net cash used in investing activities	(3,009)	(2,134)
Net cash provided by financing activities	63,986	24,963
	Year Ended December 31,
	2019	2018
Net cash used in operating activities	$(21,937)	$(16,948)
Net cash used in investing activities	(3,223)	(867)
Net cash provided by financing activities	31,168	33,330
Cash Flows from Operating Activities
Our cash flows from operating activities are significantly affected by the growth of our business primarily related to research and development and selling, general, and administrative activities. Our operating cash flows are also affected by our working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable and other current assets and liabilities.
Net cash used in operating activities was $29.7 million for the nine months ended September 30, 2020. The most significant component of our cash used during this period was a net loss of $78.5 million, which included non-cash expenses of $20.8 million related to fair value adjustments of financial instruments, $9.6 million related to stock-based compensation, $3.4 million related to an impairment charge, and $1.6 million related to depreciation and amortization and accretion of unamortized discounts, as well as net cash inflows of $13.4 million from changes in operating assets and liabilities. The net cash inflows from changes in operating assets and liabilities were primarily the result of an increase in other liabilities of $27.7 million, primarily related to an increase in accrued sales and marketing costs.
Net cash used in operating activities was $11.3 million for the nine months ended September 30, 2019. The most significant component of our cash used during this period was a net loss of $14.9 million, which included $2.6 million related to depreciation and amortization and accretion of unamortized discounts, non-cash expenses of $1.0 million related to stock-based compensation, as well as net cash inflows of $3.8 million from changes in operating assets and liabilities, partially offset by $3.7 million related to fair value adjustments of derivatives. The net cash outflows from changes in operating assets and liabilities were primarily the result of an increase in other liabilities of $5.8 million, primarily related to an increase in accrued sales and marketing costs.
Net cash used in operating activities was $21.9 million for the year ended December 31, 2019. The most significant component of our cash used during this period was a net loss of $23.6 million, which included non-cash expenses of $4.1 million related to stock-based compensation, depreciation, amortization, and net cash inflows of $1.2 million from changes in operating assets and liabilities, partially offset by $3.6 million in fair value adjustments of derivatives.

Net cash used in operating activities was $16.9 million for the year ended December 31, 2018. The most significant component of our cash used during this period was a net loss of $27.8 million, which included non-cash expenses of $6.7 million related to stock-based compensation, $1.7 million related to depreciation and accretion of unamortized discount and amortization of issuance costs, and net cash inflows of $2.4 million from changes in operating assets and liabilities. The net cash inflows from changes in operating assets and liabilities were primarily the result of an increase in accounts payable and other liabilities due of $3.4 million, primarily related to an increase in accrued sales and marketing costs.
Cash Flows from Investing Activities
Net cash used in investing activities was $3.0 million and $2.1 million for the nine months ended September 30, 2020 and 2019, respectively. In both periods, the net cash used in investing activities related to purchases of property and equipment, including internal-use software.
Net cash used in investing activities was $3.2 million and $0.9 million for the years ended December 31, 2019 and 2018, respectively. In both periods, the net cash used in investing activities related to purchases of property and equipment, including internal-use software.
Cash Flows from Financing Activities
Net cash provided by financing activities was $64.0 million for the nine months ended September 30, 2020, which was primarily due to net proceeds from the issuance of redeemable convertible Series E preferred stock of $76.6 million and net proceeds from the exercise of stock options of $0.7 million, offset by $10.2 million of debt repayments and payments towards issuance costs under our debt facilities, $2.5 million of repurchases of common and preferred stock, and $0.7 million of payments made towards deferred offering costs.
Net cash provided by financing activities was $25.0 million for the nine months ended September 30, 2019, which was primarily due to net proceeds from the issuance of redeemable convertible Series D-1 preferred stock of $25 million.
Net cash provided by financing activities was $31.2 million for the year ended December 31, 2019, which was primarily due to $24.9 million in net proceeds from the issuance of redeemable convertible Series D-1 preferred stock and net proceeds from borrowings of $6.1 million under our debt facilities.
Net cash provided by financing activities was $33.3 million for the year ended December 31, 2018, which was primarily due to net proceeds from the issuance of redeemable convertible Series D preferred stock of $18.2 million and net proceeds from borrowings of $14.9 million related to the convertible promissory notes.
Contractual Obligations and Commitments
The following table summarizes our contractual obligations and other commitments as of September 30, 2020, and the years in which these obligations are due:
Contractual Obligations and Commitments
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
	(in thousands)
Operating lease obligations	$30,974	$2,643	$9,394	$4,952	$13,985
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Quantitative and Qualitative Disclosures About Market Risk
We are exposed to a variety of market and other risks, including the effects of changes in interest rates, inflation, as well as risks to the availability of funding sources.
Interest Rate Risk
The market risk inherent in our financial instruments and our financial position represents the potential loss arising from adverse changes in interest rates. As of September 30, 2020, we had cash and cash equivalents of $56.9 million, which included money market fund accounts for which the fair market value would be affected by changes in the general level of U.S. interest rates. However, due to the low-risk profile of our investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of our cash and cash equivalents.
Foreign Currency Risk
There was no material foreign currency risk for the nine months ended September 30, 2020 and 2019, or the years ended December 31, 2019 and 2018.
Critical Accounting Policies and Estimates
Our financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.
Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
While our significant accounting policies are described in the notes to our financial statements, we believe that the following accounting policies are most critical to understanding our financial condition and historical and future results of operations:
• revenue recognition;
• stock-based compensation and common stock valuation; and
• fair value of redeemable convertible preferred stock
Revenue Recognition
Skillz provides monetization services to game developers enabling them to offer competitive games to our end-users. These activities are not distinct from each other as we provide an integrated service enabling the game developers to provide the competitive game service to the end-users, and as a result, they do not represent separate performance obligations. We are entitled to a revenue share based on total entry fees for paid Competitions, regardless of how they are paid, net of end-user prizes (i.e., winnings from the Competitions) and other costs to provide the monetization services. The game developers’ revenue share, however, is calculated solely based upon entry fees paid by net cash deposits received from end-users. In addition, we reduce revenue for certain end-user incentives which are determined to be a payment to a customer.
Skillz collects the entry fees and related charges from end-users on behalf of game developers using the end-user’s pre-authorized credit card or PayPal account and withholds its fees before making the remaining disbursement to the game developer; thus, the game developer’s ability and intent to pay is not subject to significant judgment.

Revenue is recognized at the time the performance obligation is satisfied by transferring control of the promised service in an amount that reflects the consideration that we expect to receive in exchange for the Monetization Services. We recognize revenue upon completion of a game, which is when our performance obligation to the game developer is satisfied. We do not have contract assets or contract liabilities as the payment of the transaction price is concurrent with the fulfillment of the services. At the time of game completion, we have the right to receive payment for the services rendered. Our agreements with game developers can generally be terminated for convenience by either party upon thirty days prior written notice, and in certain of our larger developer agreements, the developer, if required by us, must continue to make its games available on our platform for a period of up to twelve months. As we are able to terminate our developer agreements at our convenience, we have concluded the contract term for revenue recognition does not extend beyond the contractual notification period. We do not have any transaction price allocated to performance obligations that are unsatisfied (or partially satisfied).
End-User Incentive Programs
To drive traffic to the platform, we provide promotions and incentives to end-users in various forms. Evaluating whether a promotion or incentive is a payment to a customer may require significant judgment. Promotions and incentives which are consideration payable to a customer are recognized as a reduction of revenue at the later of when revenue is recognized or when we pay or promise to pay the incentive. Promotions and incentives recorded as sales and marketing expense are recognized when we incur the related cost. In either case, the promotions and incentives are recognized when they are used by end-users to enter into a paid competition.
Marketing promotions and discounts accounted for as a reduction of revenue.   These promotions are typically pricing actions in the form of discounts that reduce the end-user entry fees and are offered on behalf of the game developers. Although not required based on our agreement with the game developers, we consider that the game developers have a valid expectation that certain incentives will be offered to end-users. The determination of a valid expectation is based on the evaluation of all information reasonably available to the game developers regarding our customary business practices, published policies and specific statements.
An example of an incentive for which the game developer has a valid expectation is Ticketz, which are a currency earned for every competition played based on the amount of the entry fee. Ticketz can be redeemed for Bonus Cash. Another example is initial deposit Bonus Cash which is a promotional incentive program that can be earned in fixed amounts when an end-user makes an initial deposit on the Skillz platform. Bonus Cash can only be used by end-users to enter into future paid entry fee competitions and cannot be withdrawn by end-users.
Marketing promotions accounted for as sales and marketing expense.   When we conclude that the game developers do not have a valid expectation that the incentive will be offered, we record the related cost as sales and marketing expense. The Company’s assessment is based on an evaluation of all information reasonably available to the game developers regarding our customary business practices, published policies and specific statements. These promotions are offered to end-users to draw, re-engage, or generally increase end-users’ use of our platform.
An example of this type of incentive is limited-time Bonus Cash offers, which are targeted to specific end-users, typically those who deposit more frequently or have not made a deposit recently, via email or in-app promotions. We target groups of end-users differently, offering specific promotions we think will best stimulate engagement. Similar to Bonus Cash earned from a redemption of Ticketz or an initial deposit, limited-time Bonus Cash can only be used by end-users to enter into future paid entry fee competitions and cannot be withdrawn by end-users. The Company also hosts engagement marketing leagues run over a period of days or weeks, which award league prizes in the form of cash or luxury goods to end-users with the most medals at the end of the league. End-users accumulate medals by winning Skillz enabled paid entry fee competitions. Skillz determines whether or not to run a league, what prizes should be awarded, over what time period the league should run, and to which end-users the prizes should be paid, all at its discretion. The league parameters vary from one league to the next and are not reasonably known to the game developers. League prizes in the form of cash can be withdrawn or used by end-users to enter into future paid entry fee competitions.

Stock-Based Compensation
We recognize the cost of share-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. For awards that vest solely based on a service condition, the cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. For awards that vest based on service, performance and market conditions, we recognize stock-based compensation expense when the performance conditions are probable of being achieved. The compensation cost related to awards with market conditions is recognized regardless of whether the market condition is satisfied, if the requisite service is provided. We recognize stock-based compensation costs and reverse previously recognized costs for unvested options in the period forfeitures occur. We determine the fair value of stock options that vest solely based on a service condition using the Black-Scholes option pricing model, which is impacted by the following assumptions:
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Expected term — The Company determines the expected term based on the average period the stock options are expected to remain outstanding, generally calculated as the midpoint of the stock options’ vesting term and contractual expiration period, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

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Expected volatility — The expected volatility rate is based on an average historical stock price volatility of comparable publicly-traded companies in the industry group as there has been no public market for the Company’s shares to date.

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Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected term of the option.

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Expected dividend yield — The Company has not paid and does not expect to pay dividends. Consequently, the Company uses an expected dividend yield of zero.

For awards with market conditions, we determine the grant date fair value utilizing a Monte Carlo valuation model, which incorporates various assumptions including expected stock price volatility, expected term, risk-free interest rates, expected date of a qualifying event, and expected capital raise percentage. We estimate the volatility of common stock on the date of grant based on the weighted average historical stock price volatility of comparable publicly-traded companies in our industry group. We estimate the expected term based on various exercise scenarios, as these awards are not considered “plain vanilla.” The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. We estimate the expected date of a qualifying event and the expected capital raise percentage based on management’s expectations at the time of measurement of the award’s value.
Common Stock Valuation
The grant date fair value of Skillz Common Stock has been determined by our board of directors with the assistance of management and a third-party valuation specialist. The grant date fair value of Skillz common stock was determined based on valuation methodologies which utilize certain assumptions, including probability weighting of events, recent sales of stock to external investors, volatility, time to liquidity, a risk-free interest rate, and an assumption for a discount for lack of marketability where applicable. We have historically used a combination of the Option Pricing Model (“OPM”) and Common-Stock Equivalent (“CSE”) methods, which primarily derived the implied equity value for our common stock from a contemporaneous transaction involving our convertible preferred stock. Application of these methods involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events.
Once our stock is publicly traded, our board of directors intends to determine the fair value of Skillz Common Stock based on the closing price of Skillz Common Stock on or around the date of grant.
Redeemable Convertible Preferred Stock
Preferred stock that is redeemable at a fixed or determinable price on a fixed or determinable date, at the option of the holder, or upon the occurrence of an event that is not solely within our control is classified outside of permanent equity. Convertible preferred stock that is probable of becoming redeemable in the future is recorded at its maximum redemption amount at each balance sheet date, with adjustments to the redemption amount recorded through equity.
The redeemable convertible Series C, Series D, Series D-1 and Series E preferred stock is probable of becoming redeemable in the future and is recorded at its maximum redemption amount, which is the greater of the original issue price or the then-current fair value, at each balance sheet date. The fair value of the redeemable convertible preferred stock is estimated primarily based on valuation methodologies which utilize certain assumptions, including probability weighting of events, recent sales of stock to external investors, volatility, time to liquidity, a risk-free interest rate, and an assumption for a discount for lack of marketability, where applicable.
Recent Accounting Pronouncements
See Note 2 to our financial statements included elsewhere in this prospectus for more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one, of their potential impact on our financial condition and our results of operations.

SKILLZ INDEBTEDNESS
Senior Credit Facility
In May 2018, Skillz entered into a Loan and Security Agreement with Silicon Valley Bank, (“SVB”), which was most recently amended in December 2019 (the “Senior Credit Facility”). The Senior Credit Facility provides a growth capital term loan of up to $6,000,000 (the “Term Loan”), of which $3,500,000 was funded on the original closing date thereof, and a revolving credit facility of up to $30,000,000 based on borrowing base availability (the “Revolver”). Interest on the Term Loans is payable monthly in arrears, and principal payments on the Term Loan are payable in twenty-four (24) equal monthly installments beginning on March 1, 2019 through maturity in February 2021. Interest on the Revolver is payable monthly in arrears, and principal amounts thereunder may be borrowed, repaid and reborrowed from time to time through maturity in February 2021. Any outstanding principal plus any accrued but unpaid interest under the Term Loan and the Revolver are payable in full upon maturity in February 2021.
Borrowings under the Senior Credit Facility bear interest on the outstanding daily balance at a rate equal to the greater (i) 5.25% and (ii) one half of one percentage points (0.50%) above the prime rate.
Principal amounts outstanding under the Senior Credit Facility totaled $10.0 million as of December 31, 2019 and $3.5 million as of December 31, 2018. As of the date of this prospectus, Skillz has $30 million available for drawdown under the Term Loan and $30 million available for drawdown under the Revolver.
In addition to the regular monthly payment of principal plus accrued interest, upon the earliest to occur of (a) December 1, 2021, (b) the acceleration of the Term Loans and (c) the prepayment of the Term Loans in full prior to the maturity thereof, Skillz must pay to SVB an amount equal to the aggregate principal amount of the Term Loans funded by SVB multiplied by three percent (3.00%). Further, upon Skillz’s voluntary termination of the Term Loan or the Revolver prior to February 2021, in addition to the payment of any amounts then-owing, Skillz must pay a termination fee in an amount equal to $50,000; provided that no termination fee shall be charged if the Senior Credit Facility is replaced or refinanced with a new facility from SVB or any of its affiliates.
The Senior Credit Facility contains customary affirmative covenants, including financial reporting covenants and financial maintenance covenants requiring compliance with minimum revenue and minimum EBITDA levels. The Senior Credit Facility also contains customary negative covenants limiting Skillz’s ability to incur debt, incur liens, undergo certain fundamental changes, dispose of assets, make investments, merge with other companies, pay dividends and enter into certain transactions with affiliates. The Senior Credit Facility also contains customary events of default. Obligations under the Credit Facility are subject to acceleration upon the occurrence of specified events of default, including failure to comply with covenants.
To secure the payment and performance in full of all of the obligations under the Senior Credit Facility, Skillz granted SVB a continuing senior priority security interest in, and pledged to SVB, substantially all of the personal property of Skillz as collateral, wherever located, whether then owned or thereafter acquired or arising, and all proceeds and products thereof, excluding intellectual property (but not the accounts or proceeds thereof), provided the intellectual property is subject to a negative pledge.

DESCRIPTION OF NEW SKILLZ SECURITIES
As a result of the Business Combination, FEAC Stockholders who receive shares of New Skillz Class A common stock in the transactions will become New Skillz stockholders. Your rights as New Skillz stockholders will be governed by Delaware law and the Proposed Charter and bylaws. The following description of the material terms of New Skillz’s securities reflects the anticipated state of affairs upon completion of the Business Combination.
In connection with the reorganization as part of the Business Combination, FEAC will amend and restate its charter and bylaws. The following summary of the material terms of New Skillz’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the applicable provisions of Delaware law, the Proposed Charter and the post-Business Combination bylaws in their entirety for a complete description of the rights and preferences of New Skillz securities following the Business Combination
Authorized and Outstanding Capital Stock
The Proposed Charter authorizes the issuance of 635,000,000 shares, of which 500,000,000 shares will be shares of New Skillz Class A common stock, par value $0.0001 per share, 125,000,000 shares will be shares of New Skillz Class B common stock, par value $0.0001 per share, and 10,000,000 shares will be shares of New Skillz preferred stock, par value $0.0001 per share.
As of November 6, the record date, FEAC had approximately 66,435,404 shares of FEAC Class A common stock, 17,250,000 shares of FEAC Class B common stock outstanding. FEAC also has issued 26,642,163 warrants consisting of 16,608,830 public warrants and 10,033,333 private placement warrants and 2,564,596 units outstanding. After giving effect to the Business Combination, New Skillz will have 274,672,427 shares of Class A common stock outstanding (assuming no redemptions) and 80,857,913 shares of Class B common stock outstanding (assuming no redemptions).
New Skillz Common Stock
New Skillz Class A Common Stock
Voting Rights
Holders of New Skillz Class A common stock will be entitled to cast one vote per New Skillz Class A share. Generally, holders of all classes of New Skillz common stock vote together as a single class, and an action is approved by New Skillz stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of New Skillz Class A common stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of New Skillz Class A common stock will share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by the New Skillz Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the New Skillz Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of New Skillz, each holder of New Skillz Class A common stock will be entitled, pro rata on a per share basis, to all assets of New Skillz of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of New Skillz then outstanding.
Other Matters
Holders of shares of New Skillz Class A common stock do not have subscription, redemption or conversion rights. Upon completion of the Business Combination, all the outstanding shares of New Skillz Class A common stock will be validly issued, fully paid and non-assessable.
New Skillz B Common Stock
Voting Rights
Holders of New Skillz Class B common stock will be entitled to cast 20 votes per New Skillz Class B share. Generally, holders of all classes of New Skillz common stock vote together as a single class, and an action is approved by New Skillz stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of New Skillz Class B common stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of New Skillz Class B common stock will share ratably (based on the number of shares of Class B common stock held) if and when any dividend is declared by the New Skillz Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the New Skillz Class B common stock with respect to the payment of dividends.
Optional Conversion Rights
Holders of New Skillz Class B common stock will have the right to convert shares of their New Skillz Class B common stock into fully paid and non-assessable shares of New Skillz Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to New Skillz.
Mandatory Conversion Rights
Holders of New Skillz Class B common stock shall have their New Skillz Class B common stock automatically converted into New Skillz Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:
(1)
Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any New Skillz Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of New Skillz Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.

(2)
Upon the first date on which Paradise, together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of New Skillz Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the New Skillz Class B common stock) collectively held by Paradise and his permitted transferees.

(3)
Upon the date specified by the affirmative vote of the holders of at least two-thirds of the outstanding shares of New Skillz Class B common stock, voting as a separate class.

Liquidation Rights
On the liquidation, dissolution, distribution of assets or winding up of New Skillz, each holder of New Skillz Class B common stock will be entitled, pro rata on a per share basis, to all assets of New Skillz of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of New Skillz then outstanding.
Preferred Stock
The Proposed Charter provides that the New Skillz Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of New Skillz’s assets, which rights may be greater than the rights of the holders of the common stock. There will be no shares of preferred stock outstanding immediately upon consummation of the Business Combination.
The purpose of authorizing the New Skillz Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of New Skillz outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of New Skillz Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the dividend or liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of New Skillz Class A common stock.
Unvested Stock Options
At the effective time, each outstanding option to purchase shares of Skillz common stock (a “Skillz option”) that is outstanding and unexercised, whether or not then vested or exercisable, will be assumed by New Skillz and will be converted into an option to acquire shares of New Skillz Class A common stock (other than in the case of Paradise, who will receive options exercisable for New Skillz Class B common stock) with the same terms and conditions as applied to the Skillz option immediately prior to the effective time provided that the number of shares underlying such New Skillz option will be determined by multiplying the number of shares of Skillz common stock subject to such option immediately prior to the effective time, by the rati determined by dividing the merger consideration value by $10.00 (the product being the “option exchange ratio”) and the per share exercise price of such New Skillz option will be determined by dividing the per share exercise price immediately prior to the effective time by the option exchange ratio.
As of September 30, 2020, New Skillz had unvested outstanding options to purchase 19,918,085 shares of its common stock, with a weighted average exercise price of $0.59 per share.
Warrants
Skillz Warrants
At the effective time, each warrant to purchase shares of Skillz’s capital stock (each a “Skillz Warrant”) that is issued and outstanding immediately prior to the effective time and not terminated pursuant to its terms will be converted into a warrant exercisable for the merger consideration which such holder would have received if it had exercised such Skillz Warrant immediately prior to the effective time (assuming such Skillz Warrant was fully vested).
As of September 30, 2020, 3,893,880 Skillz Warrants to purchase shares of Skillz preferred stock and 971,842 Skillz Warrants to purchase shares of Skillz common stock were outstanding.

Public Stockholders’ Warrants
There are currently outstanding an aggregate of 23,255,662 warrants, which, following the consummation of the Business Combination, will entitle the holder to acquire New Skillz Class A common stock. Each whole warrant will entitle the registered holder to purchase one share of New Skillz Class A common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning the later of 30 days after the Closing and 12 months from the closing of our initial public offering, which occurred on March 10, 2020. A holder may exercise its warrants only for a whole number of shares of New Skillz Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless holder has at least three units, such holder will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Redemption of Warrants for Cash
Once the warrants become exercisable, New Skillz may call the warrants for redemption for cash:
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

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if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before New Skillz sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by New Skillz for cash, New Skillz may exercise its redemption right even if New Skillz is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
New Skillz has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and New Skillz issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the New Skillz Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption procedures and cashless exercise
If New Skillz calls the warrants for redemption as described above, New Skillz’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” New Skillz’s management will consider, among other factors, New Skillz’s cash position, the number of warrants that are outstanding and the dilutive effect on New Skillz’s stockholders of issuing the maximum number of shares of New Skillz Class A common stock issuable upon the exercise of its warrants. If New Skillz management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of New Skillz Class A common stock equal to the quotient obtained by dividing (x) the product of the number of New Skillz Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the New Skillz Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the New Skillz Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the New Skillz management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New Skillz Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. New Skillz believes this feature is an attractive option to New Skillz if New Skillz does not need the cash from the exercise of the warrants after New Skillz’s initial business combination. If New Skillz calls the New Skillz warrants for redemption and New Skillz’s management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify New Skillz in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the New Skillz Class A common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of New Skillz Class A common stock is increased by a share capitalization payable in shares of New Skillz Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of New Skillz Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase New Skillz Class A common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of New Skillz Class A common stock equal to the product of  (i) the number of shares of New Skillz Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Skillz Class A common stock) and (ii) the quotient of  (x) the price per share of New Skillz Class A common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of New Skillz Class A common stock, in determining the price payable for New Skillz Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of New Skillz Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the New Skillz Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if New Skillz, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of New Skillz Class A common stock on account of such New Skillz Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of New Skillz’s public shares upon New Skillz’s failure to complete the New Skillz initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Skillz Class A common stock in respect of such event.
If the number of outstanding shares of New Skillz Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of New Skillz Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of New Skillz Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of New Skillz Class A common stock.
Whenever the number of shares of New Skillz Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Skillz Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Skillz Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding New Skillz Class A common stock (other than those described above or that solely affects the par value of such New Skillz Class A common stock), or in the case of any merger or consolidation of New Skillz with or into another corporation (other than a consolidation or merger in which New Skillz is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding New Skillz Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of New Skillz as an entirety or substantially as an entirety in connection with which New Skillz is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the New Skillz Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of New Skillz Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New Skillz Class A common stock in such a transaction is payable in the form of New Skillz Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the warrant value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and New Skillz. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to New Skillz, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive New Skillz Class A common stock. After the issuance of New Skillz Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, New Skillz will, upon exercise, round down to the nearest whole number the number of shares of New Skillz Class A common stock to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants (including the New Skillz Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until thirty (30) days after the Closing (except in limited circumstances) and they will not be redeemable by New Skillz for cash so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers of the private placement warrants, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants sold in the initial public offering, including that they may be redeemed for shares of New Skillz Class A common stock. If the private placement warrants are held by holders other than the initial purchasers thereof or their permitted transferees, the private placement warrants will be redeemable by New Skillz and exercisable by the holders on the same basis as the warrants included in the units being sold in the initial public offering
Exclusive Forum
The Proposed Charter provides that, to the fullest extent permitted by law, unless New Skillz otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, by the sole and exclusive forum for any action brought (1) any derivative action or proceeding brought on behalf of New Skillz, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of the Corporation, (3) any action asserting a claim against New Skillz arising pursuant to any provision of the DGCL, the Proposed Charter or the New Skillz Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of the Proposed Charter or the New Skillz Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act of 1933, as amended.
Anti-Takeover Effects of Provisions of the Proposed Charter, the New Skillz Bylaws and Applicable Law
Certain provisions of the Proposed Charter, New Skillz Bylaws, and laws of the State of Delaware, where New Skillz is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the New Skillz Class A common stock and the New Skillz Class B common stock. New Skillz believes that the benefits of increased protection give New Skillz the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure New Skillz and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the New Skillz Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of New Skillz by means of a proxy contest, tender offer, merger, or otherwise.
Dual Class Stock
As described above, the Proposed Charter provides for a dual class common stock structure which provides Paradise with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of outstanding New Skillz Class A common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of New Skillz or its assets.
Number of Directors
The Proposed Charter and the New Skillz Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by the New Skillz Board; providing, however, that unless approved by (i) if before the first date on which the issued and outstanding shares of New Skillz

Class B common stock represents less than 50% of the total voting power of the then outstanding shares of capital stock of New Skillz that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the holders of a majority in voting power of the shares of capital stock of New Skillz that would then be entitled to vote in the election of directors at an annual meeting or by written consent, or (ii) if after the first date on which the issued and outstanding shares of New Skillz Class B common stock represents less than 50% of the total voting power of the then outstanding shares of capital stock of New Skillz that would then be entitled to vote in the election of directors at an annual meeting of stockholders, by the holders of two-thirds (2/3rds) of the voting power of the shares of capital stock of New Skillz that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the number of directors may not exceed seven. The initial number of directors will be set at five.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The New Skillz Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the New Skillz Board or a committee of the New Skillz Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide New Skillz with certain information. Generally, to be timely, a stockholder’s notice must be received at New Skillz’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The New Skillz Bylaws also specify requirements as to the form and content of a stockholder’s notice. The New Skillz Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of New Skillz.
Limitations on Stockholder Action by Written Consent
The Proposed Charter provides that, subject to the terms of any series of New Skillz Preferred Stock, any action required or permitted to be taken by the stockholders of New Skillz must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
Amendment of the Proposed Charter and New Skillz Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Proposed Charter provides that it may be amended by New Skillz in the manners provided therein or prescribed by statute. The Proposed Charter provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of New Skillz entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Charter providing for the capital stock of New Skillz, amendment of the charter, amendment of the bylaws, board of directors, election of directors, limitation of director liability, indemnification and special meetings of the stockholders.
If any of the New Skillz Class B common stock shares are outstanding, New Skillz will not, without the prior affirmative vote of the holders of two-thirds of the outstanding shares of New Skillz Class B common stock, voting as a separate class, in addition to any other vote required by applicable law or the Proposed Charter, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Proposed Charter (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of New Skillz Class B common stock or other rights, powers, preferences, or privileges of the shares of New Skillz Class B common stock, (2) to provide for each share of New Skillz Class A common stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of New Skillz Class A common stock other than as provided in the Proposed Charter or required by the DGCL, or (3) to otherwise adversely impact or affect the rights, powers, preferences, or privileges of the shares of New Skillz Class B common stock.

If any of the New Skillz Class A common stock shares are outstanding, New Skillz will not, without the prior affirmative vote of the holders of two-thirds of the outstanding shares of New Skillz Class A common stock, voting as a separate class, in addition to any other vote required by applicable law or the Proposed Charter, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Proposed Charter (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of New Skillz Class A common stock or other rights, powers, preferences, or privileges of the shares of New Skillz Class A common stock or (2) to provide for each share of New Skillz Class B common stock to have more than 20 votes per share or any rights to a separate class vote of the holders of shares of New Skillz Class B common stock other than as provided in the Proposed Charter or required by the DGCL.
The Proposed Charter also provides that the New Skillz Board shall have the power to adopt, amend, alter, or repeal the New Skillz Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the New Skillz Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Proposed Charter. The stockholders of New Skillz are prohibited from adopting, amending, altering, or repealing the New Skillz Bylaws, or to adopt any provision inconsistent with the New Skillz Bylaws, unless such action is approved, in addition to any other vote required by the Proposed Charter, by the Requisite Stockholder Consent.
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:
(1) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
(2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(3) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of New Skillz’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Since New Skillz has not opted out of Section 203 of the DGCL, it will apply to New Skillz. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with New Skillz for a three-year period. This provision may encourage companies interested in acquiring New Skillz to negotiate in advance with the New Skillz Board because the stockholder approval requirement would be avoided if the New Skillz Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the New Skillz Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Proposed Charter does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. New Skillz’s Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of New Skillz or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.
The New Skillz Bylaws provide that New Skillz must indemnify and advance expenses to New Skillz’s directors and officers to the fullest extent authorized by the DGCL. New Skillz also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for New Skillz directors, officers, and certain employees for some liabilities. New Skillz believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Proposed Charter and New Skillz Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit New Skillz and its stockholders. In addition, your investment may be adversely affected to the extent New Skillz pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of New Skillz’s directors, officers, or employees for which indemnification is sought.
Corporate Opportunities
The Proposed Charter provide for the renouncement by New Skillz of any interest or expectancy of New Skillz in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of New Skillz who is not an employee or office of New Skillz or any of its subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director of New Skillz expressly and solely in that director’s capacity as a director of New Skillz.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, New Skillz’s stockholders will have appraisal rights in connection with a merger or consolidation of New Skillz. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of New Skillz’s stockholders may bring an action in New Skillz’s name to procure a judgment in New Skillz’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of New Skillz’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The transfer agent for New Skillz capital stock will be Computershare Trust Company, N.A.
Listing of Common Stock
The New Skillz Class A common stock and public warrants have been approved for listing on the NYSE under the symbols “SKLZ” and “SKLZ WS,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A common stock or warrants of New Skillz for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of New Skillz at the time of, or at any time during the three months preceding, a sale and (ii) New Skillz is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Class A common stock or warrants of New Skillz for at least six months but who are affiliates of New Skillz at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of New Skillz Class A common stock then outstanding; or

•
the average weekly reported trading volume of New Skillz’s Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of New Skillz under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about New Skillz.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, FEAC’s initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after FEAC has completed its initial business combination.
Following the Closing, New Skillz will no longer be a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to FEAC regarding the beneficial ownership of FEAC common stock as of September 15, 2020 (pre-Business Combination) and, immediately following consummation of the Business Combination (post-Business Combination), ownership of shares of New Skillz common stock assuming that no public shares are redeemed, and alternatively that the maximum number of 29,881,562 public shares are redeemed.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of FEAC common stock pre-Business Combination is based on 86,250,000 shares of FEAC common stock (including 69,000,000 public shares and 17,250,000 founder shares) issued and outstanding as of October 30, 2020. The expected beneficial ownership of New Skillz Class A common stock and New Skillz Class B common stock held by the directors and executive officers of New Skillz and each person who is expected to be the beneficial owner of more than 5% of such shares after the consummation of the Business Combination is based upon the number of shares of Skillz capital stock and options to acquire such stock issued and outstanding as of October 30, 2020.
	Before the Business Combination			After the Business Combination
				Assuming No Redemption					Assuming Maximum Redemption
Name and Address of Beneficial Owner	Number of shares of FEAC common stock	%	% of Total Voting Power**	Number of shares of New Skillz Class A Common Stock	%	Number of shares of New Skillz Class B Common Stock	%	% of Total Voting Power**	Number of shares of New Skillz Class A Common Stock	%	Number of shares of New Skillz Class B Common Stock	%	% of Total Voting Power**
Eagle Equity Partners II, LLC(1)(2)	17,190,000	19.9%	19.9%	5,020,000	1.5%	—	—	*	5,020,000	1.6%	—	—	*
Harry E. Sloan(1)	—	—	—	—	—	—	—	—	—	—	—	—	—
Eli Baker(1)	—	—	—	—	—	—	—	—	—	—	—	—	—
Scott M. Delman(1)	20,000	*	*	20,000	*	—	—	*	20,000	*	—	—	*
Joshua Kazam(1)	20,000	*	*	20,000	*	—	—	*	20,000	*	—	—	*
Alan Mnuchin(1)	—	—	—	—	—	—	—	—	—	—	—	—	—
Laurence E. Paul(1)	20,000	*	*	20,000	*	—	—	*	20,000	*	—	—	*
All Directors and Executive Officers of FEAC as a Group (Six Individuals)	17,250,000	20.0%	20.0%	5,080,000	1.5%	—	—	*	5,080,000	1.6%	—	—	*
Directors and Executive Officers of New Skillz After Consummation of the Business Combination
Andrew Paradise(3)	—	—	—	—	—	76,480,636	22.1%	85.0%	—	*	76,480,636	22.1%	85.0%
Casey Chafkin(3)	—	—	—	15,577,918	4.5%	—	—	*	15,577,918	4.5%		—	*
Kent Wakeford(3)	—	—	—	2,242,089	*	—	—	*	2,242,089	*		—	*
Vanda Mehta-Krantz(3)	—	—	—	—	—	—	—	—	—	—		—	—
Miriam Aguirre(3)	—	—	—	3,004,211	*	—	—	*	3,004,211	*		—	*
Scott Henry(3)	—	—	—	—	—	—	—	—	—	—		—	—
All Directors and Executive Officers of New Skillz as a Group (Six Individuals)	—	—	—	20,824,218	6.0%	76,480,636	22.1%	86.2%	20,824,218	6.0%	76,480,636	22.1%	86.2%
Five Percent Holders:
Atlas Venture Fund IX, L.P.(4), (7)	—	—	—	19,642,276	5.7%	—	—	1.1%	33,442,269	9.7%	—	—	1.9%
Bonderman Family Limited Partnership(5), (7)	—	—	—	20,463,733	5.9%	—	—	1.1%	25,963,730	7.5%	—	—	1.4%
Entities Affiliated with WestCap Management, LLC(6), (7)	—	—	—	20,446,899	5.9%	—	—	1.1%	27,946,895	8.1%	—	—	1.6%

*
Denotes less than 1%

**
Percentage of total voting power represents voting power with respect to all shares of New Skillz Class A common stock and Class B common stock, as a single class. After the Business Combination, each share of New Skillz Class B common stock will be entitled to 20 votes per share and each share of New Skillz Class A common stock will be entitled to one vote per share. For more information about the voting rights of New Skillz common stock after the Business Combination, see “Description of New Skillz Securities.”

(1)
The business address of each of these stockholders is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067.

(2)
Eagle Equity Partners II, LLC is the record holder of the shares reported herein. The managing members of Eagle Equity Partners II, LLC are Jeff Sagansky, Eli Baker and Harry E. Sloan. Each managing member has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual managing member of Eagle Equity Partners II, LLC exercises voting or dispositive control over any of the securities held by the entity, even those in which he holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. Pre-Business Combination amounts consist entirely of founder shares, which will automatically convert into shares of New Skillz Class A common stock in connection with the Closing. Post-Business Combination amounts exclude (i) 899,797 founder shares which the Sponsor will forfeit in connection with the Closing, (ii) 10,000,000 Earnout Shares which will be placed in escrow at the Closing, (iii) 1,270,203 founder shares which will be transferred to certain non-redeeming stockholders and (iv) an aggregate of 5,016,667 private placement warrants which will be forfeited to New Skillz in connection with the Closing. Pre-Business Combination and Post-Business Combination amounts exclude 5,016,666 shares underlying private placement warrants that will not become exercisable within 60 days of the date hereof.

(3)
The business address of each of these stockholders is P.O. Box 445, San Francisco, CA 94104.

(4)
Atlas Venture Fund IX, L.P. (“Atlas IX”) holds shares directly in Skillz. Atlas Venture Associates IX, L.P. (“AVA IX LP”) is the sole general partner of Atlas IX. Atlas Venture Associates IX, LLC (“AVA IX LLC”) is the sole general partner of AVA IX LP. Each of Atlas IX, AVA IX LP and AVA IX LLC disclaims beneficial ownership of all shares except to the extent of its pecuniary interest, if any, therein. The business address of each of Atlas IX, AVA IX LP and AVA IX LLC is c/o Accomplice, 56 Wareham Street, Floor 3, Boston, MA 02118.

(5)
Wildcat Capital Management, LLC (“Wildcat”) has voting and dispositive power over the shares held by Bonderman Family Limited Partnership (“BFLP”) pursuant to BFLP’s limited partnership agreement and an investment management agreement to which Wildcat and BFLP are parties. Leonard Potter is the sole member of, and is an officer of, Wildcat. Each of Wildcat and Leonard Potter may be deemed to be beneficially own the shares held by BFLP and expressly disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address for BFLP is 301 Commerce Street, Suite 3150, Fort Worth, Texas 76102.

(6)
Includes shares held by WestCap Skillz 2020 Co-Invest, LLC, WestCap Skillz, LLC, WestCap Skillz 2020-A, LLC, WestCap Skillz 2020-A1, LLC and WestCap Skillz 2020, LLC. WestCap Management, LLC is the managing member of each of WestCap Skillz 2020 Co-Invest, LLC, WestCap Skillz, LLC, WestCap Skillz 2020-A1, LLC and WestCap Skillz 2020, LLC. Mr. Laurence A. Tosi is the sole owner of WestCap Management, LLC. Each of Mr. Tosi and WestCap Management, LLC has voting and dispositive power over, and may be deemed to beneficially own, the shares held by WestCap Skillz 2020 Co-Invest, LLC, WestCap Skillz, LLC, WestCap Skillz 2020-A1, LLC and WestCap Skillz 2020, LLC. Each of Mr. Tosi and WestCap Management, LLC expressly disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The business address of each of Mr. Tosi and WestCap Management, LLC is 590 Pacific Avenue, San Francisco, California 94133.

(7)
Assumes only those Skillz shareholders who have entered into Cash Commitments in connection with the signing of the Merger Agreement will receive cash consideration and that all other shareholders will only receive shares of New Skillz.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to 15,853,052 shares of Class A common stock. The Selling Stockholders may from time to time offer and sell any or all of the Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Class A common stock other than through a public sale.
The following table sets forth, as of October 30, 2020, the names of the Selling Stockholders, the aggregate number of shares of Class A common stock held by each Selling Stockholder immediately prior to the sale of shares of Class A common stock in this offering, the number of shares of Class A common stock that may be sold by each Selling Stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering.
For purposes of the table below, we have assumed that (i) none of the holders of public shares elect to redeem their shares in connection with the special meeting of FEAC’s stockholders to approve the Business Combination, (ii) the business combination is approved by FEAC’s stockholders, (iii) the PIPE closes immediately prior to the Closing, (iv) the Closing occurs and (v) the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Stockholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. In the event the Business Combination is not approved by FEAC’s stockholders or the other conditions precedent to the consummation of the Business Combination are not met, then the PIPE Shares will not be issued and FEAC will seek to withdraw the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement.
	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
Name and Address of Beneficial Owner	Number	%(1)	Number	Number	%
Darlington Partners(2)	1,437,500	1.7%	850,000	587,500	*
Franklin Templeton Investment Funds — Franklin Technology Fund(3)	3,200,000	3.7%	2,500,000	700,000	*
Funds associated with Fidelity(4)	4,500,000	5.2%	4,500,000	—	—
Neuberger Berman Group LLC and certain affiliates(5)	650,000	*	650,000	—	—
LH Capital Markets, LLC(6)	3,650,000	4.2%	2,000,000	1,650,000	*
Wellington Management(7)	5,353,052	6.2%	5,353,052	—	—

*
Represents beneficial ownership of less than 1%.

(1)
The percentage of beneficial ownership before this offering is calculated based on 86,250,000 shares of common stock outstanding, of which 69,000,000 shares were Class A common stock and 17,250,000 shares were Class B common stock, as of October 30, 2020. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)
Consists of (i) 1,039,320 shares of Class A common stock held of record by Darlington Partners, L.P., which includes 747,700 PIPE Shares, and 259,830 warrants; and (ii) 110,680 shares of Class A common stock held of record by Darlington Partners II, L.P., which includes 102,300 PIPE Shares, and 27,670 warrants exercisable within 60 days of the date hereof. Scott W. Clark is the Managing Partner of Darlington Partners, L.P. and in that capacity has voting and dispositive power over the securities. Darlington Partners, L.P.’s General Partner is Fairview Capital Investment Management, LLC,

the Manager of which is Fairview Capital, a California Corporation. Andrew F. Mathieson is the President of Fairview Capital and in that capacity also has voting and dispositive power over the securities. The business address of these entities is 300 Drakes Landing Road, No. 250, Greenbrae, CA 94904.
(3)
Consists of 3,200,000 shares of Class A common stock held of record by Franklin Templeton Investment Funds — Franklin Technology Fund, which includes 2,500,000 PIPE Shares. The securities are beneficially owned by a closed end investment company that is an investment management client of Franklin Advisers, Inc., a subsidiary (an “Investment Management Subsidiary”) of Franklin Resources Inc. (“FRI”). When an investment management contract delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, each Investment Management Subsidiary reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise noted. As a result, for purposes of Rule 13d-3 under the Securities Act, the Investment Management Subsidiary may be deemed to be the beneficial owner of the securities. The business address of this entity is 8A, rue Albert Borschette, L-1246, Luxembourg, Grand Duchy of Luxembourg.

(4)
Consists of (i) 180,470 PIPE Shares held of record by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (ii) 791,462 PIPE Shares held of record by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (iii) 915,850 PIPE Shares held of record by Fidelity Growth Company Commingled Pool, (iv) 112,218 PIPE Shares held of record by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund, (v) 1,800,127 PIPE Shares held of record by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, (vi) 65,256 PIPE Shares of record by Fidelity Blue Chip Growth Commingled Pool, (vii) 2,862 PIPE Shares held of record by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, (viii) 185,003 PIPE Shares held of record by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, (ix) 5,913 PIPE Shares held of record by Fidelity Blue Chip Growth Institutional Trust, (x) 274,535 PIPE Shares held of record by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, and (xi) 166,304 PIPE Shares held of record by FIAM Target Date Blue Chip Growth Commingled Pool. These entities are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (“Fidelity Funds”) advised by Fidelity Management & Research Company, LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(5)
Consists of (i) 400,000 PIPE Shares held of record by Neuberger Berman Principal Strategies PRIMA Fund LP and (ii) 250,000 PIPE Shares held of record by Neuberger Berman Principal Strategies Master Fund L.P. Neuberger Berman Group LLC and certain of its affiliates have voting power and investment power over the securities. Neuberger Berman Group LLC and its affiliates do not, however, have any economic interest in the securities. The business address of these entities is 190 South LaSalle Street, Suite 2300, Chicago IL 60603.

(6)
Consists of (i) 3,500,000 shares of Class A common stock, which includes 2,000,000 PIPE Shares, and (ii) 150,000 shares of Class A common stock issuable upon the exercise of options exercisable within 60 days of October 28, 2020, each held of record by LH Capital Markets, LLC. Aaron Nieman, as the managing member and chief investment officer of LH Capital Markets, LLC, has sole voting and dispositive power over the shares held and may be deemed to beneficially own the shares owned by LH Capital Markets, LLC. Mr. Nieman disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein. The business address of this entity is 437 Madison Avenue, 21st Floor, New York, NY 10022.
(7)
Consists of (i) 249,215 PIPE Shares held of record by Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, Select Small Cap Growth, (ii) 199,961 PIPE Shares held of record by Treasurer of the State of North Carolina, (iii) 496,757 PIPE Shares held of record by The Hartford Small Company Fund, (iv) 70,143 PIPE Shares held of record by Schroder Investment Management (Luxembourg) S.A., (v) 79,054 PIPE Shares held of record by SA Multi-Managed Mid Cap Growth Portfolio, (vi) 177,221 PIPE Shares held of record by Quissett Partners, L.P., (vii) 206,952 PIPE Shares held of record by Quissett Investors (Bermuda) L.P., (viii) 72,634 PIPE Shares held of record by MML Small Cap Growth Equity Fund, (ix) 1,785,997 PIPE Shares held of record by Mid Cap Stock Fund, (x) 24,739 PIPE Shares held of record by MassMutual Small Cap Growth Equity CIT, (xi) 137,603 PIPE Shares held of record by MassMutual Select Small Cap Growth Equity Fund, (xii) 232,764 PIPE Shares held of record by John Hancock Variable Insurance Trust Small Cap Stock Trust, (xiii) 849,PIPE Shares held of record by John Hancock Variable Insurance Trust-Mid Cap Stock Trust, (xiv) 32,425 PIPE Shares held of record by John Hancock Pension Plan, (xv) 192,427 PIPE Shares held of record by John Hancock Long/Short Fund, (xvi) 330,010 PIPE Shares held of record by Hartford Small Company HLS Fund, and (xvii) 215,871 PIPE Shares held of record by Desjardins American Equity Growth Fund. The business address of these entities is c/o Wellington Management Company, 280 Congress St. Boston, MA 02110 Attention: Legal ECM.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Listing of Common Stock
We have been approved to list the post-combination company’s common stock on the NYSE under the symbol “SKLZ” upon the Closing.

NEW SKILLZ MANAGEMENT AFTER THE BUSINESS COMBINATION
Board of Directors and Management
The following is a list of the persons who are anticipated to be New Skillz’s directors and executive officers following the Business Combination and their ages and anticipated positions following the Business Combination.
Name	Age	Position
Andrew Paradise	38	Chief Executive Officer and Director
Casey Chafkin	36	Chief Revenue Officer and Director
Harry E. Sloan	67	Director
Kent Wakeford	51	Director
Miriam Aguirre	43	Chief Technology Officer
Scott Henry	55	Chief Financial Officer
Vandana Mehta-Krantz	52	Director
Andrew Paradise is the CEO and founder of Skillz. Andrew has grown Skillz into the leading mobile games platform for fair, fun, and meaningful competition, backed by leading venture capitalists, media companies, and professional sports leagues and franchises. Andrew is a thought leader, inventor, and serial entrepreneur with a successful track record. Prior to Skillz, Andrew founded AisleBuyer, which was best known for pioneering mobile self-checkout prior to its sale to Intuit (NASDAQ: INTU) in 2012. Andrew has been the founding inventor behind companies in different technology sectors ranging from eCommerce to image recognition to HR technology. He is a regular contributor to Forbes and has been featured in outlets such as The Wall Street Journal, BBC, Bloomberg, Fast Company, CNBC and was named to the San Francisco Business Times’ 40 Under 40 Class of 2018. Andrew has also spoken at preeminent conferences including SXSW, CES and GDC.
Casey Chafkin is the Chief Revenue Officer and co-founder of Skillz. Casey has grown Skillz into the leading mobile games platform for fair, fun and meaningful competition, backed by leading venture capitalists, media companies, and professional sports leagues and franchises. Prior to Skillz, Casey was the VP of Business Development for AisleBuyer (now Intuit GoPayment). He is an expert in mobile payments and performance marketing. Casey received his B.S. in economics from Duke University and his MBA from Harvard Business School. As a leader, entrepreneur, and co-founder, Casey has been featured in outlets such as CNBC, VentureBeat, and Silicon Valley Business Journal.
Harry E. Sloan has been FEAC’s Chief Executive Officer and Chairman since January 2020. Most recently Mr. Sloan was a founding investor of Diamond Eagle Acquisition Corp. (Nasdaq: DEAC), which raised $400 million in its initial public offering in May 2019. Mr. Sloan previously served as chairman and chief executive officer of Silver Eagle Acquisition Corp. from April 2013 until the consummation of its initial business combination in March 2015 with Videocon d2h Limited (“Videocon”) (Nasdaq: VDTH). From May 2016 to April 2018 Mr. Sloan served on the board of directors of Videocon, where he was a member of its Nomination, Remuneration and Compensation Committee. Mr. Sloan also served as chairman and chief executive officer of Global Eagle Acquisition Corp. from February 2011 until the consummation of its business combination in January 2013, and he remains a director of the combined company, Global Eagle Entertainment Inc. From October 2005 to August 2009, Mr. Sloan served as chairman and chief executive officer of Metro-Goldwyn-Mayer, Inc., or MGM, a motion picture, television, home entertainment, and theatrical production and distribution company, and thereafter continued as nonexecutive chairman until December 2010. MGM filed for bankruptcy protection in 2010. From 1990 to 2002, Mr. Sloan was chairman and chief executive officer of SBS Broadcasting, S.A. (“SBS”) (Nasdaq: SBTV), a European broadcasting group, operating commercial television, premium pay channels, radio stations and related print businesses in Western and Central and Eastern Europe, which he founded in 1990 and continued as executive chairman until 2005. In 1999, SBS became the largest shareholder of Lions Gate Entertainment Corp., or Lions Gate, an independent motion picture and television production company. Mr. Sloan served as chairman of the board of Lions Gate from April 2004 to March 2005. From 1983 to 1989, Mr. Sloan was co-chairman of New World Entertainment Ltd., an independent motion picture and television production company. In January 2011, Mr. Sloan joined the board of Promotora de Informaciones, S.A. (“PRISA”) (NYSE: PRIS), Spain’s largest media conglomerate which owns El Pais, the leading newspaper in the Spanish-speaking world, as well as pay television, radio and digital properties. He has served on the board of ZeniMax Media Inc., an independent producer of interactive gaming and web content, since 1999. He currently serves on the UCLA Anderson School of Management Board of Visitors and the Executive Board of UCLA Theatre, Film and Television. Mr. Sloan received his B.A. degree from UCLA and J.D. Degree from Loyola Law School.
Kent Wakeford is an independent director of Skillz and has more than 20 years of experience in the technology, digital media, ad tech, gaming and e-sports industries. Kent is the co-founder and Vice Chairman of Gen.G E-sports, which, according to Forbes, is the one of the most valuable e-sports team organizations in the world. Previously, Kent was Chief Operating Officer of Kabam, where he helped grow Kabam to a globally diverse company with over 1,000 employees in seven countries. Kabam games were played by over 500 million people around the world and generated over a billion dollars in revenue. Kent helped lead the sale of Kabam to Netmarble Games for $800 million. Prior to serving as Chief Operating Officer at Kabam, Kent was the co-founder and President of Integral Ad Science, the global market leader in digital ad verification which was acquired by Vista Equity Partners for $850 million. Kent is a co-inventor on over 60 patents in the game industry and a prolific industry spokesperson featured in Bloomberg, CNBC, The Wall Street Journal, Los Angeles Times, and ESPN. Kent currently holds board positions at Skillz, FanAI, Inc., B Site Inc. and Gen.G. Kent received an undergraduate degree from the University of California, Los Angeles and a Juris Doctorate from the University of Southern California.
Miriam Aguirre is the Chief Technology Officer at Skillz. Since joining the company in 2013, Miriam has helped grow Skillz into the leading mobile games platform for fair, fun, and meaningful competition, backed by leading venture capitalists, media companies, and professional sports leagues and franchises. Miriam is committed to fostering a strong and diverse engineering team, earning recognition from publications including VentureBeat and CIO Magazine for her passion and efforts to bring diversity to gaming and technology. Miriam has also been welcomed as a speaker at industry conferences including Tech Inclusion, TwitchCon, Anita Borg’s Hopper x1 Seattle, and Lesbians Who Tech. A seasoned software engineer, she has also worked at companies including Financial Engines and Hewlett-Packard after earning her B.S. in Computer Science from Massachusetts Institute of Technology.
Scott Henry is the Chief Financial Officer of Skillz, the leading mobile games platform for fair, fun and meaningful competition, backed by leading venture capitalists, media companies, and professional sports leagues and franchises. Prior to joining Skillz in August 2020, Scott served as Chief Financial Officer of Magic Leap from December 2014 until December 2019. Magic Leap is a spatial computing company building the next computing platform based in Plantation Florida. At Magic Leap, Scott was responsible for standing up the finance organization to support Magic Leap’s transformation from a research and development company to a fully independent manufacturer and computing platform and ecosystem operator, and for spearheading the company’s capital raising efforts. Prior to Magic Leap, Scott was Chief Financial Officer at Beats Music and Beats Electronics (aka Beats by Dr. Dre). Scott joined Beats in 2011 to help lead the company’s transition from a licensing company to a fully independent global manufacturer. In early 2014, he transitioned to Beats Music to help lead the company through the launch of the Beats branded music streaming service, the transformation from an application development company to an operational business, and the sale to Apple in July 2014. Scott has served as Chief Financial Officer at other companies, including Borders Group and Las Vegas Sands (NYSE:LVS). Scott started his career on Wall Street in 1987 and spent nearly 18 years as an investment banker for some of the world’s largest financial institutions including ABN Amro, ING Barings, Prudential Securities and Salomon Brothers where he provided strategic advisory, capital raising, and financing services to a wide range of businesses in the technology, media, telecommunications, hospitality, consumer, leisure, entertainment and real estate industries. Scott currently sits on the Board of Directors of Talespin Reality Labs, an XR technology platform and learning solutions business based in Los Angeles, CA. Scott earned a B.S. in business administration from Syracuse University.
Vandana Mehta-Krantz is an independent director of Skillz and has over 25 years of experience in finance leadership roles at multiple world-class organizations. Vanna qualified for the Chartered Accountancy designation in Canada in 1990 and the Chartered Financial Analyst designation in 1997. Most recently, Vanna was the CFO of Disney Streaming Services during the preparation and successful launch of the highly anticipated Disney+ video streaming business. In that role, Vanna was responsible for scaling the technology and business functions globally, implementing the systems and processes to handle the new business line, planning and forecasting subscriber counts and financial results by country, as well as developing and publishing the operating metrics to run the business. Vanna was also the CFO and a board member for Bamtech Media, which launched ESPN+. Bamtech Media is an entity owned by Major League Baseball, National Hockey League, and The Walt Disney Company. In this role, she was responsible for establishing the accounting policies, the internal control environment and the audited financial statements, in addition to the financial operational duties for the sports video streaming business. Previously, she held three different divisional CFO roles at Thomson Reuters from 2007-2016 including the CFO of Reuters Media, the CFO of Institutional Equities and the CFO of Wealth Management division. Prior to 2007, Vanna held positions at Pricewaterhousecoopers, Merrill Lynch, Morgan Stanley and Credit Suisse. Vanna received a bachelor of Mathematics from the University of Waterloo in Canada.
Corporate Governance
New Skillz will structure its corporate governance in a manner that Skillz and FEAC believe will closely align its interests with those of its stockholders following the Business Combination. Notable features of this corporate governance include:
•
New Skillz will have independent director representation on its audit, compensation and nominating and corporate governance committees immediately at the time of the Business Combination, and its independent directors will meet regularly in executive sessions without the presence of its corporate officers or non-independent directors;

•
at least one of its directors will qualify as an “audit committee financial expert” as defined by the SEC; and

•
it will implement a range of other corporate governance best practices, including placing limits on the number of directorships held by its directors to prevent “overboarding” and implementing a robust director education program.

Role of Board in Risk Oversight
The board of directors will have extensive involvement in the oversight of risk management related to New Skillz and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing New Skillz’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of New Skillz’s business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.
Controlled Company Exemption
After the completion of the Business Combination, Paradise will beneficially own a majority of the voting power of all outstanding shares of New Skillz’s common stock. As a result, New Skillz will be a “controlled company” within the meaning of the NYSE’s corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. For at least some period following the Business Combination, New Skillz may utilize these exemptions since the board has not yet made a determination with respect to the independence of any directors. Pending such determination, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If New Skillz ceases to be a “controlled company” and its shares continue to be listed on the NYSE, New Skillz will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, New Skillz may be required to add additional directors to its board in order to achieve such compliance within the applicable transition periods.
Composition of the New Skillz Board of Directors After the Merger
New Skillz’s business and affairs will be managed under the direction of its board of directors. In connection with the Business Combination, we will amend and restate FEAC’s existing charter to declassify the board of directors.
Board Committees
After the completion of the Business Combination, the standing committees of New Skillz’s board of directors will consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors may from time to time establish other committees.
New Skillz’s president and chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of New Skillz’s board of directors will provide appropriate risk oversight of New Skillz’s activities given the controlling interests held by Paradise.
Audit Committee
Upon the completion of the Business Combination, we expect New Skillz to have an audit committee, consisting of Vandana Mehta-Krantz, who will be serving as the chairperson, and Kent Wakeford. Each proposed member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. Following the Business Combination, New Skillz’s board of directors will determine which member of its audit committee qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE.
The purpose of the audit committee will be to prepare the audit committee report required by the SEC to be included in New Skillz’s proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) New Skillz’s independent registered public accounting firm’s qualifications and independence, (4) the performance of New Skillz’s internal audit function and (5) the performance of New Skillz’s independent registered public accounting firm.
The board of directors will adopt a written charter for the audit committee which will be available on New Skillz’s website upon the completion of the Business Combination.
Compensation Committee
Upon the completion of the Business Combination, we expect New Skillz to have a compensation committee, consisting of Kent Wakeford, who will be serving as the chairperson, and Vandana Mehta-Krantz.
The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting New Skillz’s compensation program and compensation of its executive officers and directors, (2) monitoring New Skillz’s incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in New Skillz’s proxy statement under the rules and regulations of the SEC.
The board of directors will adopt a written charter for the compensation committee which will be available on New Skillz’s website upon the completion of the Business Combination.

Nominating and Corporate Governance Committee
Upon the completion of the Business Combination, we expect New Skillz to have a nominating and corporate governance committee, consisting of Andrew Paradise, who will be serving as the chairperson, Casey Chafkin and Kent Wakeford. The purpose of the nominating and corporate governance committee will be to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board of directors members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to New Skillz, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
The board of directors will adopt a written charter for the nominating and corporate governance committee which will be available on New Skillz’s website upon completion of the Business Combination.
Code of Business Conduct
New Skillz will adopt a new code of business conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer, which will be available on New Skillz’s website upon the completion of the Business Combination. New Skillz’s code of business conduct is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. Please note that New Skillz’s Internet website address is provided as an inactive textual reference only. New Skillz will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its Internet website.
Compensation Committee Interlocks and Insider Participation
No member of the compensation committee was at any time during fiscal year 2019, or at any other time, one of our officers or employees. We are parties to certain transactions with Paradise described in “Certain Relationships and Related Party Transactions”. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our compensation committee.
Independence of the Board of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that Vandana Mehta-Krantz, Kent Wakeford and Harry Sloan, representing three of New Skillz’s five proposed directors, will be “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

Compensation of Directors and Executive Officers
Overview
Following the Closing of the Business Combination, we expect New Skillz’s executive compensation program to be consistent with Skillz’s existing compensation policies and philosophies, which are designed to:
•
attract, retain and motivate senior management leaders who are capable of advancing Skillz’s mission and strategy and, ultimately, creating and maintaining its long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;

•
reward senior management in a manner aligned with Skillz’s financial performance; and

•
align senior management’s interests with Skillz’s equity owners’ long-term interests through equity participation and ownership.

Following the Closing of the Business Combination, decisions with respect to the compensation of New Skillz’s executive officers, including its named executive officers, will be made by the compensation committee of the board of directors. The following discussion is based on the present expectations as to the compensation of the named executive officers and directors following the Business Combination. The actual compensation of the named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.
We anticipate that compensation for New Skillz’s executive officers will have the following components: base salary, cash bonus opportunities, long-term incentive compensation, broad-based employee benefits, supplemental executive perquisites and severance benefits. Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits will be designed to attract and retain senior management talent. New Skillz will also use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of its named executive officers with the long-term interests of its equity owners and to enhance executive retention.
Base Salary
We expect that the base salaries of New Skillz’s named executive officers in effect prior to the Business Combination as described under “New Skillz Management after the Business Combination — Compensation of Directors and Executive Officers” will be subject to increases made in connection with reviews by the compensation committee.
Annual Bonuses
We expect that New Skillz will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.
Stock-Based Awards
We expect New Skillz to use stock-based awards in future years to promote its interests by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in its service and aligning the executives’ interests with those of New Skillz’s equity holders. Stock-based awards will be awarded in future years under the Incentive Plan, which has been adopted by FEAC’s board of directors and will be submitted to FEAC’s stockholders for approval.

Other Compensation
We expect New Skillz to continue to maintain various employee benefit plans currently maintained by Skillz, including medical, dental, vision, life insurance and 401(k) plans, paid vacation, sick leave and holidays and employee assistance program benefits in which the named executive officers will participate. We also expect New Skillz to continue to provide its named executive officers with specified perquisites and personal benefits currently provided by Skillz that are not generally available to all employees.
Director Compensation
Following the Business Combination, non-employee directors of New Skillz that are not affiliated with Paradise will receive varying levels of compensation for their services as directors and members of committees of New Skillz’s board of directors. New Skillz anticipates determining director compensation in accordance with industry practice and standards.

SKILLZ’S EXECUTIVE AND DIRECTOR COMPENSATION
Introduction
This section provides an overview of Skillz’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For the year ended December 31, 2019, Skillz’s named executive officers (“Named Executive Officers” or “NEOs”) were:
•
Andrew Paradise, Chief Executive Officer;

•
Casey Chafkin, Chief Revenue Officer; and

•
Miriam Aguirre, Chief Technology Officer.

The objective of Skillz’s compensation program is to provide a total compensation package to each NEO that will enable Skillz to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance. The board of directors of Skillz has historically determined the compensation for the NEOs.
For 2019, the compensation program for the NEOs consisted of base salary and incentive compensation delivered in the form of an annual cash bonus and time- and performance-based stock option awards, each as described below:
•
Base Salary.   Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

•
Annual Cash Bonus.   Annual cash bonus is paid to incentivize the NEOs to achieve annual financial and operating performance metrics and is paid at the discretion of the board of directors.

•
Stock Option Awards.   In 2019, Ms. Aguirre and Mr. Paradise received stock option awards pursuant to our 2017 Equity Incentive Plan. Ms. Aguirre’s stock options are time-based and vest on the first anniversary of the grant date and then 3/48 on a quarterly basis. Mr. Paradise received two stock option awards, one of which is performance-based and vests pursuant to the satisfaction of certain performance criteria and the other that is time-based and vests ratably on a monthly basis.

Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to Skillz by our NEOs for the year ended December 31, 2019.
Name and Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew Paradise	2019	$325,000	$2,651,050	$200,000	$4,006	$3,180,056
Chief Executive Officer
Casey Chafkin	2019	$275,000	—	$100,000	$4,006	$379,006
Chief Revenue Officer
Miriam Aguirre	2019	$292,912	$60,333	$74,250	—	$427,495
Chief Technology Officer

(1)
The amounts in this column represent the aggregate grant-date fair value of option awards granted to each NEO, computed in accordance with FASB ASC Topic 718. See Note 10 to Skillz’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(2)
Reflects payouts to the NEOs under our annual bonus plan.

(3)
Includes the fair market value of a ticket to the 2019 Super Bowl, which Mr. Paradise and Mr. Chafkin attended for a business purpose.

Employee Benefits
Skillz’s NEOs participate in employee benefit programs available to its employees generally, including a tax-qualified 401(k) plan. Under this plan, Skillz matches 50% of each dollar contributed by a participant, up to the first 2% of eligible compensation, subject to tax limits. Skillz did not maintain any executive-specific benefit or perquisite programs in 2019.
Outstanding Equity Awards at 2019 Fiscal Year-End
The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2019.
Equity Incentive Plan
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Andrew Paradise(1)	7/26/2017	6,464,108	2,938,232	—	$0.038	1/31/2027	—	—
	4/29/2019	—	—	—	$0.320	4/19/2029	8,004,745(1)	$3,842,278
	4/29/2019						3,085,163(1)	$1,480,878
Casey Chafkin	7/26/2017	1,616,023	734,557	—	$0.038	1/31/2027	—	—
	11/5/2018	429,529	944,965	—	$0.290	11/4/2028	—	—
Miriam Aguirre	1/15/2014	692,380	—	—	$0.018	11/18/2023	—	—
	11/19/2015	500,000	—	—	$0.034	11/18/2023	—	—
	7/14/2016	1,748,061	403,399	—	$0.034	7/13/2026	—	—
	4/25/2019	—	390,000	—	$0.320	4/24/2029	—	—

(1)
The stock options granted to Mr. Paradise vest as follows: (i) the stock options granted on 7/26/2017 vest in monthly installments over four years following the grant date; and (ii) the stock options granted on 4/29/2019 vest based on the achievement of certain milestones. On April 30, 2019, Mr. Paradise early exercised the stock options granted to him on April 29, 2019. The shares received upon such early exercise remained restricted per the terms of Mr. Paradise’s option agreements and vest in accordance with the original schedule applicable to the stock options.

Potential Payments Upon Termination or Change in Control
Pursuant to their stock option award agreements, in connection with a change in control of the Company, the stock options held by each of the NEOs would fully vest and become exercisable. In addition, with respect to restricted shares received upon early exercise of stock options, the restrictions applicable to such restricted shares would lapse upon the occurrence of a change in control. In connection with the Merger, the Chief Executive Officer, Chief Revenue Officer, and Chief Technology Officer chose to waive their Executive grant acceleration rights that permits 100% of their then-outstanding shares to vest upon the consummation of an Exit Transaction.

Employment Agreements
All NEOs are employees-at-will and do not have employment agreements with Skillz. Prior to the completion of the Business Combination, New Skillz may enter into employment agreements with certain of its key executive officers, including the NEOs. There is at this time no assurances that any such agreements with New Skillz will be executed, and if so, what the terms and conditions of any such agreements would be.
Post-Business Combination Company Executive Compensation
Following the Closing, New Skillz intends to develop an executive compensation program that is designed to align compensation with New Skillz’s business objectives and the creation of stockholder value, while enabling New Skillz to attract, motivate and retain individuals who contribute to the long-term success of New Skillz. Decisions on the executive compensation program will be made by the compensation committee of the board of directors.
New Skillz Incentive Award Plan
The material terms of the Incentive Plan, as approved by the FEAC Board, are summarized below.
Purpose; Types of Awards
The purpose of the Incentive Plan is: (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with New Skillz’s objectives; (ii) to give its participants an incentive for excellence in individual performance; (iii) to promote teamwork among its participants; and (iv) to give us a significant advantage in attracting and retaining key employees, directors, and consultants.
To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock-based or cash-based awards.
Shares Subject to the Incentive Plan
A total of 39,669,278 shares of New Skillz Class A common stock and 8,172,581 shares of New Skillz Class B common stock will be reserved and available for issuance under the Incentive Plan. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 39,669,278 shares. Non-employee directors may only be granted and paid up to $750,000 (when taken together with any fees paid to such non-employee director) in compensation per fiscal year.
The total number of shares of New Skillz Class A common stock and New Skillz Class B Common stock, respectively, that will be reserved and that may be issued under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares equal to five percent (5%) of the total number of shares of New Skillz Class A common stock and New Skillz Class B common stock, respectively, outstanding on the last day of the prior calendar year. The plan administrator may act prior to January 1 of a given year to provide that there will be no increase in the share reserve for that year, or that the increase in the share reserve will be smaller than as provided in the Incentive Plan.
If an award granted under the Incentive Plan is forfeited, canceled, settled, or otherwise terminated the shares underlying that award will again become available for issuance under the Incentive Plan. However, none of the following shares will be available for issuance under the Incentive Plan: (i) shares delivered to or withheld to pay withholding taxes or any applicable exercise price, (ii) shares subject to any exercised stock-settled SAR or options. In addition, any shares tendered to exercise outstanding options or other awards or repurchased on the open market using exercise price proceeds will not be available for issuance under the Incentive Plan. Any substitute awards shall not reduce the shares authorized for grant under the Incentive Plan.

Administration of the Incentive Plan
The Incentive Plan will be administered by the plan administrator, who is the FEAC Board or a committee that the FEAC Board designates. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan.
Participation
Participation in the Incentive Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Incentive Plan by the plan administrator. Awards of incentive stock options, however, will be limited to employees of New Skillz or its affiliates. In addition, only eligible recipients who are “qualified stockholders” (as such term is defined in the New Skillz Charter) may receive awards under the Incentive Plan that are denominated in shares of New Skillz Class B common stock. Following the consummation of the Business Combination, it is expected that 212 employees and all three of our non-employee directors will be eligible to participate in the Incentive Plan.
Types of Awards
The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to the Incentive Plan.
Stock Options
The Incentive Plan provides for grants of both nonqualified and incentive stock options. A nonqualified stock option entitles the recipient to purchase our shares at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of a share of common stock on the date of grant. Fair market value will generally be the closing price of a share of common stock on NYSE on the date of grant. Nonqualified stock options under the Incentive Plan generally must be exercised within ten years from the date of grant. A nonqualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.
An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees and the aggregate fair market value of a share of common stock determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant.
Unless otherwise determined by the plan administrator, each vested and outstanding option granted under the Incentive Plan will automatically be exercised on the last business day of the applicable option term, to the extent that, as of such date, (i) the exercise price of such option is less than the fair market value of a share, and (ii) the holder of such option remains actively in service.
Stock Appreciation Rights
A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares of common stock subject to the SAR (as determined by the plan administrator). Unless otherwise determined by the plan administrator, each vested and outstanding SAR granted under the Incentive Plan will automatically be exercised on the last business day of the applicable SAR term, to the extent that, as of such date, (i) the exercise price of such SAR is less than the fair market value of a share, and (ii) the holder of such SAR remains actively in service.
Restricted Stock
A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to receive dividends on such shares of restricted stock.
Restricted Stock Units
A restricted stock unit is a right to receive shares or the cash equivalent of common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, New Skillz must deliver to the holder of the restricted stock unit unrestricted shares of common stock (or, in the plan administrator’s sole discretion, in cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares).
Other Stock-Based Awards
We may grant or sell to any participant unrestricted common stock under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to shares of our common stock.
Other Cash-Based Awards
We may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.
Performance-Based Awards
We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted stock units.
Performance Goals
If the plan administrator determines that an award under the Incentive Plan will be earned subject to the achievement of performance goals, the plan administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of a share of common stock; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the plan administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.
Equitable Adjustments
In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split or reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares of common stock reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of common stock covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.
Change in Control
In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if New Skillz is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.
Amendment and Termination
The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Incentive Plan that requires stockholder approval under the rules of the stock exchange(s) on which our common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of our common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the plan administrator additional powers to amend the Incentive Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan, unless the plan administrator expressly reserved the right to do so at the time of the award.
New Skillz Employee Stock Purchase Plan
The material terms of the ESPP, as approved by the FEAC Board, are summarized below.
Shares Subject to the ESPP
The ESPP will cover an aggregate of 4,933,855 shares of New Skillz Class A common stock. If any purchase right under the ESPP terminates, is cancelled or expires without having been exercised in full, the underlying shares that were not purchased will again be available under the ESPP. The total number of shares of New Skillz Class A common stock that will be reserved and that may be issued under the ESPP will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares equal to one percent (1%) of the total number of shares of New Skillz Class A common stock outstanding on the last day of the prior calendar year. The plan administrator may act prior to January 1 of a given year to provide that there will be no increase in the share reserve for that year, or that the increase in the share reserve will be smaller than as provided in the ESPP.
To prevent dilution or enlargement of the rights of participants under the ESPP, appropriate adjustments will be made if any change is made to our outstanding common stock by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spinoff or similar transaction or other change in corporate structure affecting our common stock or its value.
ESPP Participants
Generally, all of our employees will be eligible to participate if they are customarily employed by us, or any participating subsidiary, for at least 20 hours per week and more than five months in any calendar year.

However, the plan administrator has certain discretion to vary the eligibility requirements. Specifically, the plan administrator may, prior to an enrollment date for all options granted on such enrollment date in an offering, determine that any of the following is or is not eligible to participate in such offering period: an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the plan administrator) since his or her last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the plan administrator), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the plan administrator), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act. Following the consummation of the Business Combination, it is expected that 212 employees will be eligible to participate in the ESPP.
However, an employee may not be granted rights to purchase shares of New Skillz Class A common stock under the ESPP if such employee immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock; or holds rights to purchase shares of our common stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year.
Administration
The ESPP will be administered by the Board or any committee designated by the Board. The plan administrator has broad power to make determinations under the ESPP, to interpret the terms of the ESPP and to establish rules and regulations for its administration. The plan administrator determines whether offers will be made and the beginning and ending dates of the related purchase periods. The plan administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, delegate ministerial duties to any of our employees, supply omissions or correct defects in the ESPP, designate separate offerings under the ESPP, designate our subsidiaries and affiliates as participating in the ESPP, determine eligibility, adjudicate all disputed claims filed under the ESPP and establish procedures that it deems necessary for the administration of the ESPP. The plan administrator’s findings, decisions and determinations are final and binding on all participants to the full extent permitted by law.
Purchases Under the ESPP
The plan administrator will determine the length of each offering period. An offering period may be not less than one month nor more than 27 months. The plan administrator determines the purchase price at which shares may be purchased by participants, which will not be less than the lesser of 85% of the fair market value per share of the New Skillz Class A common stock on the first day of the purchase period or 85% of the fair market value per share on the last day of the purchase period. The plan administrator will determine whether the participants will be subject to any minimum holding period for the shares of common stock purchased under the ESPP.
Prior to the first day of each offering period, each participant will make an election to participate during the offering period. At the end of each purchase period, the participant will receive a number of shares, determined on the last day of the purchase period, equal to the payroll deductions credited during the purchase period divided by the applicable purchase price, except that no fractional shares may be purchased under the ESPP. We intend to initially set the purchase price at a 15% discount from the lesser of the closing price on the first day of the offering period and the closing price on the purchase date. A participant may not purchase shares with a fair market value greater than $25,000 under the ESPP in any calendar year. The plan administrator may, however, modify at its discretion the discount, purchase period, purchase date and other aspects of the ESPP design within the ESPP parameters from time to time.
Participants may purchase shares only by submitting an election form during the election period established by the plan administrator prior to the beginning of each offering period, stating the participant’s election to have after-tax payroll deductions made for the purpose of participating in the ESPP. After initial enrollment in the ESPP, payroll deductions will continue from offering period to offering period unless the participant makes another election to terminate his or her payroll deductions, terminates his or her employment with New Skillz or becomes ineligible to participate in the ESPP. The amounts deducted will be credited to the participant’s account under the ESPP until the purchase date, but we will not pay any interest on the deducted amounts.
Participants may end their participation at any time during an offering period in accordance with any applicable insider trading policies by submitting to New Skillz’s stock administration office a written notice of withdrawal in the form determined by the plan administrator or by following an electronic or other withdrawal procedure determined by the plan administrator. In such case, participants will be paid their accrued contributions that have not yet been used to purchase shares of our common stock. Additionally, participation ends automatically upon termination of employment with us. If sufficient shares are not available in any purchase period under the ESPP, the available shares will be allocated pro rata among the participants in that purchase period in the same proportion that their base compensation bears to the total of the base compensations of all participants for that purchase period. Any amounts not applied to the purchase of common stock will be refunded to the participants after the end of the purchase period without interest.
Restriction on Transfer
The right to acquire shares under the ESPP is not transferable.
Change in Control
If there is a change in control of New Skillz, each right to purchase shares under the ESPP will be assumed or an equivalent right to purchase shares will be substituted by the successor corporation or a parent or subsidiary of such corporation. If the successor corporation fails to assume or substitute for the ESPP purchase rights, the plan administrator will shorten the offering period covered by such ESPP purchase right by setting a new exercise date on which such offering period will end. The new exercise date will occur before the change in control. The plan administrator will notify each participant in writing or electronically prior to the new exercise date, that the exercise date for the participant’s purchase rights has been changed to the new exercise date and the participant’s purchase rights will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.
Amendment and Termination of the ESPP
The plan administrator has the authority to amend, suspend or terminate the ESPP unless the amendment requires stockholder approval pursuant to Section 423 of the Code, other applicable laws or stock exchange rules. No amendment or termination will adversely affect any right to purchase shares that has been granted under the ESPP without the consent of the participant. The ESPP shall continue in effect for ten (10) years after the date of stockholder approval.
Application of Funds
We may use the proceeds from the sale of our common stock pursuant to the ESPP for any corporate purpose.
Director Compensation
The board of directors of Skillz sets non-employee director compensation which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Skillz stock to further align their interests with those of our stockholders. Prior to the completion of the Business Compensation, only one director, Kent Wakeford, received compensation from Skillz for his service on the board of directors. Mr. Wakeford was awarded stock options in 2017 but has not received cash compensation or any other compensation since that time. The other members of the board of directors of Skillz did not receive compensation from Skillz in respect of their director service.

Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on Skillz’s board of directors in 2019.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Kent Wakeford	—	—	—	—	—
Drew Tarlow	—	—	—	—	—
Ryan Moore	—	—	—	—	—
Laurence Tosi	—	—	—	—	—

(1)
On July 26, 2017, Mr. Wakeford received a stock option award that consisted of 3,011,090 underlying shares of stock to vest ratably over three (3) years. Mr. Wakeford exercised the stock options and received 3,011,090 shares on March 2, 2018.

Following the completion of the Business Combination, Skillz’s compensation committee will determine the annual compensation to be paid to the members of New Skillz’s board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
FEAC
On January 15, 2020, our Sponsor purchased an aggregate of 11,500,000 founder shares in exchange for a capital contribution of $25,000, or approximately $0.002 per share. On February 10, 2020, we effected a 1:1.25 stock split of our Class B common stock, resulting in our Sponsor holding an aggregate of 14,375,000 founder shares. On March 2, 2020, our Sponsor transferred 20,000 founder shares to each of Scott M. Delman and Joshua Kazam, our directors, resulting in our Sponsor holding 14,335,000 founder shares. On March 5, 2020, we effected a 1:1.2 stock split of our Class B common stock, resulting in our Sponsor holding an aggregate of 17,210,000 founder shares and there being an aggregate of 17,250,000 founder shares outstanding.
Our Sponsor purchased an aggregate of 10,033,333 private placement warrants in connection with FEAC’s initial public offering, at a price of $1.50 per warrant, or $15,050,000 in the aggregate. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Business Combination.
FEAC currently sub-leases its executive offices at 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067 from Global Eagle Acquisition LLC, an affiliate of our Sponsor. Commencing upon consummation of its initial public offering, FEAC reimburses Global Eagle Acquisition LLC for office space, secretarial and administrative services provided to members of our management team in an amount not to exceed $15,000 per month. Upon completion of FEAC’s initial business combination or liquidation, it will cease paying these monthly fees.
FEAC’s officers and directors are entitled to reimbursement for any out-of-pocket expenses incurred in connection with activities on FEAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. FEAC’s audit committee reviews on a quarterly basis all payments that were made to our Sponsor, FEAC’s officers, directors or its or their affiliates.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of its officers and directors may, but are not obligated to, loan FEAC funds as may be required on a non-interest basis. If FEAC completes the Business Combination, it would repay such loaned amounts. In the event that the Business Combination does not close, FEAC may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from its Trust Account would be used for such repayment. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
Skillz
Series E Financing
From April 15, 2020 through September 15, 2020, Skillz issued and sold an aggregate of 2,382,660 shares of its Series E Preferred Stock at a purchase price of $32.208 per share for aggregate consideration of approximately $76.7 million.

The participants in this convertible preferred stock financing included certain holders of more than 5% of Skillz’s capital stock and certain directors or their respective affiliates. The following table sets forth the aggregate number of shares of Series E Preferred Stock issued to these related parties in this convertible preferred stock financing:
Stockholder	Shares of Series E Preferred Stock	Total Purchase Price
Andrew Paradise	6,497	$209,255.38
Bonderman Family Limited Partnership	62,097	$2,000,020.18
Accomplice Skillz 2020 Investors, LLC	93,145	$3,000,014.16
Liberty Global Ventures Group Ltd.	119,295	$3,842,253.36
Telstra Ventures Fund II, L.P.	130,137	$4,191,452.50
WestCap Skillz 2020, LLC	1,295,958	$41,740,215.26
Other Agreements and Promissory Notes
On April 29, 2019, Skillz entered into an Option Agreement with Paradise, pursuant to which Skillz granted Paradise options to purchase 12,007,118 shares of Class A common stock. On April 30, 2019, Paradise exercised his options to purchase 12,007,118 shares of Class A common stock. In connection with this exercise, Paradise issued Skillz a Promissory Note dated April 30, 2019, in the principal amount of $3,842,277.76.
On April 15, 2020, Skillz entered into an Option Agreement with Paradise, pursuant to which Skillz granted Paradise an option to purchase 13,279,768 shares of Class A common stock of Skillz. On May 14, 2020, Skillz entered into an Option Exercise Agreement with Paradise, pursuant to which Paradise exercised his option to purchase 13,279,768 shares of Class A common stock. In connection with this exercise, Paradise issued Skillz a Promissory Note dated May 14, 2020, in the principal amount of $11,420,600.48.
On April 15, 2020 Skillz entered an Option Agreements with Casey Chafkin, Skillz’s Chief Revenue Officer, pursuant to which Skillz granted Casey Chafkin an option to purchase 3,719,774 Class B common stock of Skillz (the “CRO Option Agreement”). On May 14, 2020, Skillz entered into certain Option Exercise Agreements with Casey Chafkin, pursuant to which Casey Chafkin exercised his option to purchase 3,719,774 shares of Class B common stock (the “CRO Option Exercise”) under and pursuant to Skillz’s 2017 Equity Incentive Plan. In connection with the CRO Option Exercise, Casey Chafkin issued Skillz a Promissory Note dated May 14, 2020, in the principal amount of $3,199,005.64 (the “CRO Promissory Note”).
In connection with the closing of the Business Combination, Skillz entered into note cancellation agreements (the “Note Cancellation Agreements”) with each of Paradise and Casey Chafkin. Pursuant to the Note Cancellation Agreements, each of the promissory notes issued by Founder and Casey Chafkin to Skillz were repaid and satisfied in full through the surrender of shares of capital stock of Skillz.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the PIPE shares. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of the PIPE shares who are initial purchasers of such PIPE shares pursuant to this offering and hold the PIPE shares as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on the PIPE shares and any consideration received by a holder in consideration for the sale or other disposition of the PIPE shares will be in U.S. dollars.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•
financial institutions or financial services entities;

•
broker-dealers;

•
governments or agencies or instrumentalities thereof;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more (by vote or value) of our shares;

•
persons that acquired PIPE shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•
insurance companies;

•
dealers or traders subject to a mark-to-market method of accounting with respect to the PIPE shares;

•
persons holding PIPE shares as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•
tax-exempt entities;

•
controlled foreign corporations; and

•
passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds PIPE shares, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding PIPE shares, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of the PIPE shares.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE PIPE SHARES. EACH PROSPECTIVE INVESTOR IN OUR CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE PIPE SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our Class A common stock who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of the PIPE shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in the PIPE shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the PIPE shares and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the PIPE shares” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the PIPE shares.   Upon a sale or other taxable disposition of the PIPE shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the PIPE shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the PIPE shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its PIPE shares so disposed of. A U.S. holder’s adjusted tax basis in its PIPE shares generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of the PIPE shares, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of the PIPE shares who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of the PIPE shares. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of the PIPE shares.
Taxation of Distributions.   In general, any distributions we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the PIPE shares, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of the PIPE shares” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of the PIPE shares” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of the PIPE shares.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our PIPE shares unless:
•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our PIPE shares, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our PIPE shares at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our PIPE shares. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our PIPE shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our PIPE shares from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the business combination is completed.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of PIPE shares. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on the PIPE shares to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13,

2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our PIPE shares.

PLAN OF DISTRIBUTION
This propsectus relates to the resale by the Selling Stockholders from time to time of up to 15,853,052 shares of FEAC Class A common stock, par value $0.0001 per share, which are expected to be issued in a private placement in connection with, and as part of the consideration for, the Business Combination. In the event the Business Combination is not approved by FEAC’s stockholders or the other conditions precedent to the consummation of the Business Combination are not met, then the PIPE Shares will not be issued and FEAC will seek to withdraw the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
To the extent required, the shares of our PIPE shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of shares of our PIPE shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our PIPE shares in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our PIPE shares short and deliver these securities to close out their short positions, or loan or pledge the PIPE shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
White & Case LLP has passed upon the validity of the FEAC Class A common stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS
The financial statements of Flying Eagle Acquisition Corp. as of January 24, 2020 and for the period from January 15, 2020 (date of inception) through January 24, 2020 included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Skillz Inc. at December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, appearing in this Prospectus and Registration Statement of Flying Eagle Acquisition Corp., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.eagleequityptnrs.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
FLYING EAGLE ACQUISITION CORP.
Page
Financial Statements of Flying Eagle Acquisition Corp.
Condensed Consolidated Balance Sheet as of September 30, 2020 (Unaudited)	F-2
Condensed Consolidated Statement of Operations for the three months ended September 30, 2020 and for the period from January 15, 2020 (date of inception) through September 30, 2020 (Unaudited)	F-3
Condensed Consolidated Statement of Changes in Stockholder’s equity for the three months ended
September 30, 2020 and for the period from January 15, 2020 (date of inception) through
September 30, 2020 (Unaudited)
F-4
Condensed Consolidated Statement of Cash Flows for the period from January 15, 2020 (date of inception) through September 30, 2020 (Unaudited)	F-5
Notes to Unaudited Condensed Consolidated Financial Statements	F-6
Audited Financial Statements of Flying Eagle Acquisition Corp.:
Report of Independent Registered Public Accounting Firm	F-19
Balance Sheet as of January 24, 2020	F-20
Statement of Operations for the period from January 15, 2020 (date of inception) through January 24, 2020	F-21
Statement of Changes in Stockholder’s equity for the period from January 15, 2020 (date of inception) through January 24, 2020	F-22
Statement of Cash Flows for the period from January 15, 2020 (date of inception) through January 24, 2020	F-23
Notes to Financial Statements	F-24
SKILLZ INC.

FLYING EAGLE ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2020
(Unaudited)
ASSETS:
Current assets:
Cash	$255,827
Prepaid expenses	386,229
Total current assets	642,056
Cash and investments held in Trust Account	690,039,470
Total Assets	$690,681,526
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$397,726
Loan payable, Advance from Sponsor	230,000
Total current liabilities	627,726
Deferred underwriting compensation	24,150,000
Total Liabilities	24,777,726
Class A common stock subject to possible redemption; 66,090,379 shares at redemption value of approximately $10.00 per share	660,903,790
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 2,909,621 shares issued and outstanding, (excluding 66,090,379 shares subject to possible redemption)	291
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 17,250,000 shares issued and outstanding	1,725
Accumulated deficit	5,480,502
Retained earnings	(482,508)
Total Stockholders’ Equity	5,000,010
Total Liabilities and Stockholders’ Equity	$690,681,526
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FLYING EAGLE ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three months ended September 30, 2020	For the period from January 15, (inception) through September 30, 2020
Revenue	$—	$—
General and administrative expenses	862,072	1,108,508
Loss from operations	(862,072)	(1,108,508)
Other income – interest earned on Trust Account	188,589	691,470
Loss before provision for income taxes	(673,483)	(417,038)
Provision for income taxes	(11,617)	(65,470)
Net loss	$(685,100)	$(482,508)
Basic and diluted weighted average shares outstanding of Class A common stock	69,000,000	69,000,000
Basic and diluted net income per share, Class A	$—	$—
Basic and diluted weighted average shares outstanding of Class B common stock	17,250,000	17,250,000
Basic and diluted net loss per share, Class B	$(0.04)	$(0.03)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FLYING EAGLE ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the three months ended September 30, 2020 and
for the period from January 15, 2020 (inception) through September 30, 2020
(Unaudited)
	Common Stock				Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance, January 15, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock to initial stockholder at approximately $0.002 per share(1)	—	—	17,250,000	1,725	23,275	—	25,000
Sale of Units to the public at $10.00 per unit	69,000,000	6,900	—	—	689,993,100	—	690,000,000
Underwriters’ discount and offering expenses	—	—	—	—	(38,586,442)	—	(38,586,442)
Sale of 10,033,333 Private Placement Warrants at $1.50 per warrant	—	—	—	—	15,050,000	—	15,050,000
Class A common stock subject to possible redemption	(66,162,062)	(6,616)	—	—	(661,614,004)	—	(661,620,620)
Net income	—	—	—	—	—	132,070	132,070
Balance, March 31, 2020	2,837,938	284	17,250,000	1,725	4,865,929	132,070	5,000,008
Additional offering expenses	—	—	—	—	(102,250)	—	(102,250)
Class A common stock subject to possible redemption	3,173	—	—	—	31,730	—	31,730
Net income	—	—	—	—	—	70,522	70,522
Balance, June 30, 2020	2,841,111	284	17,250,000	1,725	4,795,409	202,592	5,000,010
Class A common stock subject to possible redemption	68,510	7	—	—	685,093	—	685,100
Net loss	—	—	—	—	—	(685,100)	(685,100)
Balance, September 30, 2020	2,909,621	$291	17,250,000	$1,725	$5,480,502	$(482,508)	$5,000,010

(1)
All shares and the associated amounts have been retroactively restated to reflect a 1:1.25 stock split of each outstanding share of Class B common stock in February 2020 and a 1:1.2 stock split of Class B common stock in March 2020 ( see Note 4).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FLYING EAGLE ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from January 15, 2020 (inception) through September 30, 2020
(Unaudited)
Cash flows from operating activities:
Net loss	$(482,508)
Adjustments to reconcile net loss to net cash used in operating activities:
Trust income reinvested in Trust Account	(691,470)
Changes in operating assets and liabilities:
Prepaid expenses	(386,229)
Accounts payable and accrued expenses	333,432
Net cash used in operating activities	(1,226,775)
Cash flows from investing activities:
Principal deposited in Trust Account	(690,000,000)
Cash withdrawn from Trust	652,000
Net cash used in investing activities	(689,348,000)
Cash flows from financing activities:
Proceeds from sale of private placement warrants	15,050,000
Proceeds from sale of units	690,000,000
Payment of underwriters’ discount	(13,800,000)
Payment of offering costs	(649,398)
Advances received from Promissory note	460,885
Repayment of advances received from Promissory note	(230,885)
Net cash provided by financing activities	690,830,602
Increase in cash during period	255,827
Cash at beginning of period	—
Cash at end of period	$255,827
Supplemental disclosure of non-cash investing and financing activities:
Deferred underwriting compensation	$24,150,000
Class A common stock subject to possible redemption	$660,903,790
Offering costs paid by sponsor in exchange for founder shares	$25,000
Deferred offering costs included in accounts payable and accrued expenses	$64,294
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FLYING EAGLE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Organization and Business Operations
Incorporation
Flying Eagle Acquisition Corp. (the “Company”) was incorporated as a Delaware corporation on January 15, 2020.
Subsidiaries
In connection with the proposed business combination (the “Business Combination”) with Skillz Inc. (“Skillz”), the Company formed a wholly-owned subsidiary, FEAC Merger Sub Inc., which was incorporated in Delaware on August 14, 2020 (“Merger Sub”). Merger Sub did not have any activity as of September 30, 2020.
Sponsor
The Company’s sponsor is Eagle Equity Partners II, LLC, a Delaware limited liability company (the “Sponsor”). Harry E. Sloan, the Company’s Chief Executive Officer and Chairman, and Eli Baker, the Company’s President, Chief Financial Officer and Secretary, are members of the Sponsor.
Fiscal Year End
The Company has selected December 31 as its fiscal year end.
Business Purpose
The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses that it has not yet selected. The Company has neither engaged in any operations nor generated significant revenue to date.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its initial public offering of Units (the “Public Offering”), although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward completing a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination.
Business Combination
On September 1, 2020, the Company entered into the Merger Agreement by and among the Company, Merger Sub, Skillz and Andrew Paradise, solely in his capacity as representative of the Founder. The merger was unanimously approved by the Company’s board of directors on September 1, 2020. If the Merger Agreement is approved by the Company’s and Skillz’s stockholders, and the transactions contemplated by the Merger Agreement are consummated, Merger Sub will merge with and into Skillz with Skillz surviving the merger as a wholly owned subsidiary of the Company (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, the Company will be renamed “Skillz, Inc.” and is referred to herein as “New Skillz” as of the time following such change of name.
For more detailed information regarding the Business Combination, see Note 8.
Financing
The Sponsor intends to finance the Business Combination in part with proceeds from the $690,000,000 Public Offering and an approximately $15,050,000 private placement (the “Private Placement”), see Notes 3 and 4. Should the Business Combination not be successful, the Company will continue to search for another business combination. The registration statement for the Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2020. The Company consummated the Public Offering of 69,000,000 units, including the issuance of 9,000,000 units as a result of the underwriters’ exercise of their over-allotment option in full (the “Units”), at $10.00 per Unit on March 10, 2020, generating gross proceeds of $690,000,000. Simultaneously with the closing of the Public Offering, the Company consummated the Private Placement of an aggregate of 10,033,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant. Upon the closing of the Public Offering and Private Placement, $690,000,000 from the net proceeds of the Public Offering and the Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”).
Trust Account
The proceeds held in the Trust Account were invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.
The Company’s second amended and restated certificate of incorporation (the “Charter”) provides that, other than the withdrawal of interest earned on the funds that may be released to the Company to fund working capital requirements (subject to an aggregate limit of $1,000,000) and/or to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any of the shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) included in the Units sold in the Public Offering properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the common stock included in the Units being sold in the Public Offering if the Company does not complete the Business Combination within 24 months from the closing of the Public Offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity or (iii) the redemption of 100% of the shares of Class A Common Stock included in the Units sold in the Public Offering if the Company is unable to complete a Business Combination within 24 months from the closing of the Public Offering.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an aggregate limit of $1,000,000) and/or to pay taxes, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements and/or to pay taxes. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Company’s initial Business Combination and after payment of underwriters’ fees and commissions. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
If the Company holds a stockholder vote in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account but not previously released to the Company to fund its working capital requirements (subject to an aggregate limit of $1,000,000) and/or to pay taxes. As a result, such common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.”

The Company has 24 months from the closing of the Public Offering to complete its Business Combination (or until March 10, 2022). If the Company does not complete a Business Combination within this period of time, it will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares for a per share pro rata portion of the Trust Account, including interest, but less income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s executive officers and independent directors (the “initial stockholders”) entered into a letter agreement with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A Common Stock, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act of 1933, as amended (the “Securities Act”) registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
2. Significant Accounting Policies
Basis of Presentation
These unaudited condensed consolidated financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for the periods ended September 30, 2020. Operating results for the periods ended September 30, 2020 are not necessarily indicative of the results that may be expected through December 31, 2020 and should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s prospectus filed with the SEC on March 5, 2020, and the Company’s audited balance sheet and notes thereto included in the Company’s Form 8-K filed with the SEC on March 16, 2020.
Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Liquidity and Capital Resources
As of September 30, 2020, the Company had $255,827 in its operating bank account, and working capital of approximately $14,330. The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares, the loan of up to approximately $300,000 from the Sponsor pursuant to a Note (defined below, see Note 4), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note in March 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors intend, but are not obligated to, provide the Company Working Capital Loans (defined below, see Note 4). As of September 30, 2020, there was $230,000 outstanding under the Working Capital Loans.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that the specific impact is not readily determinable as of the date of the balance sheet. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Net Income (Loss) Per Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the periods. The Company has not considered the effect of the warrants sold in the Public Offering (including the over-allotment) and private placement warrants to purchase approximately 17,250,000 and 10,033,333 shares of the Company’s Class A common stock, respectively, in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.
The Company’s statements of operations include a presentation of net income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of net income per share. Net income per common share for basic and diluted Class A common stock for the three months ended September 30, 2020 is calculated by dividing the interest income earned on the Trust Account of $188,589 net of franchise taxes of $50,000, working capital up to an aggregate limit of $1,000,000, and income taxes of $11,617 by the weighted average number of Class A redeemable common stock since issuance. Net income per common share for basic and diluted Class A common stock for the period from January 15, 2020 (inception) through September 30, 2020, is calculated by dividing the interest income earned on the Trust Account of $691,470, net of franchise taxes of $140,548, working capital up to an aggregate limit of $1,000,000, and income taxes of $65,470 by the weighted average number of Class A redeemable common stock since issuance. Net loss per common share for basic and diluted for Class B common stock is calculated by dividing the net loss, which excludes income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the periods. All interest income earned on the Trust Account is attributable to Class B common stock. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the unaudited condensed consolidated balance sheet.

Use of Estimates
The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future conforming events. Actual results could differ from those estimates.
Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2020, the Company had no cash equivalents.
Class A Common Stock Subject to Possible Redemption
As discussed in Note 1, all of the 69,000,000 shares of Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of shares of Class A common stock under the Charter. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its Charter provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.
The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares of Class A common stock shall be affected by charges against additional paid in capital.
Accordingly, at September 30, 2020, 66,090,379 of the 69,000,000 shares of Class A common stock included in the Units were classified outside of permanent equity at approximately $10.00 per share.
Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs of $38,688,692 consisting principally of underwriters’ discounts of $37,950,000 (including $24,150,000 of which payment is deferred) and $738,692 of professional, printing, filing, regulatory and other costs incurred through September 30, 2020 that were related to the Public Offering were charged to additional paid-in capital upon completion of the Public Offering.
Income Taxes
The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2020, the Company had a deferred tax asset of approximately $153,000, which had a full valuation allowance recorded against it of approximately $153,000.
There were no unrecognized tax benefits as of September 30, 2020. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at September 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s current taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three months ended September 30, 2020, and the period from January 15, 2020 (inception) through September 30, 2020, the Company recorded income tax expense of $11,617 and $65,470, respectively.
The Company’s effective tax rate for the three months ended September 30, 2020 and for the period from January 15, 2020 (inception) through September 30, 2020 was approximately -15.7% and -1.7%, respectively, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.
3. Public Offering
Public Units
In the Public Offering, which closed March 10, 2020, the Company sold 69,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A Common Stock and one-fourth of one redeemable warrant (each whole warrant, a “Warrant”). Each whole Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of the Public Offering. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.
The Company granted the underwriters a 45-day option to purchase up to 9,000,000 additional Units to cover any over-allotment, at the Public Offering price less the underwriting discounts and commissions. On March 10, 2020, the Company issued 9,000,000 Units in connection with the underwriters’ exercise of the over-allotment option in full.
Underwriting Commissions
The Company paid an underwriting discount of $13,800,000 ($0.20 per Unit sold) to the underwriters at the closing of the Public Offering on March 10, 2020, with an additional fee (“Deferred Discount”) of $24,150,000 ($0.35 per Unit sold) payable upon the Company’s completion of an initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.
4. Related Party Transactions
Founder Shares
On January 15, 2020, the Sponsor received 11,500,000 shares of Class B common stock (the “Founder Shares”) in exchange for a capital contribution of $25,000, or approximately $0.002 per share.
The Founder Shares are identical to the shares of Class A Common Stock included in the Units sold in the Public Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.

On February 10, 2020, the Company effected a 1:1.25 stock split of the Founder Shares, resulting in the Sponsor holding 14,375,000 Founder Shares. On March 2, 2020, the Sponsor transferred 20,000 Founder Shares to each of Scott M. Delman and Joshua Kazam, directors of the Company, for an aggregate purchase price of $80 (the same per-share price initially paid by the Sponsor), resulting in the Sponsor holding 14,335,000 Founder Shares and each of Messrs. Delman and Kazam holding 20,000 Founder Shares. On March 5, 2020, the Company effected a 1:1.2 stock split of the Founder Shares, resulting in the Sponsor holding an aggregate of 17,210,000 Founder Shares and each of Messrs. Delman and Kazam holding 20,000 Founder Shares, for a total of 17,250,000 Founder Shares outstanding. On May 8, 2020, the Sponsor transferred 20,000 Founder Shares to Laurence E. Paul, a director of the Company (together with Messrs. Delman and Kazam and the Sponsor, the “initial stockholders”) for an aggregate purchase price of $80 (the same per-share price initially paid by the Sponsor), resulting in the Sponsor holding 17,190,000 Founder Shares. The shares and the associated amounts have been retroactively restated to reflect the 1:1.25 stock split of each outstanding share of Class B common stock in February 2020 and the 1:1.2 stock split in March 2020. All share and per share amounts have been retroactively restated to reflect the stock transactions.
The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.
Private Placement Warrants
In conjunction with the Public Offering, the Sponsor purchased an aggregate of 10,033,333 Private Placement Warrants, at a price of $1.50 per warrant (approximately $15,050,000 in the aggregate) in the Private Placement. Each Private Placement Warrant entitles the holder to purchase one share of Class A Common Stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account such that at closing of the Public Offering, $690,000,000 was placed in the Trust Account.
The Private Placement Warrants (including the shares of common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they are non-redeemable for cash so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable for cash by the Company and exercisable by such holders on the same basis as the warrants included in the Units sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering and have no net cash settlement provisions.
If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement, requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Sponsor Loans
The Sponsor agreed to loan the Company up to an aggregate of $300,000 by the issuance of an unsecured promissory note (the “Note”) to cover expenses related to the Public Offering. The Note was payable without interest on the earlier of December 31, 2020 or the completion of the Public Offering. During the period ended September 30, 2020, borrowings on the Note totaling $230,885 were repaid in full. As of September 30, 2020, there was no amount outstanding under the Note.
Administrative Services Agreement
The Company entered into an administrative services agreement in which the Company reimburses an affiliate of the Sponsor for office space, utilities and secretarial and administrative services provided to members of the Company’s management team in an amount not to exceed $15,000 per month. The administrative services fee commenced on April 1, 2020. For the period from January 15, 2020 (inception) through September 30, 2020 and the three months ended September 30, 2020 , the Company incurred $90,000 and $45,000 in fees for these services.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such loans have not been determined and no written agreements exist with respect to such loans. During the period ended September 30, 2020, the Sponsor loaned an aggregate $230,000 to the Company. As of September 30, 2020, there was $230,000 outstanding.
5. Commitments and Contingencies
Underwriting Agreement
The Company is committed to pay the Deferred Discount totaling $24,150,000, or 3.5% of the gross offering proceeds of the Public Offering, to the underwriters upon the Company’s consummation of a Business Combination. The underwriters will not be entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriters if there is no Business Combination.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s, or its target’s, financial position, results of its operations and/or completion of the Business Combination, the specific impact is not readily determinable as of the date of these unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
6. Trust Account
As of September 30, 2020, investment securities in the Company’s Trust Account consisted of $690,030,228 in United States Treasury Bills and another $9,242 held as cash. The Company classifies its Treasury Instruments and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. The following table presents fair value information as of September 30, 2020 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In addition, the table presents the carrying value (held to maturity), excluding accrued interest income and gross unrealized holding loss. Since all of the Company’s permitted investments consist of U.S. government treasury bills and cash, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets as follows:
	Carrying Value	Gross Unrealized Holding (Loss)	Quoted Prices in Active Markets (Level 1)
U.S. Government Treasury Securities as of September 30, 2020(1)	$690,030,228	$(2,872)	$690,033,100

(1)
Matured on October 6, 2020. Reinvested on October 7, 2020.

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from January 15, 2020 (inception) through September 30, 2020. During the three month period ended September 30, 2020, the Company withdrew $652,000 from the Trust for working capital and to pay taxes.
Level 1 instruments include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
7. Stockholders’ Equity
Class A Common Stock — The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2020, there were 69,000,000 shares of Class A common stock issued and outstanding of which, 66,090,379 were classified outside of permanent equity.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. As of September 30, 2020, there were 17,250,000 shares of Class B common stock issued and outstanding.
Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of September 30, 2020, there were no shares of preferred stock issued or outstanding.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement relating to the Warrants. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Public Offering, except that the Private Placement Warrants and the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than their initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Company may call the Warrants for redemption (except with respect to the Private Placement Warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported closing price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Additionally, commencing ninety days after the Warrants become exercisable, the Company may redeem its outstanding Warrants in whole and not in part, for the number of Class A ordinary shares determined by reference to the table set forth in the Company’s prospectus relating to the Public Offering based on the redemption date and the “fair market value” of the Class A Common Stock, upon a minimum of 30 days’ prior written notice of redemption and if, and only if, the last sale price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders, if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A Common Stock) as the outstanding Warrants, as described above and if, and only if, there is an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given. The “fair market value” of the shares of Class A Common Stock is the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of shares of Class A Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances. If the Company is unable to complete a Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.
In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination, and (z) the volume weighted average trading price of the Class A Common Stock during the 10 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger price of the Warrants will be adjusted (to the nearest cent) to be equal to 180% of the Market Value. However, if the Company does not complete its initial Business Combination on or prior to March 10, 2022, the Warrants will expire at the end of such period.
8. Proposed Business Combination
On September 1, 2020, the Company entered into an agreement and plan of merger by and among the Company, FEAC Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Skillz Inc. (“Skillz”) and Andrew Paradise, solely in his capacity as representative of the stockholders of Skillz (the “Founder”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). The merger was unanimously approved by the Company’s board of directors on September 1, 2020. If the Merger Agreement is approved by the Company’s and Skillz’s stockholders, and the transactions contemplated by the Merger Agreement are consummated, Merger Sub will merge with and into Skillz with Skillz surviving the merger as a wholly owned subsidiary of the Company (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, the Company will be renamed “Skillz, Inc.” and is referred to herein as “New Skillz” as of the time following such change of name.
Under the Merger Agreement, the Company has agreed to acquire all of the outstanding equity interests of Skillz for approximately $3.5 billion in aggregate consideration to be paid at the effective time of the Business Combination. Such consideration will be paid through cash and/or stock in New Skillz as follows: each stockholder of Skillz holding shares of common stock of Skillz immediately prior to the effective time of the Business Combination can either elect to receive, with respect to each share of common stock of Skillz it holds, (x) an amount of cash or (y) shares of common stock of New Skillz, in the case of each of clauses (x) and (y) above, calculated based on the per share merger consideration value formula as set forth in the Merger Agreement and, in the case of the shares of common stock of New Skillz, calculated based on a price of $10 per share (the “Closing Price”). If such stockholder fails to make such election within the required time, it will be deemed to have made an election to receive stock consideration. The shares of common stock of New Skillz to be received by each stockholder of Skillz that elects to receive stock consideration will be as follows: (A) stockholders other than the Founder and his controlled affiliates will receive publicly listed shares of Class A common stock, and (B) the Founder and his controlled affiliates will receive shares of Class B common stock, in each case as set forth in the Merger Agreement. The cash consideration (the “Cash Consideration”) payable to all Skillz stockholders will be an amount of cash equal to the lesser of (i) (a) the funds remaining in the Company’s trust account after giving effect to redemptions of public shares, if any, and payment of Skillz’s and the Company’s outstanding transaction expenses as contemplated by the Merger Agreement, plus (b) the funds received by the Company in connection with the equity financing relating to the Subscription Agreements (as described below), plus (c) the amount of cash and cash equivalents of Skillz determined in accordance with GAAP as of 11:59 p.m. Pacific Time on the day immediately preceding consummation of the Business Combination, minus (d) $250,000,000, and (ii) solely to the extent reasonably necessary, based on the written advice of the Company’s nationally recognized tax counsel, to qualify the Business Combination either as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 or a transfer under Section 351(a) of the Internal Revenue Code of 1986, such amount designated by Skillz to the Company not less than three (3) days prior to consummation of the Business Combination.
If the Skillz stockholders elect to receive an aggregate amount of cash that is greater than the Cash Consideration, the amount of cash to be paid to each Skillz stockholder who elected to receive cash will be downwardly adjusted on a pro rata, per share of common stock of Skillz, basis and each such Skillz stockholder will receive additional shares of New Skillz.
If the Cash Consideration exceeds the aggregate amount of cash which the Skillz stockholders elect to receive, the number of shares to be received by each Skillz stockholder that has elected to receive shares will be reduced until the cash portion of such stockholder’s total merger consideration equals the aggregate cash consideration portion of the aggregate merger consideration, and each Skillz stockholder will receive a pro rata portion of the excess cash.
Other Agreements
In addition to the Merger Agreement, the Company also entered into the following agreements.

Subscription Agreements
The Company entered into subscription agreements (the “Subscription Agreements”), each dated as of September 1, 2020, with certain institutional investors, pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of 15,853,052 shares of Class A common stock for $10.00 per share.
Investors’ Rights Agreement
The Company entered into an eighth amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”), dated as of September 1, 2020, among the Company, Skillz and certain of their respective stockholders, which will become effective upon consummation of the Business Combination. Pursuant to the Investors’ Rights Agreement, New Skillz will be required to register for resale securities held by the stockholders party thereto. New Skillz will have no obligation to facilitate more than one demand, made by the Sponsor, or its affiliates, that New Skillz register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Skillz. New Skillz will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement. The Investors’ Rights Agreement also restricts the ability of each stockholder who is a party thereto to transfer its shares of New Skillz common stock for a period of 2 years following the closing of the Business Combination, subject to certain permitted transfers. In general, 1,500,000 shares of New Skillz common stock held by each stockholder who is a party to the Investors’ Rights Agreement and its affiliates will be released from the transfer restrictions each quarter beginning on the date that is six months following the Closing.
Support Agreements
In connection with and following the execution of the Merger Agreement, certain Skillz stockholders (the “Skillz Supporting Stockholders”) entered into Skillz support agreements with the Company (the “Support Agreements”). Under the Support Agreements, each Skillz Supporting Stockholder agreed, on (or effective as of) the third business day following the SEC declaring effective the proxy statement/prospectus relating to the approval by the Company’s stockholders of the Business Combination, to execute and deliver a written consent with respect to the outstanding shares of Skillz common stock and preferred stock held by such Skillz Supporting Stockholder adopting the Merger Agreement and approving the Business Combination. The shares of Skillz common stock and preferred stock that are owned by the Skillz Supporting Stockholders and subject to the Support Agreements represent over 85% of the outstanding voting power of Skillz common stock and preferred stock (on an as converted basis). In addition, the Support Agreements prohibit the Skillz Supporting Stockholders from engaging in activities that have the effect of soliciting a competing acquisition proposal.
Non-Redemption Agreements
In connection with and following the entry into the Merger Agreement, the Company entered into non-redemption agreements with certain holders of shares of the Company’s Class A common stock, pursuant to which such holders agreed not to exercise their redemption rights in connection with the Business Combination (the “Non-Redemption Agreements”). The aggregate number of shares of the Company’s Class A common stock subject to the Non- Redemption Agreements is 9,577,500, which represents $95.84 million of otherwise exercisable redemption rights. If the Business Combination is not consummated, the restriction on redemption would no longer apply.
Sponsor Agreement
In connection with the execution of the Merger Agreement, the Sponsor entered into an Agreement (the “Sponsor Agreement”) with Skillz, pursuant to which the Sponsor agreed to vote all shares of the Company’s common stock beneficially owned by it in favor of each of the proposals at the Company’s Special Meeting, to use its reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The Sponsor also agreed that, at the Closing, it would deposit the Earnout Shares into the earnout escrow account and it would agree to cancel 899,797 shares of the Company’s common stock and 5,016,667 private placement warrants held by the Sponsor.
Voting Agreements
In connection with the Merger Agreement, Skillz entered into voting and support agreements (the “Voting Agreements”) with holders of 6,972,518 shares of the Company's common stock pursuant to which such stockholders have agreed to vote in favor of the Business Combination. When such Voting Agreements are taken together with the Sponsor's agreement to vote in favor of the Business Combination, holders of approximately 28% of the issued and outstanding common stock of the Company have agreed to vote in favor of the Business Combination and the other proposals set forth in the proxy statement/prospectus described below. The Voting Agreements do not contain any restrictions on transfer and the covenants to vote terminate upon the earlier of closing or termination of the Merger Agreement.
Additional information regarding the Business Combination is available in the proxy statement/prospectus initially filed by the Company with the SEC on September 4, 2020, as amended on October 14, 2020 and November 2, 2020.
9. Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statements and has concluded that, except as noted above, all such events that would require recognition or disclosure have been recognized or disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder of
Flying Eagle Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Flying Eagle Acquisition Corp. (the “Company”) as of January 24, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from January 15, 2020 (date of inception) through January 24, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 24, 2020, and the results of its operations and its cash flows for the period from January 15, 2020 (date of inception) through January 24, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company's auditor since 2020.
New York, New York
March 5, 2020

FLYING EAGLE ACQUISITION CORP.
BALANCE SHEET
January 24, 2020
ASSETS:
Current asset:
Cash	$—
Deferred offering costs	35,000
Total assets	$35,000
LIABILITIES AND STOCKHOLDER’S EQUITY:
Current liabilities:
Accrued expenses	$10,928
Stockholder’s equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 17,250,000 shares issued and outstanding(1)(2)	1,725
Additional paid-in capital	23,275
Accumulated deficit	(928)
Total stockholder’s equity	24,072
Total liabilities and stockholder’s equity	$35,000

(1)
This number includes an aggregate of up to 2,250,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised by the underwriters.

(2)
The shares and the associated amounts have been retroactively restated to reflect two stock splits, the first for 0.25 share per share, and the second for 0.20 share per share, aggregating 1.5 shares of Class B common stock for each outstanding share of Class B common stock in February and March 2020 (see Note 4).

See accompanying notes to financial statements.

FLYING EAGLE ACQUISITION CORP.
STATEMENT OF OPERATIONS
For the period from January 15, 2020 (date of inception) through January 24, 2020
Revenue	$—
General and administrative expenses	928
Net loss attributable to stockholder	$(928)
Weighted average number of shares of common stock outstanding(1)(2)	15,000,000
Basic and fully diluted net loss per share attributable to stockholder	$—

(1)
This number excludes an aggregate of up to 2,250,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised by the underwriters.

(2)
The shares and the associated amounts have been retroactively restated to reflect two stock splits, the first for 0.25 share per share, and the second for 0.20 share per share, aggregating 1.5 shares of Class B common stock for each outstanding share of Class B common stock in February and March 2020 (see Note 4).

See accompanying notes to financial statements.

FLYING EAGLE ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
For the period from January 15, 2020 (date of inception) through January 24, 2020
	Class B Common stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Issuance of common stock to initial stockholder at approximately $0.002 per share(1)(2)	17,250,000	$1,725	$23,275	$—	$25,000
Net loss	—	—	—	(928)	(928)
Balances at January 24, 2020	17,250,000	$1,725	$23,275	$(928)	$24,072

(1)
This number includes an aggregate of up to 2,250,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised by the underwriters.

(2)
The shares and the associated amounts have been retroactively restated to reflect two stock splits, the first for 0.25 share per share, and the second for 0.20 share per share, aggregating 1.5 shares of Class B common stock for each outstanding share of Class B common stock in February and March 2020 (see Note 4).

See accompanying notes to financial statements.

FLYING EAGLE ACQUISITION CORP.
STATEMENT OF CASH FLOWS
For the period from January 15, 2020 (date of inception) through January 24, 2020
Cash flows from operating activities:
Net loss	$(928)
Changes in operating assets and liabilities:
Increase in accrued expenses	928
Net cash provided by operating activities	—
Net change in cash	—
Cash at beginning of period	—
Cash at end of period	$—
Supplemental Schedule of Non-Cash Financing Activities:
Offering costs paid by Sponsor in exchange for Founder Shares	$25,000
Deferred offering costs included in accrued expenses	$10,000
See accompanying notes to financial statements.

FLYING EAGLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
1.   Organization and Business Operations
Incorporation
Flying Eagle Acquisition Corp. (the “Company”) was incorporated as a Delaware corporation on January 15, 2020.
Sponsor
The Company’s sponsor is Eagle Equity Partners II, LLC, a Delaware limited liability company (the “Sponsor”).
Fiscal Year End
The Company has selected December 31 as its fiscal year end.
Business Purpose
The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses that it has not yet selected (“Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note 3 below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward completing a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination.
Financing
The Sponsor intends to finance a Business Combination in part with proceeds from a $600,000,000 public offering (the “Proposed Offering” — Note 3) and a private placement (Note 4).
Upon the closing of the Proposed Offering and the private placement, $600,000,000 (or $690,000,000 if the underwriter’s over-allotment option is exercised in full — Note 3) will be held in the Trust Account (discussed below).
Trust Account
The trust account (the “Trust Account”) will be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.
The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds that may be released to the Company to fund working capital requirements (subject to an aggregate limit of $1,000,000) and/or to pay taxes, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any of the common stock included in the Units being sold in the Proposed Offering properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the common stock included in the Units being sold in the Proposed Offering if the Company does not complete the Business Combination within 24 months from the closing of the Proposed Offering or with respect to any other material provisions

FLYING EAGLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
relating to stockholders’ rights or pre-initial Business Combination activity or (iii) the redemption of 100% of the common stock included in the Units being sold in the Proposed Offering if the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Offering.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements (subject to an aggregate limit of $1,000,000) and/or to pay taxes, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements and/or to pay taxes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
If the Company holds a stockholder vote in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account but not previously released to the Company to fund its working capital requirements (subject to an aggregate limit of $1,000,000) and/or to pay taxes. As a result, such common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Proposed Offering, in accordance with FASB, ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $10.00 per public share ($600,000,000 held in the Trust Account divided by 60,000,000 public shares).
The Company will only have 24 months from the closing of the Proposed Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares for a per share pro rata portion of the Trust Account, including interest, but less income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s executive officers and independent director nominees (the “initial stockholders”) will enter into a letter agreement with us, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

FLYING EAGLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
2.   Significant Accounting Policies
Basis of Presentation
The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as of January 24, 2020, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor entity that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Offering or a minimum one year from the date of issuance of these financial statements.
Net Loss Per Share
Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury method. At January 24, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury method. As a result, diluted loss per share of common stock is the same as basic loss per share of common stock for the period.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

FLYING EAGLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Deferred Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1. Deferred offering costs of $35,000 consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.
Income Taxes
The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
There were no unrecognized tax benefits as of January 24, 2020. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 24, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed to be de minimis for the period from January 15, 2020 (date of inception) through January 24, 2020.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring after the date of the balance sheet, require potential adjustment to or disclosure in the balance sheet and has concluded that all such events that would require adjustment or disclosure have been recognized or disclosed.
3.   Proposed Offering
Public Units
Pursuant to the Proposed Offering, the Company will offer for sale up to 60,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one of the Company’s shares of Class A common stock,

FLYING EAGLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
$0.0001 par value and one-fourth of one redeemable warrant (the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of the Proposed Offering. The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered common stock to the holder upon exercise of Warrants issued in connection with the 60,000,000 public units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement.
The Company expects to grant the underwriters a 45-day option to purchase up to 9,000,000 additional Units to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. The warrants that would be issued in connection with the 9,000,000 over-allotment Units are identical to the public warrants and have no net cash settlement provisions.
The Company will pay an underwriting discount of 2.0% per Unit at the closing of the Proposed Offering, with an additional fee of 3.5% per Unit payable upon the Company’s completion of an Initial Business Combination. The deferred portion of the discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.
4.   Related Party Transactions
Founder Shares
On January 15, 2020, the Sponsor received 11,500,000 shares of Class B common stock (the “Founder Shares”) in exchange for a capital contribution of $25,000, or approximately $0.002 per share.
In February 2020, the Company effected a 1:1.25 stock split of each outstanding share of Class B common stock, resulting in 14,375,000 Founder Shares outstanding.
On March 2, 2020, the Sponsor transferred 20,000 Founder Shares to each of Scott M. Delman and Joshua Kazam, the director nominees, resulting in the Sponsor holding 14,335,000 Founder Shares.
On March 5, 2020, the Company effected a 1:1.2 stock split of the Class B common stock, resulting in the Sponsor holding an aggregate of 17,210,000 Founder Shares and there being an aggregate of 17,250,000 Founder Shares outstanding.
The Founder Shares are identical to the shares of Class A common stock included in the Units being sold in the Proposed Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The initial stockholders will collectively own 20.0% of the Company’s issued and outstanding shares after the proposed offering to the extent that the over-allotment option is not exercised at all.
All shares and the associated amounts have been retroactively restated to reflect a 1:1.25 stock split of each outstanding share of Class B common stock in February 2020 and a 1:1.2 stock split of each outstanding share of Class B common stock in March 2020.
If the Company increases or decreases the size of the offering pursuant to Rule 462(b) under the Securities Act, the Company will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of the initial stockholders at 20.0% of the issued and outstanding shares of the common stock upon the consummation of the offering.

FLYING EAGLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
In addition, up to 2,250,000 Founder Shares may be forfeited by the initial stockholders depending on the exercise of the underwriters’ over-allotment option
The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property (the “Lock Up Period”).
Private Placement Warrants
The Company expects that the Sponsor will purchase from the Company warrants in a private placement that will occur simultaneously with the completion of the Proposed Offering (the “Private Placement Warrants”), at an aggregate purchase price equal to the amount necessary to pay the upfront underwriting discount at the closing of the Proposed Offering plus a total of $1.25 million to pay expenses in connection with the closing of the Proposed Offering and for working capital following the Proposed Offering. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The purchase price of the Private Placement Warrants will be added to the proceeds from this offering to be held in the trust account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the shares of common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable for cash so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in this offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in this offering and have no net cash settlement provisions.
If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.
Registration Rights
The initial stockholders and holders of the Private Placement Warrants will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Sponsor Loans
The Sponsor has agreed to loan the Company up to an aggregate of $300,000 by the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Proposed Offering. When and if issued, these loans will be payable without interest on the earlier of December 31, 2020 or the completion of the Proposed Offering. At January 24, 2020, there were no amounts outstanding under the note.

FLYING EAGLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Administrative Services Agreement
The Company will reimburse an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team in an amount not to exceed $15,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying such monthly fees.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. There have been no borrowings under this arrangement to date.
5.   Stockholder’s equity
Class A Common Stock — The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. At January 24, 2020, there were no shares of Class A common stock issued or outstanding.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At January 24, 2020, there were 17,250,000 shares of Class B common stock issued and outstanding, of which up to 2,250,000 are subject to forfeiture to the Company to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Offering.
The shares and the associated amounts have been retroactively restated to reflect a 1:1.25 stock split of each outstanding share of Class B common stock in February 2020 and a 1:1:2 stock split in March 2020.
Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At January 24, 2020, there are no shares of preferred stock issued or outstanding.
6.   Subsequent events
On March 2, 2020, the Sponsor transferred 20,000 founder shares to each of Scott M. Delman and Joshua Kazam, the director nominees, resulting in the Sponsor holding 14,335,000 founder shares. On March 5, 2020, the Company effected a 1:1.2 stock split of the Class B common stock, resulting in the Sponsor holding an aggregate of 17,210,000 Founder Shares and there being an aggregate of 17,250,000 Founder Shares outstanding.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Skillz Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Skillz Inc. (the Company) as of December 31, 2019 and 2018, the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2018.
Redwood City, California
September 4, 2020

Skillz Inc.
BALANCE SHEETS
(In thousands, except for number of shares and par value per share amounts)
	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$25,628	$22,540
Prepaid expenses and other current assets	9,464	2,237
Total current assets	35,092	24,777
Property and equipment, net	3,648	1,173
Other long-term assets	116	79
Total assets	$38,856	$26,029
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$2,944	$2,998
Long-term debt, current	—	875
Other current liabilities	7,537	6,339
Total current liabilities	10,481	10,212
Long-term debt, non-current	9,628	14,741
Other long-term liabilities	82	—
Total liabilities	20,191	24,953
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock:
Redeemable convertible preferred stock $0.0001 par value; 18 million shares authorized; Series C preferred stock – 11 million shares authorized and 4 million shares issued and outstanding as of December 31, 2019 and 2018; Series D preferred stock – 4 million shares authorized, 3 million and 2 million shares issued and outstanding as of December 31, 2019 and 2018, respectively; Series D-1 preferred stock – 3 million shares authorized, issued and outstanding as of December 31, 2019	156,335	54,056
Stockholders’ deficit:
Convertible preferred stock $0.0001 par value; 14 million shares authorized; Series A – 6 million shares authorized, issued and outstanding as of December 31, 2019 and 2018; Series A-1 – 2 million shares authorized, issued and outstanding as of December 31, 2019 and 2018; Series B – 6 million shares authorized, issued and outstanding as of December 31, 2019 and 2018	25,413	25,560
Common stock $0.0001 par value; 605 million shares authorized; Class A common stock – 105 million shares authorized; 99 million and 88 million shares issued and outstanding as of December 31, 2019 and 2018, respectively; Class B common stock – 500 million shares authorized; 51 million and 44 million shares issued and outstanding as of December 31, 2019 and 2018, respectively	1	1
Additional paid-in capital	—	—
Accumulated deficit	(163,084)	(78,541)
Total stockholders’ deficit	(137,670)	(52,980)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$38,856	$26,029
See accompanying Notes to Financial Statements.

Skillz Inc.
STATEMENTS OF OPERATIONS
(In thousands, except for number of shares and per share amounts)
	Year ended December 31,
	2019	2018
Revenue	$119,872	$50,778
Costs and expenses
Cost of revenue	5,713	2,112
Research and development	11,241	7,547
Sales and marketing	111,370	51,689
General and administrative	16,376	14,975
Total costs and expenses	144,700	76,323
Loss from operations	(24,828)	(25,545)
Interest expense, net	(2,497)	(2,190)
Other income (expense), net	3,720	(45)
Loss before income taxes	(23,605)	(27,780)
Provision for income taxes	—	—
Net loss	$(23,605)	$(27,780)
Remeasurement of redeemable convertible preferred stock	(62,519)	(18,798)
Net loss attributable to common stockholders	$(86,124)	$(46,578)
Net loss per common share
Net loss per share attributable to common stockholders – basic and diluted	$(0.64)	$(0.36)
Weighted average shares outstanding
Weighted average common shares outstanding – basic and diluted	135,124,756	129,930,282
See accompanying Notes to Financial Statements.

Skillz Inc.
STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(In thousands, except for number of shares)
	Redeemable convertible preferred stock		Preferred stock		Class A and Class B common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2017	4,404,840	$17,040	13,621,802	$25,560	126,464,480	$1	$36	$(38,871)	$(13,274)
Issuance of redeemable convertible Series D preferred stock	2,236,022	18,218	—	—	—	—	—	—	—
Issuance of Class B common stock upon exercise of stock options	—	—	—	—	5,402,490	—	192	—	192
Stock-based compensation	—	—	—	—	—	—	6,680	—	6,680
Remeasurement of redeemable convertible Series C & Series D preferred stock	—	18,798	—	—	—	—	(6,908)	(11,890)	(18,798)
Net loss	—	—	—	—	—	—	—	(27,780)	(27,780)
Balance at December 31, 2018	6,640,862	54,056	13,621,802	25,560	131,866,970	1	—	(78,541)	(52,980)
Issuance of redeemable convertible Series D and Series D-1 preferred stock	3,174,727	39,760	—	—	—	—	—	—	—
Issuance of Class B common stock upon exercise of stock options	—	—	—	—	4,665,833	—	197	—	197
Issuance of Class A common stock upon early exercise of stock options with promissory note	—	—	—	—	12,007,118	—	—	—	—
Issuance of Class B Common Stock from the conversion of Series A preferred stock	—	—	(100,000)	(147)	1,000,000	—	147	—	—
Stock-based compensation	—	—	—	—	—	—	1,237	—	1,237
Remeasurement of redeemable convertible Series C, Series D and Series D-1 preferred stock	—	62,519	—	—	—	—	(1,581)	(60,938)	(62,519)
Net loss	—	—	—	—	—	—	—	(23,605)	(23,605)
Balance at December 31, 2019	9,815,589	$156,335	13,521,802	$25,413	149,539,921	$1	$—	$(163,084)	$(137,670)

See accompanying Notes to Financial Statements.

Skillz Inc.
STATEMENTS OF CASH FLOWS
(In thousands)
	Year ended December 31,
	2019	2018
Operating Activities
Net loss	$(23,605)	$(27,780)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	711	404
Stock-based compensation	1,237	6,680
Accretion of unamortized discount and amortization of issuance costs	2,139	1,287
Fair value adjustment of derivatives	(3,649)	45
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(4,307)	(992)
Accounts payable	(54)	1,851
Other liabilities	5,591	1,557
Net cash used in operating activities	(21,937)	(16,948)
Investing Activities
Purchases of property and equipment, including internal-use software	(3,223)	(867)
Net cash used in investing activities	(3,223)	(867)
Financing Activities
Borrowings under debt agreements, net of issuance costs	9,563	19,920
Payments under debt agreements	(3,500)	(5,000)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	24,908	18,218
Proceeds from exercise of stock options and issuance of common stock	197	192
Net cash provided by financing activities	31,168	33,330
Net change in cash, cash equivalents and restricted cash	6,008	15,515
Cash, cash equivalents and restricted cash – beginning of year	22,540	7,025
Cash, cash equivalents and restricted cash – end of year	$28,548	$22,540
Supplemental cash flow data:
Cash paid during the period for:
Interest	$269	$196
Noncash investing and financing activities:
Carrying value of long-term debt and accrued interest converted to redeemable convertible preferred stock	$14,852	$—
Remeasurement of redeemable convertible preferred stock	$62,519	$18,798
See accompanying Notes to Financial Statements.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
Years Ended December 31, 2019 and 2018
1. Description of the Business and Basis of Presentation
Business
Skillz Inc. (“Skillz” or “the Company”), originally formed as Professional Gaming, LLC on March 28, 2012, changed its name to Lookout Gaming, LLC on May 18, 2012, and to Skillz LLC on January 31, 2013, before finally converting to a Delaware corporation with the name Skillz Inc. on April 29, 2013.
Skillz is a mobile eSports platform, driving the future of entertainment by accelerating the convergence of sports, video games and media. The Company’s principal activities are to develop and support a proprietary online-hosted technology platform that enables independent game developers to host tournaments and provide competitive gaming activity (“Competitions”) to end-users worldwide.
Basis of Presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).
Comprehensive Loss
Comprehensive loss includes all changes in equity during a period from non-owner sources. Through December 31, 2019, there are no components of comprehensive loss which are not included in net loss; therefore, a separate statement of comprehensive loss has not been presented.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenues and expenses during the periods presented. Estimates are used in several areas including, but not limited to, stock-based compensation and the redemption value of redeemable convertible preferred stock. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities. Actual results could differ materially from these estimates.
Fiscal Periods
The Company’s fiscal year begins on January 1 and ends on December 31.
2. Summary of Significant Accounting Policies
Revenue Recognition
The Company generates substantially all its revenues by providing a service to the game developers aimed at improving the monetization of their game content. The monetization service provided by Skillz allows developers to offer multi-player competition to their end-users which increases end-user retention and engagement. Skillz provides developers with a software development kit (“SDK”) that they can download and integrate with their existing games. The SDK serves as a data interface between Skillz and the game developers that enables Skillz to provide monetization services to the developer.
The Company recognizes revenue for its services in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”).

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
Revenues from Contracts with Customers
The Company applies the five-step model to achieve the core principle of ASC 606. The Company determined that its customer in the provision of its technology platform and services is the game developer. The Company’s ordinary activities consist of providing game developers services through access to its technology platform using the Skillz SDK. The SDK acts as an application programing interface enabling communication of data between Skillz and the game developers, which when integrated with the developer’s game content, facilitates end-user registration into Competitions, managing and hosting end-user Competition accounts, matching players of similar skill levels, collecting end-user entry fees, distributing end-user prizes, resolving end-user disputes pertaining to their participation in Competitions, and running third-party marketing campaigns (“Monetization Services”).
The Company provides Monetization Services to game developers enabling them to offer competitive games to their end-users. These activities are not distinct from each other as the Company provides an integrated service enabling the game developers to provide the competitive game service to the end-users, and as a result, they do not represent separate performance obligations. The Company is entitled to a revenue share based on total entry fees for paid Competitions, regardless of how they are paid, net of end-user prizes (i.e., winnings from the Competitions) and other costs to provide the Monetization services. The game developers’ revenue share, however, is calculated solely based upon entry fees paid by net cash deposits received from end-users. End-user incentives are not paid for by game developers. In addition, the Company reduces revenue for end-user incentives which are treated as a reduction of revenue.
The Company collects the entry fees and related charges from end-users on behalf of game developers using the end-user’s pre-authorized credit card or PayPal account and withholds its fees before making the remaining disbursement to the game developer; thus, the game developer’s ability and intent to pay is not subject to significant judgment.
Revenue is recognized at the time the performance obligation is satisfied by transferring control of the promised service in an amount that reflects the consideration that the Company expects to receive in exchange for the Monetization Services. The Company recognizes revenue upon completion of a game, which is when its performance obligation to the game developer is satisfied. The Company does not have contract assets or contract liabilities as the payment of the transaction price is concurrent with the fulfillment of the services. At the time of game completion, the Company has the right to receive payment for the services rendered. The Company’s agreements with game developers can generally be terminated for convenience by either party upon thirty days prior written notice, and in certain of our larger developer agreements, the developer, if required by the Company, must continue to make its games available on the platform for a period of up to twelve months. As the Company is able to terminate the developer agreements at its convenience, the Company has concluded the contract term for revenue recognition does not extend beyond the contractual notification period. The Company does not have any transaction price allocated to performance obligations that are unsatisfied (or partially satisfied) as of December 31, 2019 and 2018.
For the year ended December 31, 2019, games provided by two developer partners accounted for 83% and 7% of the Company’s revenue. For the year ended December 31, 2018, games provided by two developer partners accounted for 70% and 16% of the Company’s revenue. The Company did not generate material international revenues in the years ended December 31, 2019 and 2018.
End-User Incentive Programs
To drive traffic to the platform, the Company provides promotions and incentives to end-users in various forms. Evaluating whether a promotion or incentive is a payment to a customer may require significant judgment. Promotions and incentives which are consideration payable to a customer are recognized as a reduction of revenue at the later of when revenue is recognized or when the Company pays or promises to pay the incentive. Promotions and incentives recorded as sales and marketing expense are

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
recognized when the related cost is incurred by the Company. In either case, the promotions and incentives are recognized when they are used by end-users to enter into a paid Competition.
•
Marketing promotions and discounts accounted for as a reduction of revenue.   These promotions are typically pricing actions in the form of discounts that reduce the end-user entry fees and are offered on behalf of the game developers. Although not required based on the Company’s agreement with its developers, the Company considers that the game developers have a valid expectation that certain incentives will be offered to end-users. The determination of a valid expectation is based on the evaluation of all information reasonably available to the game developers regarding the Company’s customary business practices, published policies and specific statements.

An example of an incentive for which the game developer has a valid expectation is Ticketz, which are a currency earned for every Competition played based on the amount of the entry fee. Ticketz can be redeemed for Bonus Cash. Another example is initial deposit Bonus Cash which is a promotional incentive that can be earned in fixed amounts when an end-user makes an initial deposit on the Skillz platform. Bonus Cash can only be used by end-users to enter into future paid entry fee Competitions and cannot be withdrawn by end-users.
For the years ended December 31, 2019 and 2018, the Company recognized a reduction of revenue of $27.7 million and $11.6 million, respectively, related to these end-user incentives.
•
Marketing promotions accounted for as sales and marketing expense.   When the Company concludes that the game developers do not have a valid expectation that the incentive will be offered, the Company records the related cost as sales and marketing expense. The Company’s assessment is based on an evaluation of all information reasonably available to the game developers regarding the Company’s customary business practices, published policies and specific statements. These promotions are offered to end-users to draw, re-engage, or generally increase end-users’ use of the Company’s platform.

An example of this type of incentive is limited-time Bonus Cash offers, which are targeted to specific end-users, typically those who deposit more frequently or have not made a deposit recently, via email or in-app promotions. The Company targets groups of end-users differently, offering specific promotions it thinks will best stimulate engagement. Similar to Bonus Cash earned from a redemption of Ticketz or an initial deposit, limited-time Bonus Cash can only be used by end-users to enter into future paid entry fee competitions and cannot be withdrawn by end-users. The Company also hosts engagement marketing leagues run over a period of days or weeks, which award league prizes in the form of cash or luxury goods to end-users with the most medals at the end of the league. End-users accumulate medals by winning Skillz enabled paid entry fee Competitions. Skillz determines whether or not to run a league, what prizes should be awarded, over what time period the league should run, and to which end-users the prizes should be paid, all at its discretion. The league parameters vary from one league to the next and are not reasonably known to the game developers. League prizes in the form of cash can be withdrawn or used by end-users to enter into future paid entry fee Competitions.
For the years ended December 31, 2019 and 2018, the Company recognized sales and marketing expense of $45.2 million and $18.7 million, respectively, related to these end-user incentives.
Refunds
From time to time, the Company issues credits or refunds to end-users that are unsatisfied by the level of service provided by the game developer. There is no contractual obligation for the Company to refund such end-users nor is there a valid expectation by the game developers for the Company to issue such credits or refunds to end-users on their behalf. The Company accounts for credits or refunds, which are not recoverable from the game developer, as sales and marketing expenses when incurred.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
Cost of Revenue
Cost of revenue primarily comprises of third-party payment processing fees, hosting expenses, allocation of shared facility and other costs, and personnel expenses.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and money market funds with maturities of three months or less when purchased.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash, cash equivalents and restricted cash. Although the Company deposits its cash with multiple well-established financial institutions, the deposits, at times, may exceed federally insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially stable and, accordingly, minimal credit risk exists.
Fair Value Measurement
The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities, the Company considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 — Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 — Unobservable inputs reflecting management’s estimate of assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.
The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
Advertising and Promotional Expense
Advertising and promotional expenses are included in sales and marketing expenses within the statements of operations and are expensed when incurred. For the years ended December 31, 2019 and 2018, advertising expenses, not including marketing promotions related to the Company’s end-user incentive programs, were $53.5 million and $25.3 million, respectively.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
Redeemable Convertible Preferred Stock
Preferred stock that is redeemable at a fixed or determinable price on a fixed or determinable date, at the option of the holder, or upon the occurrence of an event that is not solely within the control of the Company is classified outside of permanent equity. Convertible preferred stock that is probable of becoming redeemable in the future is recorded at its maximum redemption amount at each balance sheet date, with adjustments to the redemption amount recorded through equity. The fair value of the redeemable convertible preferred stock is estimated primarily based on valuation methodologies which utilize certain assumptions, including probability weighting of events, recent sales of stock to external investors, volatility, time to liquidity, a risk free interest rate, and an assumption for a discount for lack of marketability, where applicable.
Derivative Financial Instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including its long-term debt, preferred stock and issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives and freestanding financial instruments that are classified as liabilities are recognized at fair value with changes in fair value recognized as a component of Other income (expense), net in the Statements of Operations. Bifurcated embedded derivatives and freestanding financial instruments that are classified as liabilities are classified within Other current liabilities in the Company’s Balance Sheet.
Stock-Based Compensation
For awards that vest solely based on a service condition, the Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period based on the estimated grant-date fair value of the awards. For awards that vest based on service, performance and market conditions, the Company recognizes stock-based compensation expense when the performance conditions are probable of being achieved based on the estimated grant-date fair value of the awards. The compensation cost related to awards with market conditions is recognized regardless of whether the market condition is satisfied, if the requisite service is provided. See Note 10 for more information. The Company accounts for forfeitures as they occur. Stock-based awards granted to employees are stock options.
The fair value of stock options that vest solely based on a service condition is determined by the Black-Scholes-Merton Option (“BSM”) pricing model on the date of grant. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about the variables used in the BSM model, including the deemed fair value of common stock, expected term, expected volatility, risk-free interest rate, and dividend yield. These judgments are made as follows:
•
Fair value of common stock — The absence of an active market for the Company’s common stock requires the Company to estimate the fair value of common stock for purposes of granting stock options and for determining stock-based compensation expense for the periods presented.

The Company considered numerous factors in assessing the fair value of common stock, including:
•
The results of contemporaneous unrelated third-party valuations of the Company’s common stock

•
The prices of the recent redeemable convertible preferred stock sales by the Company to investors

•
The rights, preferences, and privileges of preferred stock relative to those of common stock

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
•
Market multiples of comparable public companies in the industry as indicated by their market capitalization and guideline merger and acquisition transactions

•
The Company’s performance and market position relative to competitors, which may change from time to time

•
The Company’s historical financial results and estimated trends and prospects for the Company’s future performance

•
The economic and competitive environment

•
The financial condition, results of operations, and capital resources

•
The industry outlook

•
The valuation of comparable companies

•
The likelihood and timeline of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions

•
Any adjustments necessary to recognize a lack of marketability for the Company’s common stock

•
Precedent sales of or offers to purchase the Company’s capital stock

•
Expected term — The Company determines the expected term based on the average period the stock options are expected to remain outstanding, generally calculated as the midpoint of the stock options’ vesting term and contractual expiration period, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

•
Expected volatility — The expected volatility rate is based on an average historical stock price volatility of comparable publicly-traded companies in the industry group as there has been no public market for the Company’s shares to date.

•
Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected term of the option.

•
Expected dividend yield — The Company has not paid and does not expect to pay dividends. Consequently, the Company uses an expected dividend yield of zero.

For awards with market conditions, the Company determines the grant date fair value utilizing a Monte Carlo valuation model, which incorporates various assumptions including expected stock price volatility, expected term, risk-free interest rates, expected date of a qualifying event, and expected capital raise percentage. The Company estimates the volatility of common stock on the date of grant based on the weighted average historical stock price volatility of comparable publicly-traded companies in its industry group. The Company estimates the expected term based on various exercise scenarios, as these awards are not considered “plain vanilla.” The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The Company estimates the expected date of a qualifying event and the expected capital raise percentage based on management’s expectations at the time of measurement of the award’s value.
Stock Split
In June 2018, the Company effected a 10-for-1 stock split of its common stock. All of the share information referenced throughout the financial statements and notes to the financial statements have been retroactively adjusted to reflect this stock split.
Income Taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
been recognized in the financial statements or in the Company’s tax returns. Deferred income taxes are recognized for differences between financial reporting and tax bases of assets and liabilities at the enacted statutory tax rates in effect for the years in which the temporary differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain.
The Company records a valuation allowance to reduce deferred tax assets to the net amount that the Company believes is more likely than not to be realized. In assessing the need for a valuation allowance, the Company considered historical levels of income, expectations of future taxable income and ongoing tax planning strategies. Because of the uncertainty of the realization of the deferred tax assets, the Company recorded a full valuation allowance against deferred tax assets. Realization of deferred tax assets is dependent primarily upon future U.S. taxable income.
The Company utilizes a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.
Although the Company believes it has adequately reserved for the Company’s uncertain tax positions, the Company can provide no assurance that the final tax outcome of these matters will not be materially different. The Company evaluates its uncertain tax position on a regular basis and evaluations are based on a number of factors, including changes in facts and circumstances, changes in tax law, correspondence with tax authorities during the course of an audit and effective settlement of audit issues.
To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on the Company’s financial condition and operating results. The provision for income taxes includes the effects of any accruals that the Company believes are appropriate, as well as the related net interest and penalties.
Property and Equipment, Net
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful life of the related asset, generally three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the related lease. Maintenance and repairs that do not extend the life or improve the asset are expensed as incurred. Upon disposal of property and equipment, assets and related accumulated depreciation are removed from the accounts, and the related gain or loss is included in the results from operations.
Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair value. No impairment to any long-lived assets has been recorded in any of the periods presented.
The Company capitalizes certain costs related to developed or modified software solely for the Company’s internal use to deliver the Company’s services. The Company capitalizes costs during the application development stage once the preliminary project stage is complete, management authorizes and commits to funding the project, it is probable that the project will be completed, and that the software will be

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
used to perform the function intended. Costs related to preliminary project activities and post-implementation activities are expensed as incurred.
The following table presents the estimated useful lives of the Company’s property and equipment:
Property and Equipment	Useful Life
Computer equipment and servers	3 years
Capitalized internal-use software	3 years
Office equipment and other	5 years
Leased equipment and leasehold improvements	Lesser of estimated useful life or remaining lease term
Leases
Leases are reviewed and classified as capital or operating at their inception. The Company records rent expense associated with its operating lease on a straight-line basis over the term of the lease.
Intangible Assets, Net
Intangible assets consist of patents and are stated at cost less accumulated amortization. Patent assets have an estimated useful life of 20 years and are amortized on a straight-line basis over their estimated remaining economic lives. Intangible assets, net are presented within Other Long-Term Assets on the Balance Sheets.
Net Loss Per Share
Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Net loss available to common stockholders represents net loss attributable to common stockholders reduced by the allocation of earnings to participating securities. Losses are not allocated to participating securities as the holders of the participating securities do not have a contractual obligation to share in any losses. Diluted loss per share adjusts basic loss per share for the potentially dilutive impact of convertible preferred stock, convertible debt, stock options and warrants. As the Company has reported losses for all periods presented, all potentially dilutive securities including convertible preferred stock, convertible debt, stock options, and warrants, are antidilutive and accordingly, basic net loss per share equals diluted net loss per share.
The Company considers all series of its convertible preferred stock and certain restricted shares of Class A Common stock issued upon exercise of executive stock options but subject to continued vesting requirements (Note 13) to be participating securities.
Segments
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company has determined that its Chief Executive Officer is the CODM. The Company operates in a single operating segment as the CODM reviews financial information presented on a consolidated basis, at the Company level, for the purposes of making operating decisions, allocation of resources, and evaluating financial performance.
As of and for the years ended December 31, 2019 and 2018, the Company did not have material revenue earned or assets located outside of the United States.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
Recently Issued Accounting Pronouncements Not Yet Adopted
As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act until such time as the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.
In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The ASU is effective for public companies, excluding entities eligible to be smaller reporting companies, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020 and adoption must be as of the beginning of the Company’s annual fiscal year. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.
In November 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and also improves consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The standard is effective for public companies for fiscal years and interim periods within fiscal years beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements.
In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The implementation costs incurred in a hosting arrangement that is a service contract should be presented as a prepaid asset in the balance sheet and expensed over the term of the hosting arrangement to the same line item in the statement of operations as the costs related to the hosting fees. For public business entities, this standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, this standard is effective for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted for all entities, including adoption in any interim period. The amendments should be applied either retrospectively or prospectively to all implementation costs incurred after adoption. The Company is currently evaluating the impact of adopting this standard on its financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Non-Employee Share-Based Payment Accounting, which expands the scope of Topic 718, to include share-based payments issued to non-employees for goods or services. The new standard supersedes Subtopic 505-50. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, this standard is effective for fiscal years beginning after December 15, 2019, and interim periods within annual periods beginning after December 15, 2020. Early adoption is permitted for all entities, but no earlier than a company’s adoption date

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
of Topic 606. The Company does not believe the adoption of this accounting standard update will have a material impact on its financial statements.
In June 2016, the FASB issued ASU 2016-13 (Topic 326), Financial Instruments — Credit Losses. ASU 2016-13 changes how to recognize expected credit losses on financial assets. The standard requires more timely recognition of credit losses on loans and other financial assets and also provides additional transparency about credit risk. The current credit loss standard generally requires that a loss actually be incurred before it is recognized, while the new standard will require recognition of full lifetime expected losses upon initial recognition of the financial instrument. Originally, ASU 2016-13 was effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. An entity should apply the standard by recording a cumulative effect adjustment to retained earnings upon adoption. In November 2019, FASB issued ASU No. 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). This ASU defers the effective date of ASU 2016-13 for non-public companies to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2016-13 on its financial statements for future periods and had not elected early adoption.
In February 2016, the FASB issued ASU 2016-02 (Topic 842), Leases, and issued subsequent amendments to the initial guidance or implementation guidance including ASU 2017-13, 2018-01, 2018-10, 2018-11, 2018-20 and 2019-01 (collectively, including ASU 2016-02, “ASC 842”), which supersedes the guidance in topic ASC 840, Leases. The new standard requires lessees to classify leases as either finance or operating based on whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether related expenses are recognized based on the effective interest method or on a straight-line basis over the term of the lease. For any leases with a term of greater than 12 months, ASU 2016-02 requires lessees to recognize a lease liability for the obligation to make the lease payments arising from a lease, and a right-of-use asset for the right to use the underlying asset for the lease term. An election can be made to account for leases with a term of 12 months or less similar to existing guidance for operating leases under ASC 840. The new standard will also require new disclosures, including qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. For non-public entities, ASU No. 2016-02 is effective for financial statements issued for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is in the initial stage of its assessment of the new standard and is currently evaluating the timing of adoption, the quantitative impact of adoption, and the related disclosure requirements. The Company expects that the adoption will result in the recognition of right-of-use assets and lease liabilities that were not previously recognized, which will increase total assets and liabilities on the Company’s balance sheet. The Company does not expect the adoption of Topic 842 to have a material impact to the statements of operations or to have any impact on its cash flows from operating, investing, or financing activities.
Recently Adopted Accounting Pronouncements
In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The ASU allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be classified as liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, such as warrants, an entity will treat the value of the effect of the down round, when triggered, as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. The Company adopted this guidance at the beginning of its fiscal year-ended December 31, 2018. The adoption of the standard did not have a material impact on the financial statements.
In November 2016, FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The standard requires that changes in restricted cash be reflected with changes in cash and cash equivalents on the statement of cash flows and that a reconciliation between cash and cash equivalents presented on the balance sheet and cash, cash equivalents, and restricted cash presented on the statement of cash flows be provided. The Company adopted this standard in its fiscal year-ended December 31, 2019.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This standard clarifies the classification of certain cash receipts and cash payments in the statement of cash flows, including debt prepayment or extinguishment costs, settlement of contingent consideration arising from a business combination, insurance settlement proceeds, and distributions from certain equity method investees. The Company adopted this standard in its fiscal year-ended December 31, 2019. The adoption of the standard did not have a material impact on the financial statements.
In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which amends various aspects of the recognition, measurement, presentation, and disclosure of financial instruments. The Company adopted this standard in its fiscal year-ended December 31, 2019. The adoption of the standard did not have a material impact on the financial statements.
3. Balance Sheet Components
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following as of December 31, 2019 and 2018:
	December 31,
	2019	2018
Restricted Cash	$2,920	$—
Credit card processing deposit	2,650	981
Prepaid expenses	2,460	448
Other current assets	1,434	808
Prepaid expenses and other current assets	$9,464	$2,237
Restricted cash consisted of cash pledged as collateral for a letter of credit for the Company’s new headquarters in San Francisco.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
Property and Equipment, Net
Property and equipment consisted of the following as of December 31, 2019 and 2018:
	December 31,
	2019	2018
Capitalized internal-use software	$3,554	$1,407
Computer equipment and servers	458	220
Leasehold improvements	143	60
Furniture and fixtures	238	40
Construction in progress	519	—
Total property and equipment	4,912	1,727
Accumulated depreciation and amortization	(1,264)	(554)
Property and equipment, net	$3,648	$1,173
Depreciation and amortization expense related to property and equipment was $0.7 million and $0.4 million in 2019 and 2018, respectively.
Other Current Liabilities
Other current liabilities consisted of the following as of December 31, 2019 and 2018:
	December 31,
	2019	2018
Accrued compensation	$2,532	$928
End-user liability, net	1,431	633
Accrued sales and marketing expenses	1,542	—
Other accrued expenses	2,032	1,129
Derivative liability (Note 4 and Note 5)	—	3,649
Other current liabilities	$7,537	$6,339
4. Fair Value Measurements
The carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash and accounts payable approximate their respective fair values due to the short-term nature of the instruments.
Cash and cash equivalents held by the Company as of December 31, 2019 and 2018 were $25.6 million and $22.5 million, respectively, and were comprised of cash on hand and money market funds classified within Level 1 of the fair value hierarchy.
Derivative Liability
The Company’s derivative liability subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:
	Fair Value Measurements as of December 31, 2018
	(Level 1)	(Level 2)	(Level 3)	Total
Liabilities
Derivative liability	$—	—	3,649	$3,649

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
The derivative liability represents embedded share-settled redemption features bifurcated from the Company’s 2018 Convertible Promissory Notes, as further discussed in Note 5.
The Company had no derivative liability with significant fair value subject to fair value measurement on a recurring basis as of December 31, 2019.
The Company measures the derivative liability at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the derivative liability uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the derivative liability related to updated assumptions and estimates are recognized within Other income (expense), net in the Statements of Operations.
The derivative liability may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the derivative liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.
The fair value of the share-settled redemption derivative liability was estimated based on the present value of the redemption discount applied to the principal amount of the Convertible Promissory Notes, adjusted to reflect the weighted probability of exercise. The discount rate was based on the risk-free interest rate.
The following table presents changes in Level 3 liabilities measured at fair value for the year ended December 31, 2019 and 2018.
Derivative Liability
Fair value as of December 31, 2017	$—
Issuance of 2018 Convertible Promissory Notes	3,604
Change in fair value	45
Fair value as of December 31, 2018	3,649
Change in fair value	(3,649)
Fair value as of December 31, 2019	$—
Redeemable Convertible Preferred Stock
The Company’s recurring Level 3 fair value measurements include the redeemable convertible preferred stock. The redeemable convertible Series C, Series D and Series D-1 preferred stock is probable of becoming redeemable in the future and is recorded at its maximum redemption amount, which is the greater of the original issue price or the then-current fair value, at each balance sheet date. The fair value of the redeemable convertible preferred stock as of December 31, 2019 and 2018 was estimated primarily based on valuation methodologies which utilize certain assumptions, including probability weighting of events, recent sales of stock to external investors, volatility, time to liquidity, a risk-free interest rate, and an assumption for a discount for lack of marketability, where applicable.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
5. Long-Term Debt
Components of long-term debt were as follows as of December 31, 2019 and 2018:
	2019	2018
2018 Secured Term Loan – principal	$—	$3,500
Unamortized debt discount	—	(55)
2018 Secured Term Loan, net	—	3,445
2019 Mezzanine Term Loan – principal	10,000	—
Unamortized debt discount	(372)	—
2019 Mezzanine Term Loan, net	9,628	—
Convertible Promissory Notes – principal	—	14,750
Unamortized debt discount	—	(2,579)
Convertible Promissory Notes, net	—	12,171
Net carrying amount	$9,628	$15,616
The aggregate principal amount of these loans is recorded in long-term debt on the Balance Sheets, net of the unamortized discount and issuance costs.
2018 Secured Term Loan
In May 2018, the Company entered into a dual facility loan agreement (2018 Secured Term Loan). The first facility provides up to an $8.0 million growth capital term loan. Principal payments on the growth capital term loan facility shall be payable in twenty-four equal monthly installments, plus accrued interest beginning on June 30, 2019, through maturity in June 2021. The second facility provides up to a $10.0 million user acquisition term loan. Principal payments on the user acquisition term loan shall be payable in eighteen equal installments of principal and interest following each advance.
Both facilities bear interest on the outstanding daily balance at a rate equal to the greater of one half of one percentage point (0.50%) above the prime rate or 5.25%. The Company used the proceeds from the 2018 Secured Term Loan to pay off a prior loan with the same financial institution.
The 2018 Secured Term Loan agreement contains customary covenants restricting the Company to incur debt, liens and undergo certain fundamental changes, as well as certain financial covenants specified in the contractual agreement. The credit agreement also contains customary events of default. The 2018 Secured Term Loan also contains restrictions on the payment of dividends.
In February 2019, the Company entered into the first amendment of the 2018 Secured Term Loan to decrease the growth capital term loan capacity to $6.0 million and replace its user acquisition term loan with a revolving credit facility of $25.0 million. Principal payments on the growth capital term loan facility shall be payable in twenty-four equal monthly installments, plus accrued interest, beginning on March 1, 2019, through maturity in February 2021. Principal payments plus accrued interest on advances made from the revolving credit facility shall be payable upon maturity in February 2021.
In December 2019, the Company entered into the second amendment of its 2018 Secured Term Loan agreement to increase the revolving credit facility from $25.0 million to $30.0 million upon the achievement of certain performance milestones.
These amendments were accounted for as debt modifications in accordance with ASC 470-50, Debt — Modifications and Extinguishments, resulting in the amortization of both the previously deferred and incremental issuance costs as an adjustment to interest expense over the remaining term.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
2019 Mezzanine Term Loan
In December 2019, the Company entered into a mezzanine term loan for up to $40.0 million; $30.0 million of which is immediately available and an additional $10.0 million available upon the achievement of certain performance milestones (“2019 Mezzanine Term Loan”). No payments are due until the loan maturity date of December 2023.
The facility shall bear interest on the outstanding daily balance for each 2019 Mezzanine Term Loan advance at a floating per annum rate equal to the greater of five percentage points (5.0%) above the prime rate or 9.75%. The Company drew $10.0 million of the $30 million immediately available from the 2019 Mezzanine Term Loan and used the proceeds to pay off the outstanding balance and interest of the 2018 Secured Term Loan. There are no financial covenants associated with the 2019 Mezzanine Term Loan.
2018 Convertible Promissory Notes
In May and June 2018, the Company entered into subordinated note purchase agreements with two investors (the “2018 Convertible Promissory Notes”), whereby the Company received proceeds of $14.8 million, offset by $0.3 million of issuance costs. The maturity date of the principal and interest was November 2019 and interest accrues at a rate of 8% per annum, increasing by 2% at the three-month anniversary of closing, and increasing by another 2% at the one year anniversary of closing.
Upon issuance of the Convertible Promissory Notes, the Company bifurcated and valued embedded share-settled redemption features from the host debt instrument. The fair value of the bifurcated derivatives was $3.6 million as of December 31, 2018 and was recorded within Other current liabilities. The resulting unamortized debt discount on the Convertible Promissory Notes was recognized to interest expense based on the effective interest rate method over the contractual terms of the Convertible Promissory Notes.
In March 2019, $5.0 million of the 2018 Convertible Promissory Notes plus accrued interest were converted into 626,269 shares of redeemable convertible Series D preferred stock at the election of the holder based on the following provision:
Conversion at a Non-Qualified Financing — If the Notes have not been previously paid in full or converted prior to a financing that does not constitute a Qualified Equity Financing (Non-Qualified Equity Financing), then upon the written election of holder of the Notes, the outstanding principal amount of this Note, plus all accrued and unpaid interest, shall be converted into such number of fully paid and nonassessable shares of the same class and series issued in such Non-Qualified Equity Financing, as shall be equal to the number obtained by dividing (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest by (ii) the Conversion Price.
In September 2019, the remaining $9.8 million of the 2018 Convertible Promissory Notes plus accrued interest were converted into 993,209 shares of redeemable convertible Series D-1 preferred stock as a result of a qualified financing event, based on the following provision:
Conversion Upon a Qualified Financing — In the event of a qualified equity financing after March 31, 2019, and prior to the maturity date or a change of control, then the outstanding principal amount of and all accrued and unpaid interest on the 2018 Notes shall automatically convert into such number of fully paid and nonassessable shares of the Company’s capital stock, consisting of the Preferred Stock of the same series issued in such qualified equity financing, as shall be equal to the number obtained by dividing (i) the outstanding principal amount of the 2018 Notes plus all accrued and unpaid interest and (ii) the Conversion Price.
In connection with the conversions of the 2018 Convertible Promissory Notes, the carrying amount of principal and accrued and unpaid interest was derecognized from Long-term debt and recorded to Redeemable

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
convertible preferred stock. The bifurcated derivatives recognized upon issuance were remeasured to fair value as of the respective dates of conversion, resulting in gain of $3.7 million recorded within Other income (expense), net.
6. Commitments and Contingencies
Operating Leases
The Company’s primary operating lease commitment relates to its headquarters in San Francisco, California, which requires monthly lease payments through March 31, 2020. In November 2018, the Company entered into an operating lease agreement related to its office in Portland, Oregon, which requires monthly lease payments through May 2022.
In March 2019, the Company entered into a lease agreement for additional office space in its current San Francisco headquarters. The amended lease is through March 31, 2020 and will result in a total amount of $1.5 million in future minimum lease payments.
In May 2019, the Company entered into an operating lease related to its new headquarters in San Francisco. The lease is through July 2029 and will result in a total of $25.6 million in future minimum lease payments, which exclude a tenant improvement allowance from the landlord of up to $2.5 million.
In December 2019, the Company entered into an operating lease related to additional office space in San Francisco. The lease is through March 31, 2021 and will result in a total of $8.8 million in future minimum lease payments.
The Company recognizes rent expense on a straight-line basis over the lease period and accounts for the difference between straight-line rent and actual lease payments as deferred rent. Rent expense for all facility leases was $1.9 million and $1.2 million for the years ended December 31, 2019 and 2018, respectively.
Future minimum payments under the Company’s non-cancelable leases as of December 31, 2019, are as follows:
Operating Lease Commitments
Year ended December 31,
2020	$5,634
2021	7,924
2022	2,487
2023	2,368
2024	2,439
Thereafter	16,498
Future minimum lease payments	$37,350
Legal Matters
The Company is a party to certain claims, suits, and proceedings which arise in the ordinary course of business. The Company records a liability when it believes that it is probable that a loss will be incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the possible loss or range of loss. In the Company’s opinion, resolution of pending matters is not expected to have a material adverse impact on the results of operations, cash flows, or the Company’s financial position, as of December 31,

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
2019. Given the unpredictable nature of legal proceedings, there is a reasonable possibility that an unfavorable resolution of one or more such proceedings could in the future materially affect the results of operations, cash flows, or financial position in a particular period. However, based on the information known by the Company, any such amount is either immaterial or it is not possible to provide an estimated range of any such possible loss.
7. Preferred Stock
The authorized, issued and outstanding shares, issue price, conversion price, and liquidation preference of the Company’s preferred stock, including convertible preferred stock (Series A, Series A-1 and Series B) and redeemable convertible preferred stock (Series C, Series D, Series D-1), as of the dates indicated were as follows (in thousands, except for share and per share data):
	December 31, 2019
	Shares		Per Share Price at Issuance	Per Share Conversion Price	Aggregate Liquidation Preference
	Authorized	Outstanding
Series A	5,929,441	5,560,141	$1.4700	$1.4700	$8,173
Series A-1	2,021,522	1,986,754	1.5100	1.5100	3,000
Series B	6,053,784	5,974,907	2.5356	2.5356	15,150
Series C	10,837,944	4,404,840	3.8798	3.8798	17,090
Series D	4,312,387	2,862,291	8.1474	8.1474	23,320
Series D-1	3,000,000	2,548,458	16.0746	16.0746	40,965
	32,155,078	23,337,391			$107,698

	December 31, 2018
	Shares		Per Share Price at Issuance	Per Share Conversion Price	Aggregate Liquidation Preference
	Authorized	Outstanding
Series A	5,929,441	5,660,141	$1.4700	$1.4700	$8,320
Series A-1	2,021,522	1,986,754	1.5100	1.5100	3,000
Series B	6,053,784	5,974,907	2.5356	2.5356	15,150
Series C	10,837,944	4,404,840	3.8798	3.8798	17,090
Series D	4,312,387	2,236,022	8.1474	8.1474	18,218
	29,155,078	20,262,664			$61,778
Issuance costs related to the convertible preferred stock are presented net against the proceeds.
In September 2019, the Company received $25.0 million in cash proceeds from the issuance of redeemable convertible Series D-1 preferred stock to a private investor at a price per share of $16.0746. In conjunction with the issuance of the redeemable convertible Series D-1 preferred stock, $9.8 million of the 2018 Convertible Promissory Notes, plus accrued interest, were converted into shares of redeemable convertible Series D-1 preferred stock.
Significant terms of the convertible Series A, Series A-1, Series B, and redeemable convertible Series C, Series D and Series D-1 preferred stock (collectively, the “Preferred Stock”) are as follows:
Liquidation Preference
In the event of a liquidation event, such as a merger or consolidation, or sale, lease, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets, either voluntary or involuntary,

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
the holders of preferred stock are entitled to receive out of the available assets of the Company, prior and in preference to any distribution to the holders of common stock, an amount per share equal to the greater of (i) one (1) time the original issue price of the Preferred Stock plus any dividends declared but unpaid, or (ii) such amount per share as would have been payable had all shares of such preferred stock been converted into Class B common stock immediately prior to such liquidation, dissolution, winding up or Liquidation Event. Payment out of available assets will first be distributed to holders of the Series D-1 preferred, then Series D, C, B, and A-1 preferred as group, and last Series A preferred.
Dividends
The holders of shares of the preferred stock shall be entitled to receive dividends when and if declared by the Board of Directors, in preference of any dividend on the Company’s common stock. Such dividends shall not be cumulative or mandatory. No dividends have been declared in any period presented.
Voting
The holder of each share of the preferred stock shall be entitled to the number of votes equal to the number of Class B common stock into which such the preferred stock held by such holder are convertible.
Conversion
Each share of preferred stock shall be convertible, at the option of the holder, at any time, and without the payment of additional consideration by the holder, into a number of fully paid and nonassessable shares of Class B common stock that results from dividing the applicable original issue price for such series by the applicable conversion price in effect on the date of conversion (the “Conversion Rate”). Each share of the preferred shares shall automatically be converted into fully paid and nonassessable shares of Class B common stock at the Conversion Rate immediately upon the closing of an Initial Public Offering. Based on the conversion price set forth in the Company’s certificate of incorporation, amended in June 2018 to effect for a 10-for-1 stock split of its common stock, the Conversion Rate in effect as of and for the periods presented was ten shares of Class B common stock for each of share of preferred stock.
Redemption
There are no redemption rights for the convertible Series A, A-1, or B preferred stock and the holders of these convertible preferred shares cannot unilaterally force a liquidation of the Company. The convertible Series C and D preferred stock are redeemable at the holder’s option at any time after September 25, 2025, in three annual installments at the greater of the original issue price or then-current fair value. The convertible Series D-1 preferred stock are redeemable at the holder’s option at any time after August 29, 2026, in three annual installments at the greater of the original issue price or then-current fair value. As a result, the convertible Series C, Series D, and Series D-1 preferred stock are deemed redeemable and classified outside of permanent equity. The Company recorded adjustments of $62.5 million and $18.8 million to remeasure its redeemable convertible preferred stock to its fair value of $156.3 million and $54.1 million as of December 31, 2019 and 2018, respectively.
8. Retirement Plans
401(k) Plan
The Company adopted a 401(k) Plan that qualifies as a deferred salary arrangement under Section 401 of the IRC. Under the 401(k) Plan, participating employees may defer a portion of their pretax earnings not to exceed the maximum amount allowable. Contributions for eligible employees for the year ended December 31, 2019 were immaterial. No contributions for eligible employees were made for the year ended December 31, 2018.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
9. Stockholders’ Deficit
Common Stock
As of December 31, 2019, the Board of Directors has authorized the Company to issue 105 million shares of Class A common stock and 500 million shares of Class B common stock, each with a par value of $0.0001 per share. Holders of common stock are entitled to dividends when and if declared by the Board of Directors, subject to the rights of the holders of all classes of stock outstanding having priority rights to dividends. As of December 31, 2019, no dividends have been declared.
Class A Common Stock
As of December 31, 2019, there were 99,014,030 shares of Class A common stock issued and outstanding. As of December 31, 2018, there were 87,669,412 shares of Class A common stock issued and outstanding. Each holder of Class A common stock shall have ten votes per share of Class A common stock. Class A common stock converts to Class B common stock upon transfer or election of the stockholder.
Class B Common Stock
As of December 31, 2019, there were 50,525,891 shares of Class B common stock issued and outstanding. As of December 31, 2018, there were 44,197,558 shares of Class B common stock issued and outstanding. Each holder of Class B common stock shall have the right to one vote per share of Class B common stock.
Convertible Preferred Stock
The Company’s Series A, Series A-1, and Series B convertible preferred stock are classified within Stockholders’ deficit. Refer to Note 7 for further description of the Company’s preferred stock issuances.
10. Stock Based Compensation
The following table summarizes stock-based compensation expense recognized for the years ended December 31, 2019 and 2018, as follows:
	2019	2018
Research and development	$181	$361
Sales and marketing	111	114
General and administrative	945	6,205
Total stock-based compensation expense	$1,237	$6,680
Equity Incentive Plans
2012 Equity Incentive Plan
In May 2012, the Board of Directors of the Company adopted the 2012 Equity Incentive Plan (the “2012 Plan”). Under the 2012 Plan, the Company may grant stock-based awards to purchase or directly issue shares of common stock to employees, directors and consultants. Options are granted at a price per share equal to the fair market value common stock at the date of grant. The Board of Directors approved the reserve of 41,442,480 shares of the Company’s Class B common stock for issuance under the 2012 Plan. In November 2015, this plan was superseded by the 2015 Equity Incentive Plan (the “2015 Plan”) and all reserved shares under the 2012 Plan were transferred to the 2015 Plan.
Under the 2012 Plan, stock options are to be granted at a price that is not less than 100% of the fair market value of the underlying common stock at the time of grant. Options granted to newly hired employees

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
typically vest 25% on the first anniversary date of hire and ratably each quarter over the ensuing 36 month period. The maximum term for stock options granted under the 2012 Plan may not exceed ten years from date of grant.
2015 Equity Incentive Plan
In November 2015, the Board of Directors of the Company adopted the 2015 Plan, which serves as a successor to the 2012 Plan and provides for the grant of stock-based awards to purchase or directly issue shares of common stock to employees, directors and consultants. A total of 41,442,480 shares of the Company’s common stock was reserved for issuance under the 2012 Plan, which also includes any shares subject to stock options granted under its 2012 Plan that, after the date the Company’s Board of Directors initially approved its 2015 plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for satisfying tax withholding obligations or are forfeited to or repurchased by the Company due to failure to vest. Under the 2015 Plan, options granted to newly hired employees typically vest 25% on the first anniversary date of hire and ratably each quarter over the ensuing 36-month period for the purposes of the service condition.
2017 Equity Incentive Plan
In May 2017, the Board of Directors of the Company adopted the 2017 Equity Incentive Plan (the “2017 Plan”). The Company may grant stock-based awards to purchase or directly issue shares of common stock to employees, directors and consultants. Upon approval, the Board of Directors reserved 26,572,800 shares of the Company’s common stock for issuance under the 2017 Plan.
Under the 2017 Plan, stock options are to be granted at a price that is not less than 100% of the fair market value of the underlying common stock at the time of grant. Options granted to newly hired employees typically vest 25% on the first anniversary date of hire and ratably each quarter over the ensuing 36-month period.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
Stock Options
Stock option activity for the Plans in the years ended December 31, 2019 and 2018 is as follows (in thousands, except for share and per share data):
		Options Outstanding
	Number of Shares Available for Issuance Under the Plan	Number of Shares Outstanding Under the Plan	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance at December 31, 2017	32,119,990	39,849,830	$0.03	8.27	$3,068
Shares canceled due to plan termination	(27,584,900)	–	–
Additional shares authorized	16,371,625	–	–
Options granted	(13,265,217)	13,265,217	0.17
Options exercised	–	(5,402,490)	0.03
Options canceled	3,731,288	(6,337,656)	0.07
Balance at December 31, 2018	11,372,786	41,374,901	0.07	8.14	9,812
Additional shares authorized	8,000,000	–	–
Options granted	(22,851,434)	22,851,434	0.33
Options exercised(1)	–	(16,772,359)	0.25
Options canceled	7,334,033	(8,659,669)	0.12
Balance at December 31, 2019	3,855,385	38,794,307	0.14	7.67	13,056
Exercisable at December 31, 2018		18,177,953	0.04	7.21	5,093
Exercisable at December 31, 2019		20,379,015	0.06	6.85	8,492
Unvested at December 31, 2018		23,196,948	0.12	8.86	4,719
Unvested at December 31, 2019		18,415,292	0.23	8.58	4,564

(1)
The number of options exercised includes early exercises related to the Executive grants noted below.

The number of unvested stock options as of December 31, 2019 does not include 11.0 million shares of restricted common stock issued upon the early exercise of the Executive grants described below.
As of December 31, 2019, unrecognized stock-based compensation expense related to unvested stock options and restricted common stock was approximately $3.0 million. The weighted-average period over which such compensation expense will be recognized is approximately 2 years.
The aggregate intrinsic value of options exercised was $1.4 million and $0.5 million during the years ended December 31, 2019 and 2018, respectively.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
The assumptions used to estimate the fair value of stock options granted and the resulting fair values for the year ended December 31, 2019 and 2018 were as follows:
	2019	2018
Expected volatility	47.17% – 55.47%	47.69% – 49.17%
Risk-free interest rate	1.57% – 2.64%	2.60% – 3.06%
Expected term (in years)	5.00 – 6.86	5.49 – 6.13
Expected dividend yield	—	—
Weighted average estimated fair value of stock options granted during the year	$0.16	$0.08
Executive grants
On April 29, 2019, the Board of Directors approved a grant to the Company’s co-founder and Chief Executive Officer of two separate options to purchase shares of Class A common stock at an exercise price of $0.32 per share.
The first option was to purchase 4,002,373 shares of Class A common stock, which vest subject to continuous service over a four-year period, whereby 1/48th of the shares vest each month. Vesting will accelerate and (i) vest as to 50% of the then-outstanding shares upon the consummation of an IPO; and (ii) vest as to 100% of the then-outstanding shares upon the earlier of (A) the consummation of an Exit Transaction and (B) termination of service by the Company other than for cause (as defined by the plan), subject to continuous services through the consummation of such event. The $1.7 million grant date fair value of this option, estimated based on the BSM pricing model, will be recognized as compensation expense over the requisite service period. As of December 31, 2019, the Company recognized $0.2 million in compensation expense related to this grant.
The second option was to purchase 8,004,745 shares of Class A common stock, which vest subject to continuous service and the achievement of eight market condition targets related to the valuation of the Company, ranging from $600 million to $2.7 billion, upon closing of either an Exit Transaction, Financing Event, or Initial Public Offering, on or before April 29, 2023 (“Market Condition Grant”). The Market Condition Grant has implied performance-based vesting conditions because no shares will vest unless the Exit Transaction, Financing Event, or Initial Public Offering occur. Accordingly, as of December 31, 2019, all compensation expense related to the Market Condition Grant remains unrecognized because the performance-based vesting condition was not deemed probable of being achieved. The $0.9 million grant date fair value of the Market Condition Grant, estimated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the market condition targets may not be satisfied, will be recognized as compensation expense when the performance conditions are met.
On April 30, 2019, the two separate options to purchase shares of Class A common stock were early exercised by entering into a promissory note and security agreement with the Company. The promissory note includes outstanding principal of $3.8 million and bears interest at a rate of 2.55%, compounded annually. The principal amount of the promissory note, together with all accrued but unpaid interest, shall become due upon the first to occur of (i) immediately prior to the closing of a deemed liquidation event or Exit Transaction, (ii) termination of the grantees’s employment, (iii) immediately prior to the filing of a registration statement under the Securities Act of 1933, (iv) immediately prior to this note becoming prohibited under Section 13(k) of the Securities Exchange Act of 1934, and (v) nine years. The promissory note is deemed to be non-recourse. Accordingly, the promissory note was recorded as a reduction to Additional paid-in capital, offsetting the proceeds from the early exercise, rather than as a note receivable on the Company’s Balance Sheet. The total 12,007,118 shares issued related to the executive grants are included in Class A common stock issued and outstanding within these financial statements, as they provide the holder

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
with stockholder rights, such as the right to vote the shares with the other holders of Class A common stock and a right to cumulative declared dividends.
Other Stock-Based Compensation
During the year ended December 31, 2018, certain external investors acquired outstanding Class B common stock from current employees at a purchase price greater than the estimated fair value at the time of the transactions. The Company recorded stock-based compensation expense for the difference between the price paid and the estimated fair value on the date of the transactions of $6.3 million. The Company recorded $6.0 million of this expense in general and administrative expense, $0.2 million in research and development expense, and $0.1 million in sales and marketing expense.
During the year ended December 31, 2019, certain external investors acquired outstanding Class B common stock from a current employee at a purchase price greater than the estimated fair value at the time of the transactions. The Company recorded stock-based compensation expense for the difference between the price paid and the estimated fair value on the date of the transactions of $0.5 million in general and administrative expense.
11. Income Taxes
The Company has historically generated net operating losses in each of the tax jurisdictions in which it operates and has provided a valuation allowance against net deferred tax assets due to uncertainties regarding the Company’s ability to realize these assets. As a result, the Company has not recorded an income tax provision.
A reconciliation of the Company’s effective tax rate to the statutory U.S. federal rate of 21% is as follows:
	Year Ended December 31,
	2019	2018
U.S. Federal provision (benefit)
At Statutory Rate	$(5,956)	$(5,608)
Valuation Allowance	6,320	5,671
Stock Based Compensation	(182)	(141)
Permanent Differences	(182)	78
Total	$—	$—

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
Deferred Tax Assets and Liabilities
Deferred income taxes reflect the net tax effects of loss and credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities for federal and state income taxes are as follows:
	As of December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$21,309	$14,956
Stock-based compensation	1,646	1,512
Reserves and accruals	513	228
Other	2	15
Total deferred tax assets	23,470	16,711
Less: valuation allowance	(23,455)	(16,710)
Deferred tax assets, net of valuation allowance	$15	$1
Deferred tax liabilities:
Other	(15)	(1)
Total deferred tax liabilities	(15)	(1)
Net deferred tax assets	$—	$—
A valuation allowance is required to be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. A full review of all positive and negative evidence needs to be considered. As of December 31, 2019 and 2018, the Company has provided a full valuation allowance against all its deferred tax assets. The change in total valuation allowance from 2018 to 2019 was an increase of $6.7 million.
The Company has net operating loss carryforwards for federal and state income tax purposes of approximately $84.3 million and $41.9 million, respectively, as of December 31, 2019. The federal and state net operating loss carryforwards, if not utilized, will expire beginning in 2033. $48.3 million of the federal net operating loss carryforwards are not subject to expiration as a result of the Tax Cuts and Jobs Act (TCJA) which was enacted in December 2017. Utilization of some of the federal and state net operating loss and credit carryforwards may be subject to annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of net operating losses and credits before utilization. The Company has not performed a Section 382 study as of December 31, 2019.
The Company files tax returns in the U.S., California, Massachusetts, and Oregon. The Company is not currently under examination in any of these jurisdictions and all its tax years remain open to examination due to net operating loss carryforwards. The Company does not have any reserves for uncertain tax positions.
12. Related-Party Transactions
Aside from preferred financing equity transactions discussed in Note 7 and Executive grants discussed in Note 10, the Company did not have any other significant related party transactions in the years ended December 31, 2019 and 2018.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
13. Net Loss Per Share
The Company computes net loss per share of the Class A Common Stock and Class B Common Stock using the two-class method required for participating securities. Basic and diluted loss per share was the same for each period presented as the inclusion of all potential Class A Common Stock and Class B Common Stock outstanding would have been antidilutive. Basic and diluted loss per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights. The following table sets forth the computation of basic and diluted loss per Share of Common Stock (in thousands, except for share and per share data):
	Year Ended December 31,
	2019	2018
Numerator:
Net loss	$(23,605)	$(27,780)
Remeasurement of redeemable convertible preferred stock	(62,519)	(18,798)
Net loss attributable to common stockholders – Basic and diluted	(86,124)	(46,578)
Denominator:
Weighted average common shares outstanding – Basic and diluted	135,124,756	129,930,282
Net loss per share attributable to common stockholders – Basic and diluted	$(0.64)	$(0.36)
The following outstanding common stock equivalents were considered antidilutive, and therefore, excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented (share numbers are not in thousands):
	Number of Securities Outstanding at December 31,
	2019	2018
Redeemable convertible preferred stock	98,155,890	66,408,620
Convertible preferred stock	135,218,020	136,218,020
Convertible promissory notes	—	16,194,780
Preferred stock warrants	3,893,880	3,893,880
Common stock warrants	971,842	238,510
Common stock options	49,800,829	41,374,901
Total	288,040,461	264,328,711
14. Subsequent Events
The Company evaluated subsequent events through September 4, 2020, which is the date these financial statements were available to be issued.
In April and May 2020, the Company received $65.0 million in cash proceeds from the issuance of redeemable convertible Series E preferred stock to private investors at a price per share of $32.208. A subsequent closing of Series E preferred financing is scheduled to take place in September 2020. Terms of the redeemable convertible Series E preferred financing are consistent with those of the redeemable convertible Series D-1 preferred stock.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted)
In May 2020, certain existing and new investors acquired $10.0 million of outstanding Class B common stock from employees. The Company will recognize $3.4 million in stock-based compensation expense.
In June 2020, the Company paid the $10.0 million outstanding principal amount related to the 2019 Mezzanine Loan, plus all accrued and unpaid interest.
In September 2020, the Company entered into a merger agreement (“Merger”) with Flying Eagle Acquisition Corp., a special purpose acquisition company (“FEAC”), whereby the Company will merge with a subsidiary of FEAC, with Skillz surviving the merger as a wholly-owned subsidiary of FEAC. In connection with the Merger, the Chief Executive Officer chose to waive his Executive grant acceleration rights that permits 100% of his then-outstanding shares to vest upon the consummation of an Exit Transaction.

Skillz Inc.
BALANCE SHEETS
(In thousands, except for number of shares and par value per share amounts)
	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,861	$25,628
Prepaid expenses and other current assets	9,952	9,464
Total current assets	66,813	35,092
Property and equipment, net	5,569	3,648
Deferred offering costs	13,507	—
Other long-term assets	992	116
Total assets	$86,881	$38,856
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$5,369	$2,944
Accrued professional fees related to deferred offering costs	12,199	—
Other current liabilities	23,029	7,537
Total current liabilities	40,597	10,481
Long-term debt	—	9,628
Other long-term liabilities	56	82
Total liabilities	40,653	20,191
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock:
Redeemable convertible preferred stock $0.0001 par value; 21 million shares authorized; Series C preferred stock – 11 million shares authorized and 4 million shares issued and outstanding as of September 30, 2020 and December 31, 2019; Series D preferred stock – 4 million shares authorized, 3 million shares issued and outstanding as of September 30, 2020 and December 31, 2019; Series D-1 preferred stock – 3 million shares authorized, issued and outstanding as of September 30, 2020 and December 31, 2019; Series E preferred stock – 3 million shares authorized and 2 million shares issued and outstanding as of September 30, 2020
	1,120,724	156,335
Stockholders’ deficit:
Convertible preferred stock $0.0001 par value; 14 million shares authorized; Series A – 6 million shares authorized, issued and outstanding as of September 30, 2020 and December 31, 2019; Series A-1 – 2 million shares authorized, issued and outstanding as of September 30, 2020 and December 31, 2019; Series B – 6 million shares authorized, issued and outstanding as of September 30, 2020 and December 31, 2019	25,354	25,413
Common stock $0.0001 par value; 615 million shares authorized; Class A common stock – 110 million shares authorized; 110 million and 99 million shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; Class B common stock – 505 million shares authorized; 61 million and 51 million shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	17	1
Additional paid-in capital	—	—
Accumulated deficit	(1,099,867)	(163,084)
Total stockholders’ deficit	(1,074,496)	(137,670)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$86,881	$38,856
See accompanying Notes to Financial Statements

Skillz Inc.
STATEMENTS OF OPERATIONS
(In thousands, except for number of shares and per share amounts; unaudited)
	Nine Months Ended September 30,
	2020	2019
Revenue	$162,392	$85,126
Costs and expenses
Cost of revenue	8,806	3,835
Research and development	13,253	7,803
Sales and marketing	172,381	77,942
General and administrative	24,336	11,991
Total costs and expenses	218,776	101,571
Loss from operations	(56,384)	(16,445)
Interest expense, net	(1,297)	(2,127)
Other income (expense), net	(20,749)	3,653
Loss before income taxes	(78,430)	(14,919)
Provision for income taxes	100	—
Net loss	$(78,530)	$(14,919)
Remeasurement of redeemable convertible preferred stock	(865,952)	(62,519)
Deemed dividend related to repurchase of preferred stock	(1,153)	—
Net loss attributable to common stockholders	$(945,635)	$(77,438)
Net loss per common share
Net loss per share attributable to common stockholders – basic and diluted	$(6.64)	$(0.58)
Weighted average shares outstanding
Weighted average common shares outstanding – basic and diluted	142,475,767	134,316,073
See accompanying Notes to Financial Statements

Skillz Inc.
STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS’ DEFICIT
(In thousands, except for number of shares; unaudited)
	Redeemable convertible preferred stock		Preferred stock		Class A and Class B common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2018	6,640,862	$54,056	13,621,802	$25,560	131,866,970	$1	$—	$(78,541)	$(52,980)
Issuance of redeemable convertible Series D preferred stock	626,269	4,323	—	—	—	—	—	—	—
Issuance of redeemable convertible Series D-1 preferred stock	2,548,458	35,437	—	—	—	—	—	—	—
Issuance of Class B common stock upon exercise of stock options	—	—	—	—	3,669,056	—	135	—	135
Issuance of Class A common stock upon early exercise of stock options with promissory note	—	—	—	—	12,007,118	—	—	—	—
Issuance of Class B Common Stock from the conversion of Series A preferred stock	—	—	(100,000)	(147)	1,000,000	—	147	—	—
Stock-based compensation	—	—	—	—	—	—	969	—	969
Remeasurement of convertible Series C & Series D preferred stock	—	62,519	—	—	—	—	(1,251)	(61,268)	(62,519)
Net loss	—	—	—	—	—	—	—	(14,919)	(14,919)
Balance at September 30, 2019	9,815,589	$156,335	13,521,802	$25,413	148,543,144	$1	$—	$(156,728)	$(129,314)
Balance at December 31, 2019	9,815,589	$156,335	13,521,802	$25,413	149,539,921	$1	$—	$(163,084)	$(137,670)
Issuance of redeemable convertible Series E preferred stock	2,382,660	98,305	—	—	—	—	—	—	—
Issuance of Class B common stock upon exercise of stock options	—	—	—	—	5,302,977	—	673	—	673
Issuance of Class A and Class B common stock upon early exercise of stock options with promissory note	—	—	—	—	16,999,542	16	—	(16)	—
Repurchase of Class B common stock	—	—	—	—	(612,200)	—	—	(1,238)	(1,238)
Repurchase of Series A Preferred Stock	—	—	(39,718)	(59)	—	—	—	(1,153)	(1,212)
Stock-based compensation	4,071	132	—	—	—	—	9,433	—	9,433
Remeasurement of convertible Series C, Series D, Series D-1 and Series E preferred stock	—	865,952	—	—	—	—	(10,106)	(855,846)	(865,952)
Net loss	—	—	—	—	—	—	—	(78,530)	(78,530)
Balance at September 30, 2020	12,202,320	$1,120,724	13,482,084	$25,354	171,230,240	$17	$—	$(1,099,867)	$(1,074,496)

See accompanying Notes to Financial Statements

Skillz Inc.
STATEMENTS OF CASH FLOWS
(In thousands; unaudited)
	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net loss	$(78,530)	$(14,919)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,092	455
Stock-based compensation	9,565	969
Accretion of unamortized discount and amortization of issuance costs	548	2,106
Fair value adjustment of financial instruments	20,808	(3,688)
Impairment charges	3,395	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(3,858)	(1,674)
Deferred offering costs	(13,507)	—
Accounts payable	3,078	(349)
Accrued professional fees related to deferred offering costs	12,199	—
Other liabilities	15,466	5,779
Net cash used in operating activities	(29,744)	(11,321)
Investing Activities
Purchases of property and equipment, including internal-use software	(3,009)	(2,134)
Net cash used in investing activities	(3,009)	(2,134)
Financing Activities
Payments for debt issuance costs	(201)	(80)
Payments under debt agreements	(10,000)	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	76,617	24,908
Proceeds from exercise of stock options and issuance of common stock	673	135
Payments made to repurchase common and preferred stock	(2,450)	—
Payments made towards deferred offering costs	(653)	—
Net cash provided by financing activities	63,986	24,963
Net change in cash, cash equivalents and restricted cash	31,233	11,508
Cash, cash equivalents and restricted cash – beginning of period	28,548	22,540
Cash, cash equivalents and restricted cash – end of period	$59,781	$34,048
Supplemental cash flow data:
Cash paid during the period for:
Interest	$800	$196
Noncash investing and financing activities:
Carrying value of long-term debt and accrued interest converted to redeemable convertible preferred stock	$—	$14,105
Remeasurement of redeemable convertible preferred stock	$865,952	$62,519
Settlement of the Redeemable convertible Series E preferred stock forward contract liability	$21,688	$—
Deferred offering costs in accounts payable and accrued liabilities	$12,795	$—
See accompanying Notes to Financial Statements

ARTICLE I.
Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
1. Description of the Business and Summary of Significant Accounting Policies
Business
Skillz Inc. (“Skillz” or “the Company”), originally formed as Professional Gaming, LLC on March 28, 2012, changed its name to Lookout Gaming, LLC on May 18, 2012, and to Skillz LLC on January 31, 2013, before finally converting to a Delaware corporation with the name Skillz Inc. on April 29, 2013.
Skillz is a mobile eSports platform, driving the future of entertainment by accelerating the convergence of sports, video games, media and network effects. The Company’s principal activities are to develop and support a proprietary online-hosted technology platform that enables independent game developers to host tournaments and provide competitive gaming activity (“Competitions”) to end-users worldwide.
Unaudited Interim Financial Information
These unaudited financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”) for interim reporting. Accordingly, certain notes or other information that are normally required by U.S. GAAP have been omitted if they substantially duplicate the disclosures contained in the Company’s annual audited financial statements. Accordingly, the unaudited financial statements should be read in connection with the Company’s audited financial statements and related notes as of December 31, 2019 and for the two years ended December 31, 2019 and 2018. The accompanying interim financial statements are unaudited; however, in the opinion of management they include all normal and recurring adjustments necessary for a fair presentation of the Company’s unaudited financial statements for the periods presented.
The accompanying unaudited financial statements include the accounts and operations of the Company.
Comprehensive Loss
Comprehensive loss includes all changes in equity during a period from non-owner sources. Through September 30, 2020, there are no components of comprehensive loss which are not included in net loss; therefore, a separate statement of comprehensive loss has not been presented.
Deferred Offering Costs
The Company has capitalized qualified legal, accounting and other direct costs related to its proposed merger with Flying Eagle Acquisition Corp., a Delaware corporation (“FEAC”). Deferred offering costs are included in other assets on the balance sheets and will be deferred until the completion of the merger with FEAC, at which time they will be deducted from the combined companies’ additional paid-in capital. If the Company terminates its planned merger or there is a significant delay, all of the deferred offering costs will be immediately written off to operating expenses. As of September 30, 2020, $13.5 million of deferred offering costs were capitalized.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenues and expenses during the periods presented. Estimates are used in several areas including, but not limited to, stock-based compensation and the redemption value of redeemable convertible preferred stock. The Company bases these estimates on historical experience and on various other assumptions that it believes

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities. Actual results could differ materially from these estimates.
2. End-user Incentive Programs
End-user incentive program costs consisted of the following for the nine months ended September 30, 2020 and September 30, 2019:
	Nine Months Ended September 30,
	2020	2019
Marketing promotions and discounts accounted for as a reduction of revenue	$36,577	$19,316
Marketing promotions accounted for as sales and marketing expense	61,351	32,189
Total cost of end-user incentive programs	$97,928	$51,505
For the nine months ended September 30, 2020, games provided by two developer partners accounted for 63% and 25% of the Company’s revenue. For the nine months ended September 30, 2019, games provided by two developer partners accounted for 83% and 7% of the Company’s revenue. The developer partner that accounted for the largest percentage of revenue for the nine months ended September 30, 2020 and 2019, was consistent for both periods, while the other two developer partners were not.
3. Balance Sheet Components
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and money market funds with maturities of three months or less when purchased.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following as of September 30, 2020 and December 31, 2019:
	September 30, 2020	December 31, 2019
Credit card processing reserve	$5,007	$2,650
Restricted cash	2,920	2,920
Prepaid expenses	1,260	2,460
Other current assets	765	1,434
Prepaid expenses and other current assets	$9,952	$9,464
Restricted cash consisted of cash pledged as collateral for a letter of credit for the Company’s new headquarters in San Francisco.
The Company recorded an impairment charge of $3.4 million related to prepaid expenses and other current assets for the nine months ended September 30, 2020, in connection with a lease agreement for corporate facilities.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
Property and Equipment, Net
Property and equipment consisted of the following as of September 30, 2020 and December 31, 2019:
	September 30, 2020	December 31, 2019
Capitalized internal-use software	$6,591	$3,554
Computer equipment and servers	539	458
Leasehold improvements	114	143
Furniture and fixtures	184	238
Construction in progress	468	519
Total property and equipment	7,896	4,912
Accumulated depreciation and amortization	(2,327)	(1,264)
Property and equipment, net	$5,569	$3,648
Depreciation and amortization expense related to property and equipment was $1.1 million and $0.5 million during the nine months ended September 30, 2020 and 2019, respectively.
Other Current Liabilities
Other current liabilities consisted of the following as of September 30, 2020 and December 31, 2019:
	September 30, 2020	December 31, 2019
Accrued sales and marketing expenses	$13,111	$1,542
Other accrued expenses	3,603	2,032
Accrued compensation	3,419	2,532
End-user liability, net	2,896	1,431
Other current liabilities	$23,029	$7,537
4. Fair Value
As of September 30, 2020 and December 31, 2019, the recorded values of cash and cash equivalents, restricted cash and accounts payable approximate their respective fair values due to the short-term nature of the instruments.
Cash and cash equivalents held by the Company as of September 30, 2020 and December 31, 2019 were $56.9 million and $25.6 million, respectively, and were comprised of cash on hand and money market funds classified within Level 1 of the fair value hierarchy.
As of September 30, 2020, the Company held a warrant to purchase preferred stock of a privately held company, which is recorded as a derivative asset within other long-term assets on the Company’s Balance Sheet. The derivative asset is subject to fair value measurement on a recurring basis. The Company measures the fair value of the warrant using a Black-Scholes option pricing model based on significant inputs not observable in the market, which causes the warrant to be classified as Level 3 within the fair value hierarchy. Changes in the fair value of the derivative asset are recognized within Other income (expense), net in the Statements of Operations. The Company determined the fair value of this warrant to be immaterial as of September 30, 2020.
Forward Contract Liability
The Company had no outstanding forward contract liability as it was settled during the nine months ended September 30, 2020.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
The Company measured the Redeemable convertible Series E preferred stock forward contract liability at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. Refer to Note 7 for more information about the Redeemable convertible Series E preferred stock forward contract liability. The valuation of the Redeemable convertible Series E preferred stock forward contract liability uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assessed these assumptions and estimates on an on-going basis during the nine months ended September 30, 2020 until settlement of the contract as additional data impacting the assumptions and estimates was obtained. Changes in the fair value of the Redeemable convertible Series E preferred stock forward contract liability related to updated assumptions and estimates are recognized within Other income (expense), net in the Statements of Operations.
The following table provides quantitative information associated with the fair value measurement of the Company’s Level 3 inputs as of September 10, 2020, the date in which the Redeemable convertible Series E preferred forward contract liability was settled:
	Fair Value as of September 10, 2020	Valuation Technique	Unobservable Input Description	Input
Redeemable convertible Series E preferred stock forward contract liability	$21,688	Discounted cash flow	Fair value of redeemable convertible Series E preferred stock	$9.17
The following table presents changes in Level 3 liabilities measured at fair value for the nine months ended September 30, 2020:
Series E forward contract liability
Fair value as of December 31, 2019	$—
Issuance of the Redeemable convertible Series E preferred stock forward contract liability	—
Change in fair value	21,688
Settlement of the Redeemable convertible Series E preferred stock forward contract liability	(21,688)
Fair value as of September 30, 2020	$—
The fair value of the redeemable convertible Series E preferred stock forward contract liability as of the September 10, 2020 settlement date was determined by multiplying the number of additional shares issued by the Company by the difference between the issuance price in accordance with the forward contract agreement and the estimated fair value of the redeemable convertible Series E preferred stock.
Redeemable Convertible Preferred Stock
The Company’s recurring Level 3 fair value measurements include the redeemable convertible preferred stock. The redeemable convertible Series C, Series D, Series D-1, and Series E preferred stock is probable of becoming redeemable in the future and is recorded at its maximum redemption amount, which is the greater of the original issue price or the then-current fair value, at each balance sheet date.
The fair value of the redeemable convertible preferred stock was estimated based on the Company’s enterprise value contemplated in the business combination agreement with Flying Eagle Acquisition Corp. divided by the number of outstanding shares of the Company on a fully diluted basis.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
5. Long-Term Debt
Components of long-term debt were as follows:
	September 30, 2020	December 31, 2019
2019 Mezzanine Term Loan	$—	$10,000
Unamortized debt discount	—	(372)
Net carrying amount	$—	$9,628
2019 Mezzanine Term Loan
In June 2020, the Company paid the $10.0 million outstanding principal amount related to the 2019 Mezzanine Loan, plus all accrued and unpaid interest. The Company recognized a loss on extinguishment of $0.4 million related to unamortized issuance costs within Interest expense in the Statements of Operations.
6. Commitments and Contingencies
Legal Matters
The Company is a party to certain claims, suits, and proceedings which arise in the ordinary course of business. The Company records a liability when it believes that it is probable that a loss will be incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the possible loss or range of loss. In the Company’s opinion, resolution of pending matters is not expected to have a material adverse impact on the results of operations, cash flows, or the Company’s financial position, as of September 30, 2020. Given the unpredictable nature of legal proceedings, there is a reasonable possibility that an unfavorable resolution of one or more such proceedings could in the future materially affect the results of operations, cash flows, or financial position in a particular period. However, based on the information known by the Company, any such amount is either immaterial or it is not possible to provide an estimated range of any such possible loss.
7. Preferred Stock
The authorized, issued and outstanding shares, issue price, conversion price, and liquidation preference of the Company’s preferred stock, including convertible preferred stock (Series A, Series A-1 and Series B) and redeemable convertible preferred stock (Series C, Series D, Series D-1, and Series E), as of the dates indicated were as follows (in thousands, except for share and per share data):
	September 30, 2020
	Shares		Per Share Price at Issuance	Per Share Conversion Price	Aggregate Liquidation Preference
	Authorized	Outstanding
Series A	5,929,441	5,520,423	$1.4700	$1.4700	$8,115
Series A-1	2,021,522	1,986,754	1.5100	1.5100	3,000
Series B	6,053,784	5,974,907	2.5356	2.5356	15,150
Series C	10,837,944	4,404,840	3.8798	3.8798	17,090
Series D	4,312,387	2,862,291	8.1474	8.1474	23,320
Series D-1	3,000,000	2,548,458	16.0746	16.0746	40,965
Series E	3,150,000	2,386,731	32.2080	32.2080	76,872
	35,305,078	25,684,404			$184,512

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
	December 31, 2019
	Shares		Per Share Price at Issuance	Per Share Conversion Price	Aggregate Liquidation Preference
	Authorized	Outstanding
Series A	5,929,441	5,560,141	$1.4700	$1.4700	$8,173
Series A-1	2,021,522	1,986,754	1.5100	1.5100	3,000
Series B	6,053,784	5,974,907	2.5356	2.5356	15,150
Series C	10,837,944	4,404,840	3.8798	3.8798	17,090
Series D	4,312,387	2,862,291	8.1474	8.1474	23,320
Series D-1	3,000,000	2,548,458	16.0746	16.0746	40,965
	32,155,078	23,337,391			$107,698
Issuance costs related to the convertible preferred stock are presented net against the proceeds within equity.
In April and May 2020, the Company received $65.0 million in cash proceeds from the issuance of redeemable convertible Series E preferred stock to private investors at a price per share of $32.208. Terms of the redeemable convertible Series E preferred stock are consistent with those of the redeemable convertible Series D-1 preferred stock, except that the redeemable convertible Series E preferred stock includes multiple issuances. The Series E Stock Purchase Agreement required the Company to issue and sell, and the Series E investors to purchase, additional shares of redeemable convertible Series E preferred stock subsequent to the initial closing (the “redeemable convertible Series E preferred stock forward contract liability”). The Company concluded that the redeemable convertible Series E preferred stock forward contract liability met the definition of a freestanding financial instrument, as it was legally detachable and separately exercisable from the initial closing of the redeemable convertible Series E preferred stock. The forward contract liability had an immaterial value at the issue date.
In September 2020, the Company received $11.7 million in cash proceeds as settlement for the outstanding redeemable convertible Series E preferred stock forward contract liability and issuance of the underlying redeemable convertible Series E preferred stock to a private investor at a price per share of $32.208. Upon settlement and issuance, the cash proceeds of $11.7 million and the fair value of the redeemable convertible Series E preferred stock forward contract liability of $21.7 million was recorded as Redeemable convertible preferred stock on the Company’s Balance Sheet. During the nine-months ended September 30, 2020, the Company recognized a non-cash charge of $21.7 million related to changes in the fair value of the redeemable convertible Series E preferred stock forward contract liability, which was included in Other income (expense), net in the Statement of Operations.
In September 2020, the Company repurchased 39,718 convertible Series A preferred shares from an external investor for $30.50 per share. The difference between the repurchase price and the original issuance price of the shares was recorded as an increase to accumulated deficit and to the net loss attributable to common stockholders.
Significant terms of the convertible Series A, Series A-1, and Series B, and redeemable convertible Series C, Series D, Series D-1, and Series E preferred stock (collectively, the “Preferred Stock”) are as follows:
Liquidation Preference
In the event of a liquidation event, such as a merger or consolidation, or sale, lease, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets, either voluntary or involuntary, the holders of preferred stock are entitled to receive out of the available assets of the Company, prior and in preference to any distribution to the holders of common stock, an amount per share equal to the greater

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
of (i) one (1) time the original issue price of the Preferred Stock plus any dividends declared but unpaid, or (ii) such amount per share as would have been payable had all shares of such preferred stock been converted into Class B common stock immediately prior to such liquidation, dissolution, winding up or Liquidation Event. Payment out of available assets will first be distributed to holders of the Series E preferred, Series D-1 preferred, and Series D preferred as a group, then Series C, B, and A-1 preferred as group, and last Series A preferred.
Dividends
The holders of shares of the preferred stock shall be entitled to receive dividends when and if declared by the board of directors, in preference of any dividend on the Company’s common stock. Such dividends shall not be cumulative or mandatory. No dividends have been declared in any period presented.
Voting
The holder of each share of the preferred stock shall be entitled to the number of votes equal to the number of Class B common stock into which such the preferred stock held by such holder are convertible.
Conversion
Each share of preferred stock shall be convertible, at the option of the holder, at any time, and without the payment of additional consideration by the holder, into a number of fully paid and nonassessable shares of Class B common stock that results from dividing the applicable original issue price for such series by the applicable conversion price in effect on the date of conversion (the “Conversion Rate”). Each share of the preferred shares shall automatically be converted into fully paid and nonassessable shares of Class B common stock at the Conversion Rate immediately upon the closing of an Initial Public Offering. Based on the conversion price set forth in the Company’s certificate of incorporation, amended in June 2018 to effect for a 10-for-1 stock split of its common stock, the Conversion Rate in effect as of and for the periods presented was ten shares of Class B common stock for each share of preferred stock.
Redemption
There are no redemption rights for the Series A, A-1, or B convertible preferred stock and the holders of these preferred shares cannot unilaterally force a liquidation of the Company. The Series C and D redeemable convertible preferred stock are redeemable at the holder’s option at any time after September 25, 2025, in three annual installments at the greater of the original issue price or then-current fair value. The Series D-1 redeemable convertible preferred stock are redeemable at the holder’s option at any time after August 29, 2026, in three annual installments at the greater of the original issue price or then-current fair value. The Series E redeemable convertible preferred stock are redeemable at the holder’s option at any time after April 15, 2027, in three annual installments at the greater of the original issue price or then-current fair value. As a result, the Series C, Series D, Series D-1, and Series E redeemable convertible preferred stock are redeemable and classified outside of permanent equity. The Company recorded adjustments of $866.0 million for the nine-month period ending September 30, 2020 to remeasure its redeemable convertible preferred stock to its fair value of $1.1 billion as of September 30, 2020. The Company recorded adjustments of $62.5 million for the nine-month period ending September 30, 2019 to remeasure its redeemable convertible preferred stock to its fair value of $156.3 million as of September 30, 2019.
8. Stockholders’ Deficit
Common Stock
As of September 30, 2020, the Board of Directors has authorized the Company to issue 110 million shares of Class A common stock and 505 million shares of Class B common stock, each with a par value of

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
$0.0001 per share. Holders of common stock are entitled to dividends when and if declared by the Board of Directors, subject to the rights of the holders of all classes of stock outstanding having priority rights to dividends. As of September 30, 2020, no dividends have been declared.
Class A Common Stock
As of September 30, 2020, there were 109,885,079 shares of Class A common stock issued and outstanding. As of December 31, 2019, there were 99,014,030 shares of Class A common stock issued and outstanding. Each holder of Class A common stock shall have ten votes per share of Class A common stock. Class A common stock converts to Class B common stock upon transfer or election of the stockholder.
Class B Common Stock
As of September 30, 2020, there were 61,345,161 shares of Class B common stock issued and outstanding. As of December 31, 2019, there were 50,525,891 shares of Class B common stock issued and outstanding. Each holder of Class B common stock shall have the right to one vote per share of Class B common stock.
Convertible Preferred Stock
The Company’s Series A, Series A-1, and Series B convertible preferred stock are classified within Stockholders’ deficit. Refer to Note 7 for further description of the Company’s preferred stock issuances.
9. Stock Based Compensation
The following table summarizes stock-based compensation expense recognized for the nine months ended September 30, 2020 and 2019, as follows:
	Nine Months Ended September 30,
	2020	2019
Research and development	$1,544	$124
Sales and marketing	1,542	95
General and administrative	6,479	750
Total stock-based compensation expense	$9,565	$969
Equity Incentive Plans
2017 Equity Incentive Plan
During the nine months ended September 30, 2020, the Board of Directors reserved an additional 42,303,790 shares of the Company’s common stock for issuance under the 2017 Plan.
Under the 2017 Plan, stock options are to be granted at a price that is not less than 100% of the fair market value of the underlying common stock at the time of grant. Options granted to newly hired employees typically vest 25% on the first anniversary date of hire and ratably each quarter over the ensuing 36-month period.

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
Stock Options
Stock option activity for the Plans in the nine months ended September 30, 2020 is as follows (in thousands, except for share and per share data):
		Options Outstanding
	Number of Shares Available for Issuance Under the Plan	Number of Shares Outstanding Under the Plan	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance at December 31, 2019	3,855,385	38,794,307	$0.14	7.67	$13,056
Additional shares authorized	42,303,790	—	—
Options granted	(31,629,055)	31,629,055	0.82
Options exercised(1)	—	(22,257,454)	0.68
Options canceled	7,053,029	(7,357,510)	0.39
Balance at September 30, 2020	21,583,149	40,808,398	0.33	7.61	354,489
Exercisable at December 31, 2019		20,379,015	0.06	6.85	8,492
Exercisable at September 30, 2020		20,890,313	0.08	6.39	186,721
Unvested at December 31, 2019		18,415,292	0.23	8.58	4,564
Unvested at September 30, 2020		19,918,085	0.59	8.89	167,768

(1)
The number of options exercised includes early exercises related to the Executive grants noted below.

The number of unvested stock options as of September 30, 2020 and December 31, 2019 does not include 24.3 million and 11.0 million shares of restricted common stock issued upon the early exercise of certain Executive grants described below.
As of September 30, 2020, unrecognized stock-based compensation expense related to unvested stock options and restricted common stock was approximately $68.6 million. The weighted-average period over which such compensation expense will be recognized is approximately 2 years.
The aggregate intrinsic value of options exercised was $47.8 million and $1.0 million during the nine months ended September 30, 2020 and 2019, respectively.
The assumptions used to estimate the fair value of stock options granted and the resulting fair values for the nine months ended September 30, 2020 were as follows:
September 30, 2020
Expected volatility	47.24% – 48.93%
Risk-free interest rate	0.35% – 1.44%
Expected term (in years)	5.95 – 6.25
Expected dividend yield	—
Weighted average estimated fair value of stock options granted during the period	$2.22

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
Executive grants
2020 CEO Executive Grant
On April 15, 2020, the Board of Directors approved a grant to the Company’s co-founder and Chief Executive Officer of options to purchase shares of Class A common stock at an exercise price of $0.86 per share.
The option was to purchase 13,279,768 shares of Class A common stock, which vest subject to continuous service over a four-year period, whereby 25% of the shares shall vest on the one year anniversary of the grant date and 6.25% of the shares vest quarterly thereafter. Vesting will accelerate and (i) vest as to 50% of the then-outstanding shares upon the consummation of an IPO; and (ii) vest as to 100% of the then-outstanding shares upon the earlier of (A) the consummation of an Exit Transaction and (B) termination of service by the Company other than for cause (as defined by the plan), subject to continuous services through the consummation of such event. The grant date fair value of this option was estimated based on the Black-Scholes Model (“BSM”) pricing model, and the total compensation expense that will be recognized over the requisite service period is $21.5 million. As of September 30, 2020, the Company recognized $2.5 million in compensation expense related to this grant. In connection with the merger agreement with Flying Eagle Acquisition Corp., the CEO elected to waive the right to vest as to 100% of the then-outstanding shares upon the consummation of an Exit Transaction.
On May 14, 2020, the option to purchase shares of Class A common stock was early exercised by entering into a promissory note and security agreement with the Company. The promissory note includes outstanding principal of $11.4 million and bears interest at a rate of 0.58%, compounded annually. The principal amount of the promissory note, together with all accrued but unpaid interest, shall become due upon the first to occur of (i) immediately prior to the closing of a deemed liquidation event or Exit Transaction, (ii) termination of the grantee’s employment, (iii) immediately prior to the filing of a registration statement under the Securities Act of 1933, (iv) immediately prior to this note becoming prohibited under Section 13(k) of the Securities Exchange Act of 1934, and (v) nine years. The promissory note is deemed to be non-recourse. Accordingly, the promissory note was recorded as a reduction to Additional paid-in capital, offsetting the proceeds from the early exercise, rather than as a note receivable on the Company’s Balance Sheet. The 13,279,768 shares issued related to the 2020 CEO Executive grants are included in Class A common stock issued and outstanding within these financial statements as they provide the holder with stockholder rights, such as the right to vote the shares with the other holders of Class A common stock and a right to cumulative declared dividends.
2020 CRO Executive Grant
On April 15, 2020, the Board of Directors approved a grant to the Company’s co-founder and Chief Revenue Officer of two separate options to purchase shares of Class B common stock at an exercise price of $0.86 per share.
The first option was to purchase 2,479,849 shares of Class B common stock, which vest subject to continuous service over a four-year period, whereby 25% of the shares shall vest on the one year anniversary of the grant date and 6.25% of the shares vest quarterly thereafter. Vesting will accelerate and (i) vest as to 50% of the then-outstanding shares upon the consummation of an IPO; and (ii) vest as to 100% of the then-outstanding shares upon the earlier of (A) the consummation of an Exit Transaction and (B) termination of service by the Company other than for cause (as defined by the plan), subject to continuous services through the consummation of such event. The grant date fair value of this option was estimated based on the BSM pricing model, and the total compensation expense that will be recognized over the requisite service period is $3.5 million. As of September 30, 2020, the Company recognized $0.4 million in compensation expense related to this grant. In connection with the merger agreement with Flying

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
Eagle Acquisition Corp., the CRO elected to waive his right to vest as to 100% of the then-outstanding shares upon the consummation of an Exit Transaction.
The second option was to purchase 1,239,925 shares of Class B common stock, which vest subject to continuous service and the achievement of five market condition targets related to the valuation of the Company, ranging from $1.5 billion to $2.7 billion, upon closing of either an Exit Transaction, Financing Event, or Initial Public Offering, on or before April 15, 2024 (“CRO Market Condition Grant”). The CRO Market Condition Grant has implied performance-based vesting conditions because no shares will vest unless the Exit Transaction, Financing Event, or Initial Public Offering occur. Accordingly, as of September 30, 2020, all compensation expense related to the Market Condition Grant remained unrecognized because the performance-based vesting condition was not deemed probable of being achieved. The $2.0 million grant date fair value of the CRO Market Condition Grant, estimated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the market condition targets may not be satisfied, will be recognized as compensation expense when the performance conditions are met.
On May 14, 2020, the two separate options to purchase shares of Class B common stock were early exercised by entering into a promissory note and security agreement with the Company. The promissory note includes outstanding principal of $3.2 million and bears interest at a rate of 0.58%, compounded annually. The principal amount of the promissory note, together with all accrued but unpaid interest, shall become due upon the first to occur of (i) immediately prior to the closing of a deemed liquidation event or Exit Transaction, (ii) termination of the grantee’s employment, (iii) immediately prior to the filing of a registration statement under the Securities Act of 1933, (iv) immediately prior to this note becoming prohibited under Section 13(k) of the Securities Exchange Act of 1934, and (v) nine years. The promissory note is deemed to be non-recourse and recorded as a reduction to Additional paid-in capital, offsetting the proceeds from the early exercise, rather than as a note receivable on the Company’s Balance Sheet. The total 3,719,774 shares issued related to the co-founder grants are included in Class B common stock issued and outstanding within these financial statements as they provide the holder with stockholder rights, such as the right to vote the shares with the other holders of Class B common stock and a right to cumulative declared dividends.
2020 CTO Executive Grant
On June 8, 2020, the Board of Directors approved a grant to the Company’s Chief Technology Officer of two separate options to purchase shares of Class A common stock at an exercise price of $0.99 per share.
The first option was to purchase 2,035,520 shares of Class A common stock, which vest subject to continuous service over a four-year period, whereby 25% of the shares shall vest on the one year anniversary of the grant date and 6.25% of the shares vest quarterly thereafter. Vesting will accelerate and (i) vest as to 50% of the then-outstanding shares upon the consummation of an IPO; and (ii) vest as to 100% of the then-outstanding shares upon the earlier of (A) the consummation of an Exit Transaction and (B) termination of service by the Company for cause (as defined by the plan), subject to continuous services through the consummation of such event. The grant date fair value of this option was estimated based on the BSM pricing model, and the total compensation expense that will be recognized over the requisite service period is $9.0 million. As of September 30, 2020, the Company recognized $0.4 million in compensation expense related to this grant. In connection with the merger agreement with Flying Eagle Acquisition Corp., the CTO elected to waive the right to vest as to 100% of the then-outstanding shares upon the consummation of an Exit Transaction.
The second option was to purchase 1,231,244 shares of Class A common stock, which vest subject to continuous service and the achievement of five market condition targets related to the valuation of the Company, ranging from $1.8 billion to $3.0 billion, upon closing of either an Exit Transaction, Financing Event, or Initial Public Offering, on or before June 8, 2024 (“CTO Market Condition Grant”). The CTO

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
Market Condition Grant has implied performance-based vesting conditions because no shares will vest unless the Exit Transaction, Financing Event, or Initial Public Offering occur. Accordingly, as of September 30, 2020, all compensation expense related to the CTO Market Condition Grant remained unrecognized because the performance-based vesting condition was not deemed probable of being achieved. The $3.7 million grant date fair value of the CTO Market Condition Grant, estimated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the market condition targets may not be satisfied, will be recognized as compensation expense when the performance conditions are met.
Other Stock-Based Compensation
During the nine months ended September 30, 2019, certain existing and new investors acquired $0.7 million of outstanding Class B common stock from a current employee at a purchase price greater than the estimated fair value at the time of the transactions. The Company recorded stock-based compensation expense for the difference between the price paid and the estimated fair value on the date of the transactions of $0.5 million in general and administrative expense.
In April and May 2020, certain existing and new investors acquired $11.0 million of outstanding Class B common stock from employees. The Company recorded stock-based compensation expense for the difference between the price paid and the estimated fair value on the date of the transaction of $2.3 million in general and administrative, $0.7 million in sales and marketing, and $0.4 million in research and development.
In August 2020, the Company’s board of directors granted an executive officer 3,691,455 non-qualified stock options, which vest 25% on the one year anniversary of the start of the vesting period, and 6.25% after each three months of continuous service subsequent to the first year. The grant date fair value of this option was estimated based on the BSM pricing model, and the total compensation expense that will be recognized over the requisite service period is $23.5 million. As of September 30, 2020, the Company recognized $0.9 million in compensation expense related to this grant.
10. Income Taxes
The Company’s income tax provision was $0.1 million and $0 for the nine months ended September 30, 2020 and 2019, respectively. The income tax expense for the nine months ended September 30, 2020 was attributable to state income taxes. For the periods presented, the difference between the U.S. statutory rate and the Company’s effective tax rate is primarily due to the full valuation allowance on its deferred tax assets.
The Company periodically evaluates the realizability of its net deferred tax assets based on all available evidence, both positive and negative. The realization of net deferred tax assets is dependent on the Company’s ability to generate sufficient future taxable income during periods prior to the expiration of tax attributes to fully utilize these assets. As of September 30, 2020, the Company continues to maintain a full valuation allowance on its deferred tax assets.
11. Related-Party Transactions
Aside from preferred financing equity transactions discussed in Note 7 and Executive grants discussed in Note 9, the Company did not have any other significant related party transactions for the nine months ended September 30, 2020 and 2019.
12. Net Loss Per Share
The Company computes net loss per share of the Class A Common Stock and Class B Common Stock using the two-class method required for participating securities. Basic and diluted loss per share was the same for each period presented as the inclusion of all potential Class A Common Stock and Class B Common

Skillz Inc.
Notes to Financial Statements
(Amounts in tables are in thousands, unless otherwise noted; unaudited)
Stock outstanding would have been antidilutive. Basic and diluted loss per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights. The following table sets forth the computation of basic and diluted loss per Class A Common Stock and Class B Common Stock (in thousands, except for share and per share data):
	Nine Months Ended September 30,
	2020	2019
Numerator:
Net loss	$(78,530)	$(14,919)
Remeasurement of redeemable convertible preferred stock	(865,952)	(62,519)
Deemed dividend related to repurchase of preferred stock dividends	(1,153)	—
Net loss attributable to common stockholders – Basic and diluted	(945,635)	(77,438)
Denominator:
Weighted average common shares outstanding – Basic and diluted	142,475,767	134,316,073
Net loss per share attributable to common stockholders – Basic and diluted	$(6.64)	$(0.58)
The following common stock equivalents were considered antidilutive, and therefore, excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented (share numbers are not in thousands):
	Number of Securities Outstanding at September 30,
	2020	2019
Redeemable convertible preferred stock	122,023,200	98,155,890
Convertible preferred stock	134,820,840	135,218,020
Preferred stock warrants	3,893,880	3,893,880
Common stock warrants	971,842	238,510
Common stock options	65,145,619	50,266,634
Total	326,855,381	287,772,934
13. Segment Information
The Company operates in a single segment.
As of and for the nine months ended September 30, 2020 and 2019, the Company did not have material revenue earned or assets located outside of the United States.
14. Subsequent Events
For its unaudited interim financial statements as of September 30, 2020 and the nine-month period then ended, the Company has evaluated the effects of subsequent events through November 17, 2020, which is the date that these unaudited interim financial statements were available to be issued.
In October 2020, the Company amended its certificate of incorporation to increase the number of Class A shares authorized for issuance from 110 million to 125 million shares.